CWABS Asset-Backed Certificates Trust 2006-20
Issuing Entity

Final Term Sheet

$976,000,100 (Approximate)

CWABS, Inc.
Depositor

Countrywide Home Loans, Inc.
Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-866-500-5409.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

FREE WRITING PROSPECTUS DATED NOVEMBER 8, 2006
Distributions are payable on the 25th day of each month, beginning in November 2006
________________

The following classes of certificates are being offered pursuant to this free writing prospectus:

Class	Original Certificate Principal Balance(1)	Price to Public	Underwriting Discount	Proceeds to Depositor(2)	Class	Original Certificate Principal Balance(1)	Price to Public	Underwriting Discount	Proceeds to Depositor(2)
1-A	$292,425,000	100.00000%	0.10417%	99.89583%	M-4	$14,500,000	100.00000%	1.05000%	98.95000%
2-A-1	$232,258,000	100.00000%	0.05250%	99.94750%	M-5	$14,000,000	100.00000%	1.25000%	98.75000%
2-A-2	$ 61,748,000	100.00000%	0.10417%	99.89583%	M-6	$10,500,000	100.00000%	1.66667%	98.33333%
2-A-3	$176,730,000	100.00000%	0.10417%	99.89583%	M-7	$9,500,000	100.00000%	1.87500%	98.12500%
2-A-4	$ 72,339,000	100.00000%	0.15625%	99.84375%	M-8	$7,500,000	(3)	(3)	(3)
M-1	$ 32,000,000	100.00000%	0.41667%	99.58333%	M-9	$7,000,000	(3)	(3)	(3)
M-2	$ 29,000,000	100.00000%	0.58333%	99.41667%	A-R	$100	(4)	(4)	(4)
M-3	$ 16,500,000	100.00000%	0.83333%	99.16667%
_____________
(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 10%.
(2)	Before deducting expenses payable by the Depositor estimated to be approximately $875,000 in the aggregate.
(3)	The Class M-8 and Class M-9 Certificates will be offered to the public at varying prices to be determined at the time of sale.
(4)	The Class A-R Certificates will not be purchased by the underwriters and are being transferred to Countrywide Home Loans, Inc. as partial consideration for the sale of the mortgage loans.

Issuing Entity

CWABS Asset-Backed Certificates Trust 2006-20, a common law trust formed under the laws of the State of New York.

Depositor

CWABS, Inc., a Delaware corporation and a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. Other sellers may include one or more special purpose entities established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

Master Servicer

Countrywide Home Loans Servicing LP.

Trustee

The Bank of New York, a New York banking corporation.

Co-Trustee

The Bank of New York Trust Company, N.A.

The NIM Insurer

After the closing date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guarantee payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the “NIM Insurer”. The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor, the trustee and the co-trustee, under which the issuing entity will be formed.

Cut-off Date

Initial Mortgage Loans:

For any initial mortgage loan, the later of October 1, 2006 and the origination date of that mortgage loan (referred to as the initial cut-off date).

Subsequent Mortgage Loans:

For any subsequent mortgage loan, the later of the first day of the month of the related subsequent transfer date and the origination date of that subsequent mortgage loan (referred to as the subsequent cut-off date).

Closing Date

On or about November 8, 2006.

Pre-Funding

On the closing date, the depositor may deposit an amount of up to 25% of the initial aggregate certificate principal balance of the certificates issued by the issuing entity in a pre-funding account (referred to as the pre-funded amount). Any pre-funded amount will be allocated between the loan groups so that the amount allocated to any loan group will not exceed 25% of the initial aggregate certificate principal balance of the classes of certificates related to that loan group.

Funding Period:

Any funding period will begin on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than $175,000 and (y) December 22, 2006.

Use of Pre-Funded Amount:

Any pre-funded amount is expected to be used to purchase subsequent mortgage loans. Any pre-funded amount not used during the funding period to purchase subsequent mortgage loans will be distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Restrictions on Subsequent Mortgage Loan Purchases:

Purchases of subsequent mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the related loan group following the acquisition of the subsequent mortgage loans, as described in this free writing prospectus.

Interest Shortfall Payments:

To the extent needed to make required interest payments on the interest-bearing certificates on or prior to the January 2007 distribution date, Countrywide Home Loans, Inc. will make interest shortfall payments to the issuing entity to offset shortfalls in interest collections attributable to the pre-funding mechanism or because newly originated loans do not have a payment due date in the due period related to the subject distribution date.

The Mortgage Loans

The mortgage pool will consist of fixed and adjustable rate, credit-blemished mortgage loans that are secured by first liens on one- to four- family residential properties. The mortgage loans will be divided into two separate groups. Each group of mortgage loans is referred to as a “loan group”. Loan group 1 will consist of first lien conforming balance fixed and adjustable rate mortgage loans. Loan group 2 will consist of first lien fixed and adjustable rate mortgage loans.

Statistical Calculation Information

The statistical information presented in this free writing prospectus relates to a statistical calculation pool that does not reflect all of the mortgage loans that will be included in the issuing entity. Additional mortgage loans will be included in the mortgage pool on the closing date, and subsequent mortgage loans may be included during the funding period. In addition, certain mortgage loans in the statistical calculation pool may not be included in the mortgage pool on the closing date because they have prepaid in full or were determined not to meet the eligibility requirements for the mortgage pool.

The information with respect to the statistical calculation pool is, unless otherwise specified, based on the scheduled principal balances as of October 1, 2006, which is the statistical calculation date. The aggregate stated principal balance of the statistical calculation pool as of the statistical calculation date is referred to as the statistical calculation date pool principal balance. As of the statistical calculation date, the statistical calculation date pool principal balance was approximately $671,037,693.

Unless otherwise noted, all statistical percentages are measured by the statistical calculation date pool principal balance.

As of the statistical calculation date, the group 1 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance	$348,925,724

Weighted Average Mortgage Rate	8.471%

Range of Mortgage Rates	5.500% to 14.800%

Average Current Principal Balance	$172,736

Range of Current Principal Balances	$29,390 to $540,000

Weighted Average Original Loan-to-Value Ratio	78.52%

Weighted Average Original Term to Maturity	383 months

Weighted Average Credit Bureau Risk Score	590 points

Weighted Average Remaining Term to Stated Maturity	382 months

Weighted Average Gross Margin*	6.590%

Weighted Average Maximum Mortgage Rate*	15.213%

Weighted Average Minimum Mortgage Rate*	8.361%

Percentage Originated under Full Doc Program	66.88%

Geographic Concentrations in excess of 10%:

California	14.20%

Florida	11.69%
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* Percentage presented only reflects those group 1 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

As of the statistical calculation date, the group 2 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance	$322,111,969

Weighted Average Mortgage Rate	8.421%

Range of Mortgage Rates	5.750% to 14.375%

Average Current Principal Balance	$215,604

Range of Current Principal Balances	$13,689 to $999,294

Weighted Average Original Loan-to-Value Ratio	80.55%

Weighted Average Original Term to Maturity	376 months

Weighted Average Credit Bureau Risk Score	609 points

Weighted Average Remaining Term to Stated Maturity	376 months

Weighted Average Gross Margin*	6.748%

Weighted Average Maximum Mortgage Rate*	15.489%

Weighted Average Minimum Mortgage Rate*	8.595%

Percentage Originated under Full Doc Program	59.49%

Geographic Concentrations in excess of 10%:

California	25.80%

Florida	14.20%
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* Percentage presented only reflects those group 2 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

Additional information regarding the mortgage loans in the statistical calculation pool is attached as Annex A to this free writing prospectus.

The following characteristics of each loan group in the initial mortgage pool as of the initial cut-off date and the final mortgage pool following any pre-funding period (measured as of the initial cut-off date for initial mortgage loans and as of the applicable subsequent cut-off date for any subsequent mortgage loans) will not vary from the corresponding characteristics of the statistical calculation pool by more than the permitted variance shown in the following table:

Characteristic	Permitted Variance/Maximum

Weighted Average Mortgage Rate	±0.10%

Weighted Average Original Loan-to-Value Ratio	±3.00%

Weighted Average Credit Bureau Risk Score	±5 points

Percentage Originated under Full Doc Program	±3.00%

Weighted Average Gross Margin of Adjustable Rate Mortgage Loans	±0.10%

Maximum California Concentration	50.00%

Description of the Certificates

The issuing entity will issue the following classes of certificates:

Class	Original Certificate Principal Balance (1)	Type	Last Scheduled Distribution Date	Initial Rating (Moody’s) (2)	Initial Rating (S&P) (2)
Offered Certificates
1-A	$292,425,000	Senior/Adjustable Rate	September 2035	Aaa	AAA
2-A-1	$232,258,000	Senior/Adjustable Rate	April 2028	Aaa	AAA
2-A-2	$61,748,000	Senior/Adjustable Rate	September 2029	Aaa	AAA
2-A-3	$176,730,000	Senior/Adjustable Rate	March 2034	Aaa	AAA
2-A-4	$72,339,000	Senior/Adjustable Rate	September 2035	Aaa	AAA
M-1	$32,000,000	Subordinate/Adjustable Rate	January 2036	Aa1	AA+
M-2	$29,000,000	Subordinate/Adjustable Rate	June 2036	Aa2	AA
M-3	$16,500,000	Subordinate/Adjustable Rate	September 2036	Aa3	AA
M-4	$14,500,000	Subordinate/Adjustable Rate	October 2036	A1	AA
M-5	$14,000,000	Subordinate/Adjustable Rate	December 2036	A2	A+
M-6	$10,500,000	Subordinate/Adjustable Rate	February 2037	A3	A
M-7	$9,500,000	Subordinate/Adjustable Rate	March 2037	Baa1	A-
M-8	$7,500,000	Subordinate/Adjustable Rate	April 2037	Baa2	BBB+
M-9	$7,000,000	Subordinate/Adjustable Rate	April 2037	Baa3	BBB
A-R	$ 100	Senior/REMIC Residual	November 2006	Aaa	AAA
Non-Offered Certificates (3)
B	$6,500,000	Subordinate/Adjustable Rate	April 2037	Ba1	BBB-
P	$100	Prepayment Charges	N/A	N/R	N/R
C	N/A	Residual	N/A	N/R	N/R
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(1)
This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date and any amount deposited in the pre-funding account.

(2)
The offered certificates will not be offered unless they are assigned the indicated ratings by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”). “N/R” indicates that the agency was not asked to rate the certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)
The Class B, Class P and Class C Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B, Class P and Class C Certificates is provided only to permit a better understanding of the offered certificates.

The certificates will also have the following characteristics:

Class	Related Loan Group	Pass-Through Rate On or Before Optional Termination Date	Pass-Through Rate After Optional Termination Date	Delay/Accrual Period	Interest Accrual Convention
Offered Certificates
1-A	1	LIBOR + 0.140% (1)	LIBOR + 0.280% (1)	(2)	Actual/360 (3)
2-A-1	2	LIBOR + 0.050% (1)	LIBOR + 0.100% (1)	(2)	Actual/360 (3)
2-A-2	2	LIBOR + 0.120% (1)	LIBOR + 0.240% (1)	(2)	Actual/360 (3)
2-A-3	2	LIBOR + 0.150% (1)	LIBOR + 0.300% (1)	(2)	Actual/360 (3)
2-A-4	2	LIBOR + 0.230% (1)	LIBOR + 0.460% (1)	(2)	Actual/360 (3)
M-1	1 and 2	LIBOR + 0.250% (1)	LIBOR + 0.375% (1)	(2)	Actual/360 (3)
M-2	1 and 2	LIBOR + 0.290% (1)	LIBOR + 0.435% (1)	(2)	Actual/360 (3)
M-3	1 and 2	LIBOR + 0.340% (1)	LIBOR + 0.510% (1)	(2)	Actual/360 (3)
M-4	1 and 2	LIBOR + 0.380% (1)	LIBOR + 0.570% (1)	(2)	Actual/360 (3)
M-5	1 and 2	LIBOR + 0.400% (1)	LIBOR + 0.600% (1)	(2)	Actual/360 (3)
M-6	1 and 2	LIBOR + 0.500% (1)	LIBOR + 0.750% (1)	(2)	Actual/360 (3)
M-7	1 and 2	LIBOR + 0.900% (1)	LIBOR + 1.350% (1)	(2)	Actual/360 (3)
M-8	1 and 2	LIBOR + 1.600% (1)	LIBOR + 2.400% (1)	(2)	Actual/360 (3)
M-9	1 and 2	LIBOR + 1.750% (1)	LIBOR + 2.625% (1)	(2)	Actual/360 (3)
A-R	1 and 2	(4)	(4)	N/A	N/A
Non-Offered Certificates
B	1 and 2	LIBOR + 1.750% (1)	LIBOR + 2.625% (1)	(2)	Actual/360 (3)
P	1 and 2	N/A	N/A	N/A	N/A
C	1 and 2	N/A	N/A	N/A	N/A
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(1)
The pass-through rate for this class of certificates may adjust monthly, will be subject to increase after the optional termination date as shown in this table and will be subject to an interest rate cap, in each case as described in this free writing prospectus under “Description of the Certificates — Distributions — Distributions of Interest”. LIBOR refers to One-Month LIBOR for the related accrual period calculated as described in this free writing prospectus under “Description of the Certificates — Calculation of One-Month LIBOR”.

(2)
The accrual period for any distribution date will be the period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. These certificates will settle without accrued interest.

(3)	Interest accrues at the rate specified in this table based on a 360-day year and the actual number of days elapsed during the related accrual period.

(4)	The Class A-R Certificates will not accrue any interest.

Designations

Designation	Class of Certificates

Class A Certificates:	Class 1-A and Class 2-A Certificates.

Class 2-A Certificates:	Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates.

Senior Certificates:	Class A and Class A-R Certificates.

Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

Subordinate Certificates:	Class M and Class B Certificates.

Adjustable Rate Certificates or Swap Certificates:	Class A Certificates and Subordinate Certificates.

Offered Certificates:	Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class A-R Certificates.

Record Date

Adjustable Rate Certificates:

The business day immediately preceding a distribution date, or if the adjustable rate certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Class A-R Certificates:

With respect to the first distribution date, the closing date, and with respect to each subsequent distribution date, the last business day of the month preceding the month of a distribution date.

Denominations

$20,000 and multiples of $1 in excess thereof, except that the Class A-R Certificates will be issued as two certificates in the denominations specified in the pooling and servicing agreement.

Registration of Certificates

Adjustable Rate Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

Beginning on November 27, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

Interest Payments

On each distribution date, holders of each class of interest-bearing certificates will be entitled to receive:

•	the interest that has accrued during the related accrual period at the related pass-through rate on the certificate principal balance immediately prior to the applicable distribution date, and

•	any interest due on a prior distribution date that was not paid.

The accrual period, interest calculation convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page S-5.

For each class of subordinate certificates, any interest carry forward amount (which is interest due on a prior distribution date that was not paid on a prior distribution date) will be payable from excess cashflow and from amounts in the swap trust, in each case as and to the extent described in this free writing prospectus.

There are certain circumstances that could reduce the amount of interest paid to you.

Principal Payments

On each distribution date, certificateholders will receive a distribution of principal on their certificates only if there is cash available on that date for the payment of principal. The priority of payments will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.

Amounts Available for Distributions on the Certificates

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after the fees and expenses as described below are subtracted):

•	scheduled payments of interest on the mortgage loans collected during the applicable period (other than any credit comeback excess amounts);

•	interest on prepayments to the extent not allocable to the master servicer as additional servicing compensation;

•	interest amounts advanced by the master servicer and any required compensating interest paid by the master servicer related to certain prepayments on certain mortgage loans;

•	liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to interest); and

•	the amount, if any, of the seller interest shortfall payment paid by Countrywide Home Loans, Inc. on any distribution date on or prior to the January 2007 distribution date.

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts (after fees and expenses as described below are subtracted) with respect to the mortgage loans in a loan group:

•	scheduled payments of principal of the mortgage loans collected during the applicable period or advanced by the master servicer;

•	prepayments collected in the applicable period;

•	the stated principal balance of any mortgage loans repurchased by a seller or purchased by the master servicer;

•	the excess, if any, of the stated principal balance of a deleted mortgage loan over the stated principal balance of the related substitute mortgage loan;

•	liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to principal);

•
excess interest (to the extent available) to maintain or restore the targeted overcollateralization level as described under “Description of the Certificates — Overcollateralization Provisions” in this free writing prospectus; and

•	the amount, if any, allocated to that loan group and remaining on deposit in the pre-funding account on the distribution date following the end of the funding period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

•
the master servicing fee and additional servicing compensation (as described in this free writing prospectus under “Description of the Certificates — Withdrawals from the Collection Account” and “—Withdrawals from the Distribution Account”) due to the master servicer;

•	the pro rata portion of the trustee fee due to the trustee;

•	amounts reimbursed to the master servicer and the trustee in respect of advances previously made by them and other amounts for which the master servicer and servicer are entitled to be reimbursed;

•	all prepayment charges (which are distributable only to the Class P Certificates);

•	all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed;

•	the premiums for the mortgage insurance on the related covered mortgage loans; and

•	the pro rata portion of any net swap payments or any termination payment payable to the swap counterparty (other than a swap termination payment resulting from a swap counterparty trigger event).

These amounts will reduce the amount that could have been distributed to the certificateholders.

Final Maturity Reserve Fund

On each distribution date beginning on the distribution date in November 2016 and ending on the final maturity reserve funding date, if the aggregate stated principal balance of the mortgage loans having an original term to maturity of 40 years as of the first day of the related due period is greater than the 40-year target for such distribution date, an amount equal to the lesser of (a) the product of (i) 0.80% and (ii) the aggregate stated principal balance of the mortgage loans with original terms to maturity of 40 years, and (b) the excess of (i) the final maturity funding cap for such distribution date over (ii) the amount on deposit in the final maturity reserve fund immediately prior to such distribution date will be deposited in the final maturity reserve fund until the amount on deposit in the final maturity reserve fund is equal to the final maturity funding cap. On the distribution date in October 2036, any amounts on deposit in the final maturity reserve fund will be distributed to the certificates as described in this free writing prospectus. Upon termination of the issuing entity, any amounts remaining in the final maturity reserve fund will be distributed to the Class C Certificates.

Servicing Compensation

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.50% per annum (referred to as the servicing fee rate).

Additional Servicing Compensation:

The master servicer is also entitled to receive additional servicing compensation from amounts in respect of interest paid on certain principal prepayments, late payment fees, assumption fees and other similar charges (excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity’s accounts.

Source and Priority of Payments:

These amounts will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Payments; Distributions of Interest

In general, on any distribution date, the loan group 1 and loan group 2 interest funds will be distributed in the following order:

•	from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the final maturity reserve fund, the required final maturity deposit,

•
from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the swap account, the amount of any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) payable to the swap counterparty;

•	from loan group 1 interest funds, to the Class 1-A Certificates, current interest and interest carry forward amount;

•	from loan group 2 interest funds, concurrently, to each class of Class 2-A Certificates, current interest and interest carry forward amount, pro rata based on their respective entitlements;

•
from remaining loan group 1 and loan group 2 interest funds, to each class of Class A Certificates, any remaining unpaid current interest and any interest carry forward amount, allocated pro rata based on the certificate principal balance of each class of Class A Certificates, with any remaining amounts allocated based on any remaining unpaid current interest and interest carry forward amount for each class of Class A Certificates;

•
from any remaining loan group 1 and loan group 2 interest funds, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, current interest for each class; and

•	from any remaining loan group 1 and loan group 2 interest funds, as part of the excess cashflow.

Priority of Payments; Distributions of Principal

General

The manner of distributing principal among the classes of certificates will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and depending on whether a trigger event is in effect.

Effect of the Stepdown Date if a Trigger Event is not in Effect

On any distribution date on or after the stepdown date (and so long as no trigger event is in effect), instead of allocating all amounts distributable as principal on the certificates to the senior classes of certificates until those senior classes are paid in full, a portion of those amounts distributable as principal will be allocated to the subordinate certificates.

The amount allocated to each class of certificates on or after the stepdown date and so long as no trigger event is in effect will be based on the targeted level of overcollateralization and subordination for each class of certificates. These amounts are described in more detail under “Description of the Certificates — Distributions — Distributions of Principal” in this free writing prospectus.

Trigger Events:

A “trigger event” refers to certain specified levels of losses and/or delinquencies on the mortgage loans. Prior to the stepdown date or if a trigger event is in effect on or after the stepdown date, all amounts distributable as principal on a distribution date will be allocated first to the senior certificates, until the senior certificates are paid in full, before any distributions of principal are made on the subordinate certificates.

The Stepdown Date:

The stepdown date will be the earlier of:

•	the distribution date following the distribution date on which the aggregate certificate principal balance of the Class A Certificates is reduced to zero; and

•	the later of:

•	the November 2009 distribution date; and

•
the first distribution date on which the aggregate certificate principal balance of the Class A Certificates (after calculating anticipated distributions on the distribution date) is less than or equal to 67.10% of the aggregate stated principal balance of the mortgage loans for the distribution date.

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount from both loan groups will be distributed in the following order:

•	concurrently,

(1)	from the loan group 1 principal distribution amount, in the following order of priority:

(i)	to the Class 1-A Certificates, until their certificate principal balance is reduced to zero; and

(ii)
to the classes of Class 2-A Certificates (after the distribution of the principal distribution amount from loan group 2 as described in clause (2)(i) of this bullet point), to be allocated among such classes of certificates in the amounts and order of priority described below, until their certificate principal balances are reduced to zero; and

(2)	from the loan group 2 principal distribution amount, in the following order of priority:

(i)	to the classes of Class 2-A Certificates in the amounts and order of priority described below, until their certificate principal balances are reduced to zero; and

(ii)
to the Class 1-A Certificates (after the distribution of the principal distribution amount from loan group 1 as described in clause (1)(i) of this bullet point), until their certificate principal balance is reduced to zero; and

•	from the remaining principal distribution amount from both loan groups, sequentially,

(1)
sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until their certificate principal balance is reduced to zero; and

(2)	as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, the principal distribution amount for both loan groups will be distributed in the following order:

•
in an amount up to the Class A principal distribution target amount, pro rata based on the related Class A principal distribution allocation amount for the Class 1-A and Class 2-A Certificates, concurrently:

(1)	to the Class 1-A Certificates, up to the Class 1-A principal distribution amount, until their certificate principal balance is reduced to zero; and

(2)
to the classes of Class 2-A Certificates, up to the Class 2-A principal distribution amount, to be allocated among the classes of certificates in the amounts and order of priority described below, until their certificate principal balances are reduced to zero;

provided, however, that if (a) the certificate principal balance of the Class 1-A Certificates and/or (b) the aggregate certificate principal balance of the Class 2-A Certificates is reduced to zero, then any remaining unpaid Class A principal distribution target amount will be distributed to the remaining class(es) of senior certificates after distributions pursuant to clauses (1) and (2) above (and, in the case of the Class 2-A Certificates, in the amounts and order of priority described below), until the certificate principal balance(s) thereof is/are reduced to zero;

•
sequentially, to the Class M-1, Class M-2 and Class M-3 Certificates, in that order, the combined Class M-1, M-2 and M-3 principal distribution amount, until their certificate principal balances are reduced to zero;

•
sequentially, to the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the subordinate class principal distribution amount for that class, in each case until their certificate principal balance is reduced to zero; and

•	as part of the excess cashflow.

Class 2-A Certificates:

For each distribution date, amounts to be distributed to the Class 2-A Certificates in respect of principal will be distributed, sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their certificate principal balances are reduced to zero.

Excess Cashflow

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest and principal distributions have been made.

On any distribution date, the excess cashflow (if any) and, in the case of the first two bullet points below and in the case of the payment of unpaid realized loss amounts pursuant to the third bullet point below, credit comeback excess cashflow (if any), will be distributed in the following order, in each case, first to the extent of the remaining credit comeback excess cashflow and, second to the extent of the remaining excess cashflow:

•
to each class of Class A and subordinate certificates, in the same priority as described above with respect to payments of principal, the amounts necessary to maintain or restore overcollateralization to the target overcollateralization level;

•	concurrently, to each class of Class A Certificates, any unpaid realized loss amount for each such class, pro rata based on their respective entitlements;

•
sequentially, to the classes of subordinate certificates, in order of their distribution priorities, and for each class, first, to pay any interest carry forward amount for that class and second, to pay any unpaid realized loss amount for that class;

•
to each class of Class A and subordinate certificates, pro rata, first based on their certificate principal balances and second based on their remaining unpaid net rate carryover, to the extent needed to pay any unpaid net rate carryover;

•	to the carryover reserve fund, the required carryover reserve fund deposit;

•
if the final maturity OC trigger is in effect, sequentially, in the following order of priority: (1) to the classes of Class A Certificates, pro rata, based on the Class 1-A principal distribution amount (in the case of clause (x)) and the Class 2-A principal distribution amount (in the case of clause (y)), concurrently (x) to the Class 1-A Certificates, until their certificate principal balance is reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, in each case until their certificate principal balance is reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A principal distribution amount and the Class 2-A principal distribution amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as applicable; and (2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until their certificate principal balance is reduced to zero;

•	to the swap account, the amount of any swap termination payment payable to the swap counterparty as a result of a swap counterparty trigger event; and

•	to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

Credit Enhancement

Credit enhancement provides limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Mortgage Insurance

Approximately 84.64% and 84.57% of the statistical calculation pool mortgage loans with loan-to-value ratios at origination greater than 80% in loan group 1 and loan group 2, respectively (in each case by the aggregate stated principal balance of the mortgage loans with loan-to-value ratios at origination greater than 80% in the statistical calculation pool in respect of the related loan group) are covered by the two mortgage insurance policies as described in this free writing prospectus. The two mortgage insurance policies do not overlap in coverage with respect to any mortgage loan. United Guaranty Mortgage Indemnity Company, a North Carolina insurance corporation, will issue a mortgage insurance policy that will cover approximately 53.24% and 45.03% of the statistical calculation pool mortgage loans with loan-to-value ratios at origination greater than 80% in loan group 1 and loan group 2, respectively (in each case by the aggregate stated principal balance of the mortgage loans with loan-to-value ratios at origination greater than 80% in the statistical calculation pool in respect of the related loan group). Mortgage Guaranty Insurance Corporation, a Wisconsin insurance corporation, will issue a mortgage insurance policy that will cover approximately 31.40% and 39.54% of the mortgage loans in the statistical calculation pool with loan-to-value ratios at origination greater than 80% in loan group 1 and loan group 2, respectively (in each case by the aggregate stated principal balance of the mortgage loans with loan-to-value ratios at origination greater than 80% in the statistical calculation pool in respect of the related loan group). Each mortgage insurance policy insures a portion of the loss on the mortgage loans covered by that policy, subject to the terms and conditions set forth in that policy. Approximately 34.00% and 31.85% of the statistical calculation pool mortgage loans in loan group 1 and loan group 2, respectively (in each case by the aggregate stated principal balance of the mortgage loans in the statistical calculation pool in respect of the related loan group regardless of loan-to-value ratios) are covered by the mortgage insurance policies.

Overcollateralization

“Overcollateralization” refers to the amount by which the aggregate stated principal balance of the mortgage loans and any remaining related pre-funded amount, exceeds the aggregate certificate principal balance of the certificates.

On the closing date, it is expected that the sum of the aggregate stated principal balance of the mortgage loans and any amounts on deposit in the pre-funding account will exceed the initial aggregate certificate principal balance of the interest-bearing certificates by approximately $17,500,000.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the pooling and servicing agreement. If the amount of overcollateralization is reduced, excess interest on the mortgage loans will be used to reduce the total certificate principal balance of the certificates, until the required level of overcollateralization has been restored.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required level of overcollateralization may change over time.

Excess Interest

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the certificates, plus the weighted average expense fee rate and the effective rate at which any net swap payments may be payable to the swap counterparty. The “expense fee rate” is the sum of the servicing fee rate, the trustee fee rate and, with respect to any mortgage loan covered by a lender paid mortgage insurance policy or a mortgage insurance policy, the related mortgage insurance premium rate. Any such interest is referred to as “excess interest” and will be distributed as part of the excess cashflow as described under “—Excess Cashflow” above.

Subordination

The issuance of senior certificates and subordinate certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

The senior certificates will have a distribution priority over the subordinate certificates. With respect to the subordinate certificates, the Class M Certificates with a lower numerical designation will have a distribution priority over the Class M Certificates with a higher numerical designation, and all the Class M Certificates will have a distribution priority over the Class B Certificates.

Subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinate certificates, beginning with the subordinate certificates with the lowest distribution priority, before realized losses on the mortgage loans in a loan group are allocated to the classes of certificates related to that loan group with higher priorities of distribution.

Allocation of Losses

After the credit enhancement provided by the mortgage insurance policies, excess cashflow and overcollateralization (if any) has been exhausted, collections otherwise payable to the related subordinate classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses are allocated to the subordinate certificates, beginning with the class of subordinate certificates with the lowest distribution priority, until the certificate principal balance of that subordinate class has been reduced to zero. If the aggregate certificate principal balance of the subordinate certificates were to be reduced to zero, additional realized losses of a particular loan group will be allocated to the related senior certificates as described in this free writing prospectus under “Description of the Certificates—Applied Realized Loss Amounts”.

The Swap Contract

Countrywide Home Loans, Inc. has entered into an interest rate swap contract, which will be assigned to The Bank of New York, in its capacity as swap contract administrator, on the closing date. On each distribution date prior to the swap contract termination date, the swap contract administrator will be obligated to pay to the swap counterparty an amount equal to the product of (i) 5.40% per annum, (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date and (iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360. In addition, on the business day preceding each distribution date prior to the swap contract termination date, the swap counterparty will be obligated to pay to the swap contract administrator an amount equal to the product of (i) one-month LIBOR (as determined by the swap counterparty), (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the actual number of days in the related calculation period, divided by 360.

To the extent that the payment payable by the swap contract administrator exceeds the payment payable by the swap counterparty, the trustee will be required to deduct from the available funds for loan group 1 and loan group 2 the amount of that excess and, in its capacity as trustee of the swap trust, to remit the amount of that excess to the swap contract administrator for payment to the swap counterparty. To the extent that the payment payable by the swap counterparty exceeds the payment payable by the swap contract administrator, the swap counterparty will be required to pay to the swap contract administrator the amount of that excess. Any net payment received by the swap contract administrator from the swap counterparty will be remitted to the swap trust only to the extent necessary to cover unpaid current interest, net rate carryover and unpaid realized loss amounts on the swap certificates and to maintain or restore overcollateralization for those certificates. The remaining portion of any net payment received by the swap contract administrator from the swap counterparty will be paid to Countrywide Home Loans, Inc. and will not be available to cover any amounts on any class of certificates.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the master servicer reasonably believes that the cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Repurchase, Substitution and Purchase of Mortgage Loans

The sellers may be required to repurchase, or substitute a replacement mortgage loan for, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 150 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower. See “Servicing of the Mortgage Loans - Certain Modifications and Refinancings” in this free writing prospectus.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the servicing fee rate).

Optional Termination

The largest percentage holder of the Class C Certificates will have the right to instruct the trustee to conduct an auction of all of the remaining assets of the issuing entity on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the sum of the aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date and the amount, if any, deposited into the pre-funding account on the closing date. If the first auction is unsuccessful, the auction process will be repeated every other month until a successful auction is conducted, unless the largest percentage holder of the Class C Certificates directs the trustee to conduct such auction less frequently. In addition, if the first auction is unsuccessful, or if the largest percentage holder of the Class C Certificates does not request an auction, then the master servicer will have the option to purchase all of the remaining assets of the issuing entity. Any successful auction of all of the remaining assets of the issuing entity or any purchase of those assets by the master servicer will result in the early retirement of the certificates. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

Material Federal Income Tax Consequences

For federal income tax purposes, the issuing entity (exclusive of the credit comeback excess account, the assets held in the carryover reserve fund and the pre-funding account) will consist of two or more REMICs: one or more underlying REMICs and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The offered certificates (other than the Class A-R Certificates) will represent beneficial ownership of “regular interests” in the master REMIC identified in the pooling and servicing agreement, a beneficial interest in the right to receive payments of net rate carryover pursuant to the pooling and servicing agreement and the deemed obligation to make termination payments on the swap contract.

The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interest in each underlying REMIC.

The reserve fund trust, the swap trust, the swap contract and the swap account will not constitute any part of any REMIC created under the pooling and servicing agreement.

Legal Investment Considerations

The Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 so long as they are rated in one of the two highest rating categories by at least one rating agency. None of the other classes of offered certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of a benefit plan, so long as certain conditions are met. Investors acquiring offered certificates (other than the Class A-R Certificates) with assets of such a plan also will be required to satisfy the requirements of an investor-based class exemption.

THE MORTGAGE POOL

Statistical calculation information for the mortgage loans in the statistical calculation pool is set forth in tabular format in Annex A attached to this free writing prospectus.

Mortgage Insurance Policies

It is expected that the Mortgage Loans generally will not carry borrower-paid mortgage insurance. The Trust Fund will acquire two mortgage insurance policies (each a “Mortgage Insurance Policy”) from United Guaranty Mortgage Indemnity Company and Mortgage Guaranty Insurance Corporation, respectively (each a “Mortgage Insurer”). These two policies are expected to cover approximately 84.64% and 84.57% of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of the related Loan Group) (each such insured Mortgage Loan, a “Covered Mortgage Loan”). The insurance provided by the Mortgage Insurance Policies does not overlap with respect to any Covered Mortgage Loan. Each Mortgage Insurance Policy will only cover losses pursuant to the formula described in that policy down to approximately 60% of the value of the related Mortgaged Property. The premiums payable on the Mortgage Insurance Policies to the extent applicable to the Covered Mortgage Loans (the “Mortgage Insurance Premiums”) will be paid monthly by the Co-Trustee with funds withdrawn from the Distribution Account as provided in the Pooling and Servicing Agreement and the Mortgage Insurance Policies. Covered Mortgage Loans constitute approximately 34.00% and 31.85% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group regardless of Loan-to-Value Ratios).

Subject to certain limitations, each Mortgage Insurance Policy will be available to cover losses from defaults in payment on all Covered Mortgage Loans that are not subject to a policy exclusion. Each Mortgage Insurance Policy insures a portion of the loss that may be incurred on each related Covered Mortgage Loan. For a Covered Mortgage Loan, the loss payment is equal to the lesser of (a) the actual loss on sale of the Mortgaged Property or (b) the Coverage Percentage multiplied by the claim amount. The “Coverage Percentage” for each Covered Mortgage Loan will be calculated on a loan-level basis as the amount of coverage required to reduce the exposure down to 60% of the value of the related Mortgaged Property. The coverage provided per loan will be listed in the schedule of loans in each of the Mortgage Insurance Policies.

United Guaranty Mortgage Insurance Policy

The Mortgage Insurance Policy issued by United Guaranty (the “United Guaranty Mortgage Insurance Policy”) will cover approximately 53.24% and 45.03% of the Mortgage Loans in the Statistical Calculation Pool with Loan-to-Value Ratios at origination in excess of 80% in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of the related Loan Group). The Covered Mortgage Loans insured by the United Guaranty Mortgage Insurance Policy constitute approximately 21.39% and 16.96% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group regardless of Loan-to-Value Ratios).

The United Guaranty Mortgage Insurance Policy is not a blanket policy against loss, since claims under it may only be made for particular defaulted Covered Mortgage Loans and only on satisfaction of certain conditions precedent.

Defaults under the United Guaranty Mortgage Insurance Policy are defined as:

•	the failure by a borrower to pay when due a nonaccelerated scheduled periodic payment due under the Covered Mortgage Loan, or

•	the failure by a borrower to pay the outstanding balance if the Covered Mortgage Loan has been accelerated due to a violation by the borrower of any due-on-sale clause.

In respect of defaults under the United Guaranty Mortgage Insurance Policy, any related claim amount will be equal to the sum of:

•	the unpaid principal balance due on the Covered Mortgage Loan as of the date of default,

•
accumulated delinquent interest due on the amount of unpaid principal balance from the date of default through the earlier of the date that the claim is submitted and the date that the claim is required to be submitted, in any event not including any late charges or other penalty interest,

•
amounts reasonably and necessarily advanced in respect of real estate taxes and fire and other insurance premiums on the related Mortgaged Property prorated through the earlier of the date that the claim is submitted and the date that the claim is required to be submitted,

•
reasonable, necessary and customary amounts advanced to prevent physical damage to and otherwise maintain the property prior to the earlier of the date that the claim is submitted and the date that the claim is required to be submitted,

•
attorneys’ fees reasonably and necessarily incurred in conducting enforcement proceedings and in obtaining title to the related Mortgaged Property, provided that such fees may not exceed 3% of the principal balance and the accumulated delinquent interest due as calculated pursuant to the first and second bullets, and

•	court expenses reasonably and necessarily incurred in conducting enforcement proceedings and in obtaining title to the related Mortgaged Property,

less the sum of

•	the amount of all rents and other payments (excluding proceeds of fire and extended coverage insurance) collected or received from the Covered Mortgage Loan or the related Mortgaged Property,

•	the amount of cash in any escrow account for the Covered Mortgage Loan,

•	the amount of cash held as security for the Covered Mortgage Loan and all sums as to which set-off is available, and

•	the amount of certain costs of restoring and repairing the related Mortgaged Property that are not actually used for the restoration or repair of the Mortgaged Property.

When a loss becomes payable, the Mortgage Insurer will pay the Co-Trustee for the benefit of the Certificateholders within 60 days after the Master Servicer has filed a claim in accordance with the United Guaranty Mortgage Insurance Policy.

Generally, the Master Servicer must file a claim within 60 days after (i) the acquisition of the borrower’s title to the related Mortgaged Property, (ii) redemption of the related Mortgaged Property or (iii) the Master Servicer receives a direction from the Mortgage Insurer to file a claim. If the Master Servicer files a claim within one year after the applicable event described in the first sentence of this paragraph, the Mortgage Insurer will process the claim; provided, however, that there will be no further interest or other expenses included in the claim amount following the expiration of the 60-day period referenced in the first sentence of this paragraph. If the Master Servicer fails to file a claim within the one-year period referenced in the preceding sentence, the failure will be deemed to have been an election by the Master Servicer to waive any right to any benefit under the United Guaranty Mortgage Insurance Policy with respect to that Covered Mortgage Loan. In addition, the Master Servicer must notify the Mortgage Insurer of Covered Mortgage Loans as to which a default has existed for three months or a foreclosure proceeding has been commenced.

The Covered Mortgage Loan will be considered to remain in default until filing of a claim so long as the scheduled periodic payment has not been made or violation of the due-on-sale clause continues. For example, a Covered Mortgage Loan is “three months in default” if the monthly installments due on January 1 through March 1 remain unpaid after the close of business on March 1.

Claims involving certain specified circumstances are excluded from the coverage of the United Guaranty Mortgage Insurance Policy. The Mortgage Insurer will not be liable for losses in connection with those claims except in certain circumstances when the amount by which the loss increased because of the excluded circumstances can be reasonably determined, in which case the claim amount will be reduced to the extent of that increased amount. Claims that will be excluded from the coverage of the United Guaranty Mortgage Insurance Policy, as more particularly described in that policy, include:

•
any claim resulting from a failure of a borrower to make a balloon payment, which is any payment that is more than twice the size of a normal amortizing payment, other than due to acceleration of the Covered Mortgage Loan;

•	any claim resulting from a default that occurred before coverage under the United Guaranty Mortgage Insurance Policy began;

•	any claim involving incomplete construction or construction not made in accordance with construction plans for the related Mortgaged Property;

•	any claim involving a lending transaction with the borrower different from the description to the Mortgage Insurer of the lending transaction;

•
any claim involving any dishonest, fraudulent, criminal, or knowingly wrongful act by the applicable seller, the Master Servicer, any other insured or any other servicer or any other first party described in the United Guaranty Mortgage Insurance Policy, or any claim involving negligence of the applicable seller or the Master Servicer;

•
any claim where there is physical damage to the related Mortgaged Property and that Mortgaged Property has not been restored to its condition as of the effective date of the United Guaranty Mortgage Insurance Policy, reasonable wear and tear excepted, or, if the property was not completed in accordance with the original construction plans as of the date of default, to the condition contemplated by such construction plans;

•
any claim where there is environmental contamination affecting the related Mortgaged Property, including nuclear or radioactive contamination, contamination by toxic waste, chemicals or other hazardous substance or other pollution, contamination by electromagnetic fields or radiation, or any other environmental or similar hazard not previously approved by the Mortgage Insurer, but excluding the presence of radon gas, lead paint and asbestos; and

•	any claim, if the mortgage executed by the borrower did not create at origination a first lien on the related Mortgaged Property.

The preceding description of the United Guaranty Mortgage Insurance Policy is only a brief outline and does not purport to summarize or describe all of the provisions, terms and conditions of that policy.

If the United Guaranty Mortgage Insurance Policy is terminated for any reason other than the exhaustion of its coverage, or if the claims-paying ability rating of United Guaranty Mortgage Indemnity Company is reduced to below investment grade, the Master Servicer will use its best efforts to obtain a comparable policy from an insurer that is acceptable to the rating agencies. The replacement policy will provide coverage equal to the then remaining coverage of the United Guaranty Mortgage Insurance Policy if available. However, if the premium cost of a replacement policy exceeds the premium cost of the United Guaranty Mortgage Insurance Policy, the coverage amount of the replacement policy will be reduced so that its premium cost will not exceed the premium cost of the United Guaranty Mortgage Insurance Policy.

MGIC Mortgage Insurance Policy

The Mortgage Insurance Policy issued by MGIC (the “MGIC Mortgage Insurance Policy”) will cover approximately 31.40% and 39.54% of the Mortgage Loans in the Statistical Calculation Pool with Loan-to-Value Ratios at origination in excess of 80% in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of the related Loan Group). The Covered Mortgage Loans insured by the MGIC Mortgage Insurance Policy constitute approximately 12.62% and 14.89% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group regardless of Loan-to-Value Ratios).

The MGIC Mortgage Insurance Policy is subject to various limitations and exclusions as herein provided or as provided in that policy, and will provide only limited protection against losses on defaulted Covered Mortgage Loans. The MGIC Mortgage Insurance Policy does not cover any Mortgage Loans 60 days or more delinquent in payment as of the Cut-off Date. Each Mortgage Loan covered by the MGIC Mortgage Insurance Policy is covered for losses up to the policy limits; provided, however, that the MGIC Mortgage Insurance Policy will not cover special hazard, bankruptcy or fraud losses or certain other types of losses as provided in that policy. Claims on Covered Mortgage Loans generally will reduce uninsured exposure to an amount equal to approximately 60% of the lesser of the appraised value as of the origination date or the Purchase Price, as the case may be, of the related mortgaged property, subject to conditions, exceptions and exclusions and assuming that any pre-existing primary mortgage insurance policies covering such Covered Mortgage Loans remain in effect and a full claim settlement is made thereunder.

The MGIC Mortgage Insurance Policy is required to remain in force with respect to each Covered Mortgage Loan until (i) the principal balance of the Covered Mortgage Loan is paid in full; or (ii) the principal balance of the Covered Mortgage Loan has amortized down to a level that results in a loan-to-value ratio for the Covered Mortgage Loan of 55% or less (provided, however, that no coverage of any Mortgage Loan under the MGIC Mortgage Insurance Policy is required where prohibited by applicable law); or (iii) any event specified in the MGIC Mortgage Insurance Policy occurs that allows for the termination or cancellation of that policy by the insured.

The MGIC Mortgage Insurance Policy may not be assigned or transferred without the prior written consent of MGIC; provided, however, that MGIC has previously provided written consent to (i) the assignment of coverage on individual Covered Mortgage Loans from the Trustee to the Seller in connection with any Covered Mortgage Loan repurchased or substituted for by the Seller and (ii) the assignment of coverage on all Covered Mortgage Loans from the Co-Trustee to any successor co-trustee, provided that in each case, prompt notice of such assignment is provided to MGIC.

The MGIC Mortgage Insurance Policy generally requires that delinquencies on any Covered Mortgage Loan insured thereunder must be reported to MGIC within four months of default, that reports regarding the delinquency of the Covered Mortgage Loan must be submitted to MGIC on a monthly basis thereafter and that appropriate proceedings to obtain title to the property securing such Covered Mortgage Loan must be commenced within six months of default. As a condition to submitting a claim under the MGIC Mortgage Insurance Policy, the Co-Trustee must have (i) acquired, and tendered to MGIC, good and merchantable title to the property securing the Covered Mortgage Loan, free and clear of all liens and encumbrances, including, but not limited to, any right of redemption by the mortgagor unless such acquisition of good and merchantable title is excused under the terms of the MGIC Mortgage Insurance Policy and (ii) if the Covered Mortgage Loan is covered by a pre-existing primary mortgage insurance policy, a claim must be submitted and settled under such pre-existing primary mortgage insurance policy within the time frames specified in the MGIC Mortgage Insurance Policy.

The claim amount generally includes unpaid principal, accrued interest to the date of such tender to MGIC by the insured, and certain expenses (less the amount of a full claim settlement under any preexisting primary mortgage insurance policy covering the Covered Mortgage Loan). When a claim is presented, MGIC will have the option of either (i) paying the claim amount and taking title to the property securing the Covered Mortgage Loan, (ii) paying the insured a percentage of the claim amount (without deduction for a claim settlement under any pre existing primary mortgage insurance policy covering the Covered Mortgage Loan) and with the Co-Trustee retaining title to the property securing such Covered Mortgage Loan or (iii) if the property securing the Covered Mortgage Loan has been sold to a third party with the prior approval of MGIC, paying the claim amount reduced by the net sale proceeds as described in the MGIC Mortgage Insurance Policy to reflect the actual loss.

Claims generally must be filed within 60 days after the insured has acquired good and merchantable title to the property securing the Covered Mortgage Loan or such property has been sold to a third party with the prior approval of MGIC. A claim generally must be paid within 60 days after the claim is filed by the insured. No payment for a loss will be made under the MGIC Mortgage Insurance Policy unless the property securing the Covered Mortgage Loan is in the same physical condition as when such Covered Mortgage Loan was originally insured, except for reasonable wear and tear, and unless premiums on the standard homeowners’ insurance policy, real estate taxes and foreclosure protection and preservation expenses have been advanced by or on behalf of the insured.

If a claim submitted under the MGIC Mortgage Insurance Policy is incomplete, MGIC is required to provide notification of all information and documentation required to perfect the claim within 20 days of MGIC’s receipt of such incomplete claim. In such case, payment of the claim will be suspended until such information and documentation are provided to MGIC, provided that MGIC is not required to pay the claim if it is not perfected within 180 days after its initial filing.

Unless approved in writing by MGIC, no changes may be made to the terms of any Covered Mortgage Loan, including the borrowed amount, interest rate, term or amortization schedule, except as specifically permitted by the terms of the Covered Mortgage Loan; nor may the lender make any change in the property or other collateral securing the Covered Mortgage Loan, nor may any mortgagor be released under the Covered Mortgage Loan from liability. If a Mortgage Loan is assumed with the insured’s approval, MGIC’s liability for coverage of the Mortgage Loan under the MGIC Mortgage Insurance Policy generally will terminate as of the date of such assumption unless MGIC approves the assumption in writing. In addition, with respect to any Covered Mortgage Loan covered by the MGIC Mortgage Insurance Policy, the applicable Servicer must obtain the prior approval of MGIC in connection with any acceptance of a deed in lieu of foreclosure or of any sale of the property securing the Covered Mortgage Loan.

The MGIC Mortgage Insurance Policy excludes coverage of (i) any claim where the insurer under any pre existing primary mortgage insurance policy has acquired the property securing the Covered Mortgage Loan, (ii) any claim resulting from a default occurring after lapse or cancellation of coverage, (iii) certain claims resulting from a default existing at the inception of coverage, (iv) certain claims where there is an environmental condition which existed on the property securing the Covered Mortgage Loan (whether or not known by the person or persons submitting an application for coverage of the Covered Mortgage Loan) as of the effective date of coverage, (v) any claim, if the mortgage, deed of trust or other similar instrument did not create at origination a first lien on the property securing the Covered Mortgage Loan, (vi) certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with, the terms of the MGIC Mortgage Insurance Policy or of its obligations as imposed by operation of law, (vii) certain claims resulting from physical damage to a property securing a Covered Mortgage Loan, (viii) any claim arising from the failure of the borrower under a Covered Mortgage Loan to make any balloon payment, if applicable, under such Covered Mortgage Loan and (ix) any claim submitted in connection with a Covered Mortgage Loan if the Covered Mortgage Loan did not meet MGIC’s requirements applicable to the origination of the Covered Mortgage Loan.

In issuing its Mortgage Insurance Policy, MGIC has relied upon certain information and data regarding the Covered Mortgage Loans furnished to it by Countrywide Home Loans, the Co-Trustee or their respective representatives. The MGIC Mortgage Insurance Policy will not insure against certain losses sustained by reason of a default arising from or involving certain matters, including (i) misrepresentation made, or knowingly participated in, by the lender, other persons involved in the origination of the Covered Mortgage Loan or the application for insurance, or made by any appraiser or other person providing valuation information regarding the property securing the Covered Mortgage Loan; (ii) negligence or fraud by the applicable Servicer of the Mortgage Loan, and (iii) failure to construct a property securing a Covered Mortgage Loan in accordance with specified plans. The MGIC Mortgage Insurance Policy permits MGIC to cancel coverage of a Covered Mortgage Loan under its Mortgage Insurance Policy or deny any claim submitted under its Mortgage Insurance Policy in connection with a Covered Mortgage Loan if the insured fails to furnish MGIC with copies of all documents in connection with the origination or servicing of the Covered Mortgage Loan.

The preceding description of the MGIC Mortgage Insurance Policy is only a brief outline and does not purport to summarize or describe the provisions, terms and conditions of the MGIC Mortgage Insurance Policy. For a more complete description of these provisions, terms and conditions, reference is made to the MGIC Mortgage Insurance Policy, a copy of which is available upon request from the Trustee.

SERVICING OF THE MORTGAGE LOANS

Servicing Compensation and Payment of Expenses

The Master Servicer will be paid a monthly fee (the “Master Servicing Fee”) from collections with respect to each Mortgage Loan (as well as from any liquidation proceeds or Subsequent Recoveries) equal to one-twelfth of the Stated Principal Balance thereof multiplied by the Servicing Fee Rate. The “Servicing Fee Rate” for each Mortgage Loan will equal 0.50% per annum. The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under “— Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”.

The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments received during that portion of a Prepayment Period from the related Due Date to the end of the Prepayment Period (“Prepayment Interest Excess”), all late payment fees, assumption fees and other similar charges (excluding prepayment charges), with respect to the Mortgage Loans, and all investment income earned on amounts on deposit in the Certificate Account and Distribution Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Trustee and the Co-Trustee in connection with their responsibilities under the Pooling and Servicing Agreement.

Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans

When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates (“Due Dates”), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments which are received during that portion of the Prepayment Period from the related Due Date in the Prepayment Period to the end of the Prepayment Period reduce the Scheduled Payment of interest for the following Due Date but are included in a distribution that occurs on or prior to the distribution of the Scheduled Payment, and accordingly no shortfall in interest otherwise distributable to holders of the Certificates results. Conversely, Principal Prepayments received from that portion of the Prepayment Period from the beginning of the Prepayment Period to related Due Date in that Prepayment Period reduce the Scheduled Payment of interest for that Due Date and are included in a distribution that occurs on or after the distribution of the Scheduled Payment, and accordingly an interest shortfall (a “Prepayment Interest Shortfall”) could result. In order to mitigate the effect of any Prepayment Interest Shortfall on interest distributions to holders of the Certificates on any Distribution Date, one-half of the amount of the Master Servicing Fee otherwise payable to the Master Servicer for the month will, to the extent of the Prepayment Interest Shortfall, be deposited by the Master Servicer in the Certificate Account for distribution to holders of the Certificates entitled thereto on the Distribution Date. The amount of this deposit by the Master Servicer is referred to as “Compensating Interest” and will be reflected in the distributions to holders of the Certificates entitled thereto made on the Distribution Date on which the Principal Prepayments received would be distributed.

Certain Modifications and Refinancings

Countrywide Home Loans will be permitted under the Pooling and Servicing Agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the Master Servicer will be permitted to agree to the rate reduction provided that (i) Countrywide Home Loans purchases the Mortgage Loan from the Trust Fund immediately following the modification and (ii) the Stated Principal Balance of such Mortgage Loan, when taken together with the aggregate of the Stated Principal Balances of all other Mortgage Loans in the same Loan Group that have been so modified since the Closing Date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate Certificate Principal Balance of the related Certificates. Countrywide Home Loans will remit the Purchase Price to the Master Servicer for deposit into the Certificate Account within one Business Day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the Mortgage Rates on the Mortgage Loans and borrowers request modifications as an alternative to refinancings. Countrywide Home Loans will indemnify the Trust Fund against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

DESCRIPTION OF THE CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement. We summarize below the material terms and provisions pursuant to which the Certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Pooling and Servicing Agreement after the issuing entity issues the Certificates.

The CWABS, Inc., Asset-Backed Certificates, Series 2006-20 (the “Certificates”) will consist of: Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B, Class A-R, Class P and Class C Certificates.

When describing the Certificates in this free writing prospectus we use the following terms:

Designation	Class of Certificates
Class A Certificates:	Class 1-A and Class 2-A Certificates

Class 2-A Certificates:	Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates

Senior Certificates:	Class A and Class A-R Certificates

Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates

Subordinate Certificates:	Class M and Class B Certificates

Adjustable Rate Certificates or Swap Certificates	Class A and Subordinate Certificates

Offered Certificates:	Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class A-R Certificates

The Certificates are generally referred to as the following types:

Class	Type
Class A Certificates:	Senior/Adjustable Rate

Subordinate Certificates:	Subordinate/Adjustable Rate

Class A-R Certificates:	Senior/REMIC Residual

Class P Certificates:	Prepayment Charges

Class C Certificates:	Residual

Generally:

•	distributions of principal and interest on the Class 1-A Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1;

•	distributions of principal and interest on the Class 2-A Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 2;

•	distributions of principal and interest on the Subordinate Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2;

•
distributions on the Class P and Class C Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2; and

•
distributions on the Class A-R Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2.

Book-Entry Certificates; Denominations

The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the “Book-Entry Certificates”). The Class A-R Certificates will be issued as two certificates in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) may elect to hold their Book-Entry Certificates through the Depository Trust Company (“DTC”) in the United States, or Clearstream, Luxembourg or the Euroclear System (“Euroclear”), in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of the applicable class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Beneficial interests in the Book-Entry Certificates may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1 in excess thereof. Except as set forth under “Description of the Securities—Book-Entry Registration of the Securities” in the prospectus, no person acquiring a beneficial ownership interest in a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the person’s beneficial ownership interest in the Book-Entry Certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC. See “Description of the Securities—Book-Entry Registration of the Securities” in the base prospectus.

Glossary of Terms

The following terms have the meanings shown below to help describe the cash flow on the Certificates. The definitions are organized based on the context in which they are most frequently used. However, certain definitions may be used in multiple contexts.

General Definitions.

“Adjusted Net Mortgage Rate” with respect to each Mortgage Loan means the Mortgage Rate less the related Expense Fee Rate.

“Business Day” is any day other than:

(1)           a Saturday or Sunday or

(2)           a day on which banking institutions in the state of New York or California are required or authorized by law to be closed.

“Certificate Principal Balance” means for any class of Certificates (other than the Class C Certificates), the aggregate outstanding principal balance of all Certificates of the class, less:

(1)           all amounts previously distributed to holders of Certificates of that class as scheduled and unscheduled payments of principal; and

(2)           the Applied Realized Loss Amounts allocated to the class;

provided, however, that if Applied Realized Loss Amounts have been allocated to the Certificate Principal Balance of any class of Certificates, the Certificate Principal Balance thereof will be increased on each Distribution Date after the allocation of Applied Realized Loss Amounts, sequentially by class in the order of distribution priority, by the amount of Subsequent Recoveries for the related Loan Group or Loan Groups, collected during the related Due Period (if any) (but not by more than the amount of the Unpaid Realized Loss Amount for the class); and provided further, however, that any amounts distributed to one or more classes of Senior Certificates related to a Loan Group in respect of Applied Realized Loss Amounts will be distributed to those classes on a pro rata basis according to the respective Unpaid Realized Loss Amounts for those classes.

After any allocation of amounts in respect of Subsequent Recoveries to the Certificate Principal Balance of a class of Certificates, a corresponding decrease will be made on the Distribution Date to the Unpaid Realized Loss Amount for that class or classes. Although Subsequent Recoveries, if any, will be allocated to increase the Certificate Principal Balance of a class of Certificates, the Subsequent Recoveries will be included in the applicable Principal Remittance Amount and distributed in the priority set forth below under “—Distributions—Distributions of Principal”. Therefore these Subsequent Recoveries may not be used to make any principal payments on the class or classes of Certificates for which the Certificate Principal Balances have been increased by allocation of Subsequent Recoveries. Additionally, holders of these Certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Certificate Principal Balance for any Accrual Period preceding the Distribution Date on which the increase occurs.

“Distribution Date” means the 25th day of each month, or if the 25th day is not a Business Day, on the first Business Day thereafter, commencing in November 2006.

“Due Period” means with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

“Excess Proceeds” with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any Liquidation Proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

“Final Recovery Determination” means a determination by the Master Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a Mortgage Loan.

“Insurance Proceeds” means all proceeds of any insurance policy (including the Mortgage Insurance Policies) received prior to or in connection with a Final Recovery Determination (to the extent that the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the Master Servicer’s normal servicing procedures), other than proceeds that represent reimbursement of the Master Servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policy.

“Liquidation Proceeds” means any Insurance Proceeds and all other net proceeds received prior to or in connection with a Final Recovery Determination in connection with the partial or complete liquidation of a Mortgage Loan (whether through trustee’s sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received prior to or in connection with a Final Recovery Determination with respect to any Mortgaged Property acquired by the Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

“Percentage Interest” with respect to any Certificate, means the percentage derived by dividing the denomination of the Certificate by the aggregate denominations of all Certificates of the applicable class.

“Record Date” means:

(1)           in the case of the Adjustable Rate Certificates, the Business Day immediately preceding the Distribution Date, unless the Adjustable Rate Certificates are no longer book-entry certificates, in which case the Record Date will be the last Business Day of the month preceding the month of the Distribution Date, and

(2)           in the case of the Class A-R Certificates, the last Business Day of the month preceding the month of the Distribution Date or, in the case of the first Distribution Date, as of the Closing Date.

“Subsequent Recoveries” means, with respect to any Mortgage Loan in respect of which a Realized Loss was incurred, any proceeds of the type described in the definitions of “Insurance Proceeds” and “Liquidation Proceeds” received in respect of the Mortgage Loan after a Final Recovery Determination (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

Definitions related to Interest Calculations and Distributions.

“Accrual Period” for any Distribution Date and the Adjustable Rate Certificates, means the period from and including the preceding Distribution Date (or from and including the Closing Date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date.

“Current Interest” with respect to each class of interest-bearing certificates and each Distribution Date means the interest accrued at the Pass-Through Rate for the applicable Accrual Period on the Certificate Principal Balance of the class immediately prior to the Distribution Date.

“Expense Fee Rate” with respect to each Mortgage Loan is equal to the sum of (i) the Servicing Fee Rate and the Trustee Fee Rate , (ii) with respect to a Covered Mortgage Loan, the applicable Mortgage Insurance Premium Rate and (iii) with respect to any Mortgage Loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate.

“Interest Carry Forward Amount,” with respect to each class of interest-bearing certificates and each Distribution Date, is the excess of:

(a)           Current Interest for such class with respect to prior Distribution Dates over

(b)           the amount actually distributed to such class with respect to interest on prior Distribution Dates.

“Interest Determination Date” means for the Adjustable Rate Certificates, the second LIBOR Business Day preceding the commencement of each Accrual Period.

“Interest Funds” means for any Loan Group and any Distribution Date, (1) the Interest Remittance Amount for that Loan Group and the Distribution Date, less (2) the portion of the Trustee Fee allocable to that Loan Group for the Distribution Date, plus (3) the Adjusted Replacement Upfront Amount, if any, allocable to that Loan Group, less (4) the Mortgage Insurance Premiums for the Covered Loans in that Loan Group for such Distribution Date.

“Interest Remittance Amount” means with respect to each Loan Group and any Distribution Date:

(a)           the sum, without duplication, of:

(1)           all scheduled interest collected during the related Due Period (other than Credit Comeback Excess Amounts (if any)), less the related Master Servicing Fees,

(2)           all interest on prepayments, other than Prepayment Interest Excess,

(3)           all Advances relating to interest,

(4)           all Compensating Interest,

(5)           all Liquidation Proceeds collected during the related Due Period (to the extent that the Liquidation Proceeds relate to interest), and

(6)           the allocable portion of any Seller Shortfall Interest Requirement, less

(b)           all Advances relating to interest and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

“Mortgage Insurance Premium Rate” is equal to (i) 1.9588% per annum for each Covered Mortgage Loan under the United Guaranty Mortgage Insurance Policy and (ii) 1.3137% per annum for each Covered Mortgage Loan under the MGIC Mortgage Insurance Policy.

“Net Rate Cap” for each Distribution Date means:

(i) with respect to the Class 1-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty and the Final Maturity Reserve Deposit with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap Counterparty for such Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan Group 1 for such Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for such Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period) plus any amounts on deposit in the Pre-Funding Account in respect of Loan Group 1 as of the first day of that Due Period,

(ii) with respect to each class of Class 2-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty and the Final Maturity Reserve Deposit with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap Counterparty for such Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan Group 2 for such Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for such Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period) plus any amounts on deposit in the Pre-Funding Account in respect of Loan Group 2 as of the first day of that Due Period, and

(iii)           with respect to each class of Subordinate Certificates, the weighted average of the Net Rate Cap for the Class 1-A and Class 2-A Certificates (weighted by an amount equal to the positive difference (if any) of the sum of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period) and the amount on deposit in the Pre-Funding Account in respect of that Loan Group as of the first day of that Due Period) over the outstanding aggregate Certificate Principal Balance of the Class 1-A and Class 2-A Certificates, respectively, immediately prior to the related Distribution Date.

“Net Rate Carryover” for a class of interest-bearing certificates on any Distribution Date means the excess of:

(1)           the amount of interest that the class would have accrued for the Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the applicable Net Rate Cap, over

(2)           the amount of interest the class accrued on the Distribution Date based on the applicable Net Rate Cap,

plus the unpaid portion of this excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap).

“Pass-Through Margin” for each class of Adjustable Rate Certificates means the following:

	(1)	(2)
Class 1-A	0.140%	0.280%
Class 2-A-1	0.050%	0.100%
Class 2-A-2	0.120%	0.240%
Class 2-A-3	0.150%	0.300%
Class 2-A-4	0.230%	0.460%
Class M-1	0.250%	0.375%
Class M-2	0.290%	0.435%
Class M-3	0.340%	0.510%
Class M-4	0.380%	0.570%
Class M-5	0.400%	0.600%
Class M-6	0.500%	0.750%
Class M-7	0.900%	1.350%
Class M-8	1.600%	2.400%
Class M-9	1.750%	2.625%
Class B	1.750%	2.625%

(1)	For each Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.

(2)	For each Accrual Period relating to any Distribution Date occurring after the Optional Termination Date.

“Pass-Through Rate” with respect to each Accrual Period and each class of Adjustable Rate Certificates means a per annum rate equal to the lesser of:

(1)           One-Month LIBOR for the Accrual Period (calculated as described below under “— Calculation of One-Month LIBOR”) plus the Pass-Through Margin for the class and Accrual Period, and

(2)           the applicable Net Rate Cap for the related Distribution Date.

“Seller Shortfall Interest Requirement” with respect to the Distribution Date in each of November 2006, December 2006 and January 2007 means the sum of:

(a)           the product of (1) the excess of the aggregate Stated Principal Balance for the Distribution Date of all the Mortgage Loans in the Mortgage Pool (including the Subsequent Mortgage Loans, if any) owned by the issuing entity at the beginning of the related Due Period, over the aggregate Stated Principal Balance for the Distribution Date of the Mortgage Loans (including the Subsequent Mortgage Loans, if any) that have a scheduled payment of interest due in the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of all the Mortgage Loans in the Mortgage Pool (including the Subsequent Mortgage Loans, if any) (weighted on the basis of the Stated Principal Balances thereof for the Distribution Date) and the denominator of which is 12; and

(b)           the product of (1) the amount on deposit in the Pre-Funding Account at the beginning of the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of the Mortgage Loans (including Subsequent Mortgage Loans, if any) owned by the issuing entity at the beginning of the related Due Period (weighted on the basis of the Stated Principal Balances thereof for the Distribution Date) and the denominator of which is 12.

“Trustee Fee Rate” means a rate equal to 0.009% per annum.

Definitions related to Principal Calculations and Distributions.

“Class 1-A Principal Distribution Amount” for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Class 1-A Principal Distribution Target Amount and the denominator of which is the sum of the Class 1-A Principal Distribution Target Amount and the Class 2-A Principal Distribution Target Amount.

“Class 1-A Principal Distribution Target Amount” for any Distribution Date means the excess of:

(1)           the Certificate Principal Balance of the Class 1-A Certificates immediately prior to the Distribution Date, over

(2)           the lesser of (i) 67.10% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for the Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for the Distribution Date minus 0.50% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group 1 and the original Pre-Funded Amount in respect of Loan Group 1.

“Class 2-A Principal Distribution Amount” for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Class 2-A Principal Distribution Target Amount and the denominator of which is the sum of the Class 1-A Principal Distribution Target Amount and the Class 2-A Principal Distribution Target Amount.

“Class 2-A Principal Distribution Target Amount” for any Distribution Date means the excess of:

(1)           the aggregate Certificate Principal Balance of the Class 2-A Certificates immediately prior to the Distribution Date, over

(2)           the lesser of (i) 67.10% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 for the Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 for the Distribution Date minus 0.50% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group 2 and the original Pre-Funded Amount in respect of Loan Group 2.

“Class A Principal Distribution Allocation Amount” for any Distribution Date means (a) in the case of the Class 1-A Certificates, the Class 1-A Principal Distribution Amount and (b) in the case of the Class 2-A Certificates, the Class 2-A Principal Distribution Amount.

“Class A Principal Distribution Target Amount” for any Distribution Date means the excess of:

(1)           the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to the Distribution Date, over

(2)           the lesser of (i) 67.10% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor.

“Combined Class M-1, M-2 and M-3 Principal Distribution Amount” for each Distribution Date means the excess of:

(1)           the sum of:

(a)           the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distribution of the Class 1-A Principal Distribution Amount and Class 2-A Principal Distribution Amount for the Distribution Date), and

(b)           the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates immediately prior to the Distribution Date over

(2)           the lesser of (a) 82.60% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor;

provided, however, that if the Class M-1, Class M-2 and/or Class M-3 Certificates are the only classes of Subordinate Certificates outstanding on the Distribution Date, those classes will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 and Loan Group 2 until the Certificate Principal Balances thereof are reduced to zero.

“Cumulative Loss Trigger Event” with respect to any Distribution Date on or after the Stepdown Date, a Cumulative Loss Trigger Event is in effect if (x) the aggregate amount of Realized Losses on the Mortgage Loans from the Cut-off Date for each Mortgage Loan to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries received through the last day of that Due Period) exceeds (y) the applicable percentage, for the Distribution Date, of the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount, as set forth below:

Distribution Date	Percentage

November 2008 — October 2009	1.10% with respect to November 2008, plus an additional 1/12th of 1.35% for each month thereafter through October 2009

November 2009 — October 2010	2.45% with respect to November 2009, plus an additional 1/12th of 1.45% for each month thereafter through October 2010

November 2010 — October 2011	3.90% with respect to November 2010, plus an additional 1/12th of 1.10% for each month thereafter through October 2011

November 2011 — October 2012	5.00% with respect to November 2011, plus an additional 1/12th of 0.50% for each month thereafter through October 2012

November 2012 and thereafter	5.50%

A “Delinquency Trigger Event” with respect to any Distribution Date on or after the Stepdown Date exists if the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of (x) the Senior Enhancement Percentage for such Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding Adjustable Rate Certificates:

Class	Percentage

A	42.97%
M-1	53.35%
M-2	68.30%
M-3	81.25%
M-4	97.50%
M-5	120.83%
M-6	147.26%
M-7	183.60%
M-8	228.02%
M-9	294.52%
B	403.92%

“Excess Overcollateralization Amount” for any Distribution Date, is the excess, if any, of the Overcollateralized Amount for the Distribution Date over the Overcollateralization Target Amount for the Distribution Date.

“Extra Principal Distribution Amount” with respect to any Distribution Date means the lesser of (1) the Overcollateralization Deficiency Amount and (2) the sum of the Excess Cashflow and the Credit Comeback Excess Cashflow available for payment thereof, to be allocated between Loan Group 1 and Loan Group 2, pro rata, based on the Principal Remittance Amount for each such Loan Group for that Distribution Date.

The “Final Maturity OC Trigger” will be in effect with respect to any Distribution Date on or after the Distribution Date in November 2026 if and for so long as the sum of (x) the amount on deposit in the Final Maturity Reserve Fund on that Distribution Date (including any Final Maturity Reserve Deposit made on the Distribution Date) and (y) the Overcollateralized Amount for that Distribution Date (calculated after giving effect to all distributions to be made prior to the time of determination) is less than the outstanding Stated Principal Balance of all Mortgage Loans with original terms to maturity of 40 years as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period ending in the same month as the Distribution Date).

“Group 1 Overcollateralization Reduction Amount” for any Distribution Date is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 1 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for such Distribution Date.

“Group 2 Overcollateralization Reduction Amount” for any Distribution Date is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for such Distribution Date.

“Initial Target Subordination Percentage” and “Stepdown Target Subordination Percentage” for any class of Subordinate Certificates means the respective percentages indicated in the following table:

	Initial Target Subordination Percentage	Stepdown Target Subordination Percentage
Class M-1	13.25%	26.50%
Class M-2	10.35%	20.70%
Class M-3	8.70%	17.40%
Class M-4	7.25%	14.50%
Class M-5	5.85%	11.70%
Class M-6	4.80%	9.60%
Class M-7	3.85%	7.70%
Class M-8	3.10%	6.20%
Class M-9	2.40%	4.80%
Class B	1.75%	3.50%

The Initial Target Subordination Percentages will not be used, and the Stepdown Target Subordination Percentages for the Class M-1, Class M-2 and Class M-3 Certificates will not be used, to calculate distributions on the Subordinate Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Subordinate Certificates and the related overcollateralization amount. The Initial Target Subordination Percentage for any class of Subordinate Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Certificate Principal Balance of any class(es) of Certificates subordinate to the subject class plus the initial Overcollateralization Target Amount and the denominator of which is equal to the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

“OC Floor” means an amount equal to 0.50% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

“Overcollateralization Deficiency Amount” with respect to any Distribution Date means the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on the Distribution Date (after giving effect to distribution of the Principal Distribution Amount (other than the portion thereof consisting of the Extra Principal Distribution Amount) on the Distribution Date).

“Overcollateralization Reduction Amount” for any Distribution Date is an amount equal to the lesser of (i) the Excess Overcollateralization Amount for the Distribution Date and (ii) the Principal Remittance Amount for Loan Group 1 and Loan Group 2 for the Distribution Date.

“Overcollateralization Target Amount” with respect to any Distribution Date means (a) prior to the Stepdown Date, an amount equal to 1.75% of the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount and (b) on or after the Stepdown Date, the greater of (i) an amount equal to 3.50% of the aggregate Stated Principal Balance of the Mortgage Loans for the current Distribution Date and (ii) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.

“Overcollateralized Amount” for any Distribution Date means the amount, if any, by which (x) the sum of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and any amount on deposit in the Pre-Funding Account on the Distribution Date exceeds (y) the sum of the aggregate Certificate Principal Balance of the Adjustable Rate Certificates as of the Distribution Date (after giving effect to distribution of the Principal Remittance Amounts to be made on the Distribution Date and, in the case of the Distribution Date immediately following the end of the Funding Period, any amounts to be released from the Pre-Funding Account).

“Principal Distribution Amount” with respect to each Distribution Date and a Loan Group means the sum of:

(1)           the Principal Remittance Amount for the Loan Group for the Distribution Date, less any portion of such amount used to cover any payment due to the Swap Counterparty with respect to such Distribution Date,

(2)           the Extra Principal Distribution Amount for the Loan Group for the Distribution Date, and

(3)           with respect to the Distribution Date immediately following the end of the Funding Period, the amount, if any, remaining in the Pre-Funding Account at the end of the Funding Period (net of any investment income therefrom) allocable to the Loan Group.

minus

(4)           (a) the Group 1 Overcollateralization Reduction Amount for the Distribution Date, in the case of Loan Group 1, and (b) the Group 2 Overcollateralization Reduction Amount for the Distribution Date, in the case of Loan Group 2.

“Principal Remittance Amount” with respect to each Loan Group and any Distribution Date means:

(a)           the sum, without duplication, of:

(1)           the scheduled principal collected during the related Due Period or advanced with respect to the Distribution Date,

(2)           prepayments collected in the related Prepayment Period,

(3)           the Stated Principal Balance of each Mortgage Loan that was repurchased by a Seller or purchased by the Master Servicer,

(4)           the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loans delivered by Countrywide Home Loans in connection with a substitution of a Mortgage Loan is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans, and

(5)           all Liquidation Proceeds (to the extent that the Liquidation Proceeds relate to principal) and Subsequent Recoveries collected during the related Due Period, less

(b)           all Advances relating to principal and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

“Realized Loss” means with respect to any Mortgage Loan (i) as to which a Final Recovery Determination has been made, the excess of the Stated Principal Balance of the defaulted Mortgage Loan over the Liquidation Proceeds allocated to principal that have been received with respect to the defaulted Mortgage Loan on or at any time prior to the last day of the related Due Period during which the defaulted Mortgage Loan is liquidated or (ii) that was the subject of a Deficient Valuation, (a) if the value of the related Mortgaged Property was reduced below the principal balance of the related Mortgage Note, the amount by which the value of the Mortgaged Property was reduced below the principal balance of the related Mortgage Note, and (ii) if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to the Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

“Rolling Sixty-Day Delinquency Rate” with respect to any Distribution Date on or after the Stepdown Date, means the average of the Sixty-Day Delinquency Rates for the Distribution Date and the two immediately preceding Distribution Dates.

“Senior Enhancement Percentage” with respect to any Distribution Date on or after the Stepdown Date means a fraction (expressed as a percentage):

(1)           the numerator of which is the excess of:

(a)           the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date over

(b)           (i) before the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the sum of the Certificate Principal Balances of the Class A Certificates, or (ii) after the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the Certificate Principal Balance of the most senior class of Subordinate Certificates outstanding, as of the preceding Master Servicer Advance Date, and

(2)           the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date.

“Sixty-Day Delinquency Rate” with respect to any Distribution Date on or after the Stepdown Date means a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for the Distribution Date of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding the Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for the Distribution Date of all Mortgage Loans.

“Stepdown Date” is the earlier to occur of:

(a)           the Distribution Date following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero, and

(b)           the later to occur of (x) the Distribution Date in November 2009 and (y) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates (after calculating anticipated distributions on the Distribution Date) is less than or equal to 67.10% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date.

“Subordinate Class Principal Distribution Amount” for each class of Subordinate Certificates (other than the Class M-1, Class M-2 and Class M-3 Certificates) and Distribution Date means the excess of:

(1)           the sum of:

(a)           the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distribution of the Class 1-A Principal Distribution Amount and Class 2-A Principal Distribution Amount for the Distribution Date),

(b)           the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account distribution of the Combined Class M-1, M-2 and M-3 Principal Distribution Amount for the Distribution Date),

(c)           the aggregate Certificate Principal Balance of any classes of Subordinate Certificates (other than the Class M-1, Class M-2 and Class M-3 Certificates) that are senior to the subject class (in each case, after taking into account distribution of the Subordinate Class Principal Distribution Amount(s) for the senior class(es) of Certificates for the Distribution Date), and

(d)           the Certificate Principal Balance of the subject class of Subordinate Certificates immediately prior to the Distribution Date over

(2)           the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of Certificates and (y) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor;

provided, however, that if a class of Subordinate Certificates is the only class of Subordinate Certificates outstanding on the Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 and Loan Group 2 until the Certificate Principal Balance thereof is reduced to zero.

“Trigger Event” with respect to any Distribution Date on or after the Stepdown Date means either a Delinquency Trigger Event with respect to that Distribution Date or a Cumulative Loss Trigger Event with respect to that Distribution Date.

“Unpaid Realized Loss Amount” means for any class of Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Certificate Principal Balance of that class due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of that class.

Deposits to the Certificate Account

The Master Servicer will establish and initially maintain a certificate account (the “Certificate Account”) for the benefit of the Trustee on behalf of the certificateholders. The Master Servicer will initially establish the Certificate Account at Countrywide Bank, N.A., which is an affiliate of the Master Servicer. On a daily basis within two Business Days after receipt, the Master Servicer will deposit or cause to be deposited into the Certificate Account the following payments and collections received by it in respect to the Mortgage Loans after the Cut-off Date (other than any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off Date):

(1)           all payments on account of principal, including Principal Prepayments, on the Mortgage Loans,

(2)           all payments on account of interest (other than interest accruing on the Mortgage Loans prior to the Cut-off Date) on the Mortgage Loans, net of the related Master Servicing Fees on the Mortgage Loans and net of Prepayment Interest Excess,

(3)           all Insurance Proceeds (including proceeds from the Mortgage Insurance Policies), Liquidation Proceeds and Subsequent Recoveries,

(4)           all payments made by the Master Servicer in respect of Compensating Interest,

(5)           all payments made by a Seller in connection with the repurchase of any Mortgage Loan due to the breach of certain representations, warranties or covenants by the Seller that obligates the Seller to repurchase the Mortgage Loan in accordance with the Pooling and Servicing Agreement,

(6)           all payments made by the Master Servicer in connection with the purchase of any Mortgage Loans which are 150 days delinquent in accordance with the Pooling and Servicing Agreement,

(7)           all prepayment charges paid by a borrower in connection with the full or partial prepayment of the related Mortgage Loan,

(8)           any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate Account,

(9)           any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each borrower to maintain a primary hazard insurance policy,

(10)           all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans, and

(11)           all Advances.

On the Business Day prior to the Master Servicer Advance Date in each of November 2006, December 2006 and January 2007, Countrywide Home Loans will remit to the Master Servicer, and the Master Servicer will deposit in the Certificate Account, the Seller Shortfall Interest Requirement (if any) for the related Distribution Date. Prior to their deposit in the Collection Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the Master Servicer. For a discussion of the risks that arise from the commingling of payments and collections, see “Risk Factors — Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities” in the base prospectus.

Withdrawals from the Certificate Account

The Master Servicer may from time to time withdraw funds from the Certificate Account prior to the related Distribution Account Deposit Date for the following purposes:

(1)           to pay to the Master Servicer the Master Servicing Fees on the Mortgage Loans to the extent not previously paid to or withheld by the Master Servicer (subject, in the case of Master Servicing Fees, to reduction as described above under “Servicing of the Mortgage Loans — Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”) and, as additional servicing compensation, assumption fees, late payment charges (excluding prepayment charges), net earnings on or investment income with respect to funds in or credited to the Certificate Account and the amount of Prepayment Interest Excess for the related Prepayment Period,

(2)           to reimburse the Master Servicer and the Trustee for Advances, which right of reimbursement with respect to any Mortgage Loan pursuant to this clause (2) is limited to amounts received that represent late recoveries of payments of principal and/or interest on the related Mortgage Loan (or Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries with respect thereto) with respect to which the Advance was made,

(3)           to reimburse the Master Servicer and the Trustee for any Advances previously made that the Master Servicer has determined to be nonrecoverable (and prior to the reimbursement, the Master Servicer will deliver to the Trustee an officer’s certificate indicating the amount of the nonrecoverable Advances and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable Advances),

(4)           to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policy,

(5)           to pay to the Master Servicer any unpaid Master Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (“Servicing Advances”), which right of reimbursement pursuant to this clause (5) is limited to amounts received representing late recoveries of the payments of these costs and expenses (or Liquidation Proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto),

(6)           to pay to the applicable Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by that Seller or the Master Servicer from the issuing entity pursuant to the Pooling and Servicing Agreement, all amounts received thereon and not taken into account in determining the related Purchase Price of the purchased Mortgage Loan,

(7)           after the transfer from the Certificate Account for deposit to the Distribution Account of the Interest Remittance Amount and the Principal Remittance Amount on the related Distribution Account Deposit Date, to reimburse the applicable Seller, the Master Servicer, the NIM Insurer or the Depositor for expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement,

(8)           to withdraw any amount deposited in the Certificate Account and not required to be deposited therein, and

(9)           to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the “Distribution Account Deposit Date”), the Master Servicer will withdraw from the Certificate Account and remit to the Trustee the Prepayment Charges collected, the Interest Remittance Amount and the Principal Remittance Amount to the extent on deposit in the Certificate Account, and the Trustee will deposit the amount in the Distribution Account, as described below.

The Master Servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to clauses (1) through (6) above.

Deposits to the Distribution Account

The Trustee will establish and maintain a distribution account (the “Distribution Account”) on behalf of the certificateholders. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

(1)           the aggregate amount remitted by the Master Servicer to the Trustee,

(2)           any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution Account, and

(3)           the amount, if any, remaining in the Pre-Funding Account (net of any investment income therefrom) on the Distribution Date immediately following the end of the Funding Period.

Withdrawals from the Distribution Account

The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders and remittances to the Swap Account and the Final Maturity Reserve Fund as described below under “— Distributions” and may from time to time make withdrawals from the Distribution Account:

(1)           to pay the Trustee Fee to the Trustee,

(2)           to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

(3)           to pay the Co-Trustee (for payment to the Mortgage Insurers), the Mortgage Insurance Premiums,

(4)           to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the Master Servicer through delivery of a written notice to the Trustee describing the amounts deposited in error),

(5)           to reimburse the Trustee for any unreimbursed Advances, such right of reimbursement being limited to (x) amounts received on the related Mortgage Loans in respect of which any such Advance was made and (y) amounts not otherwise reimbursed to the Trustee pursuant to clause (2) under “—Withdrawals from the Certificate Account”,

(6)           to reimburse the Trustee for any nonrecoverable Advance previously made by it, such right of reimbursement being limited to amounts not otherwise reimbursed to it pursuant to clause (4) under “—Withdrawals from the Certificate Account”, and

(7)           to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

Prior to each Determination Date, the Master Servicer is required to provide the Trustee a report containing the data and information concerning the Mortgage Loans that is required by the Trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Master Servicer.

Investments of Amounts Held in Accounts

The Certificate Account, the Distribution Account and the Pre-Funding Account. All funds in the Certificate Account, the Distribution Account and the Pre-Funding Account will be invested in Permitted Investments at the direction of the Master Servicer. In the case of:

•
the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein; and

•
the Pre-Funding Account, all income and gain net of any losses realized from the investment will be for the benefit of Countrywide Home Loans and will be remitted to Countrywide Home Loans as described herein.

The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer’s own funds immediately as realized. The amount of any losses incurred in the Pre-Funding Account in respect of the investments will be paid by Countrywide Home Loans to the Trustee for deposit into the Pre-Funding Account out of Countrywide Home Loans’ own funds immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account or the Pre-Funding Account and made in accordance with the Pooling and Servicing Agreement.

Carryover Reserve Fund and Credit Comeback Excess Account. Funds in the Carryover Reserve Fund and in the Credit Comeback Excess Account may be invested in Permitted Investments, at the written direction of the majority holder of the Class C Certificates.

If the Trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund and the Credit Comeback Excess Account in Permitted Investments. Any net investment earnings will be paid pro rata to the holders of the class of Certificates entitled to direct the investments of the amounts, in accordance with their Percentage Interests. Any losses incurred in the Carryover Reserve Fund or the Credit Comeback Excess Account in respect of the investments will be charged against amounts on deposit in the Carryover Reserve Fund (or the investments) or Credit Comeback Excess Account (or the investments), as applicable, immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Carryover Reserve Fund or Credit Comeback Excess Account and made in accordance with the Pooling and Servicing Agreement.

Swap Account. Funds in the Swap Account will not be invested.

Final Maturity Reserve Fund. The Final Maturity Reserve Fund will be an asset of a separate trust referred to herein as the reserve fund trust. Funds in the Final Maturity Reserve Fund may be invested in permitted investments at the direction of the holders of the Class C Certificates. If the Trustee, on behalf of the reserve fund trust, does not receive written directions regarding investment, it will invest all funds in the Final Maturity Reserve Fund in The Bank of New York cash reserves. Any net investment earnings will be retained in the Final Maturity Reserve Fund until withdrawn upon the termination of the pooling and servicing agreement. Any losses incurred in the Final Maturity Reserve Fund in respect of the investment will be charged against amounts on deposit in the Final Maturity Reserve Fund (or the investments) immediately as realized. The trustee, on behalf of the reserve fund trust, will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Final Maturity Reserve Fund and made in accordance with the pooling and servicing agreement.

The Swap Account

The Trustee, in its capacity as trustee of the swap trust, will establish and maintain a swap account (the “Swap Account”) on behalf of the holders of the Swap Certificates and the Swap Counterparty. With respect to each Distribution Date, the Trustee will deposit into the Swap Account any portion of the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for Loan Group 1 and Loan Group 2 for that Distribution Date) that are to be remitted to the Swap Contract Administrator for payment to the Swap Counterparty, as well as any amounts received from the Swap Contract Administrator in respect of the Swap Contract, each as described below under “— The Swap Contract”. With respect to each Distribution Date, following the deposits to the Swap Account described in the preceding sentence, the Trustee will make a corresponding withdrawal from the Swap Account for remittance to the Swap Contract Administrator or distribution to the holders of the Swap Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under “— The Swap Contract”.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency

Fees

Master Servicing Fee / Master Servicer	One-twelfth of the Servicing Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (3)	Compensation	Collections with respect to each Mortgage Loan and any Liquidation Proceeds or Subsequent Recoveries	Monthly

Additional Servicing Compensation / Master Servicer	• Prepayment Interest Excess (4)	Compensation	Interest collections with respect to each Mortgage Loan	Time to time

	• All late payment fees, assumption fees and other similar charges (excluding prepayment charges)	Compensation	Payments made by obligors with respect to the Mortgage Loans	Time to time

	• All investment income earned on amounts on deposit in the Certificate Account and Distribution Account	Compensation	Investment income related to the Certificate Account and Distribution Account	Monthly

	• Excess Proceeds (5)	Compensation	Liquidation Proceeds and Subsequent Recoveries with respect to each liquidated Mortgage Loan	Time to time

Trustee Fee (the “Trustee Fee”) / Trustee
One-twelfth of the Trustee Fee Rate multiplied by the sum of (i) the aggregate Stated Principal Balance of the outstanding Mortgage Loans and (ii) any amounts remaining in the Pre-Funding Account (excluding any investment earnings thereon) (6)
		Compensation	Interest Remittance Amount	Monthly

Expenses

Net Swap Payments / Swap Counterparty	Net Swap Payments (7)	Expense	Interest Funds for Loan Group 1 and Loan Group 2 and, to the extent that Interest Funds are not sufficient, the Principal Remittance Amount for Loan Group 1 and Loan Group 2	Monthly

Swap Termination Payment / Swap Counterparty	The Swap Termination Payment to which the Swap Counterparty may be entitled in the event of an early termination of the Swap Contract	Expense	Interest Funds for Loan Group 1 and Loan Group 2 and, to the extent that Interest Funds are not sufficient, the Principal Remittance Amount for Loan Group 1 and Loan Group 2 (8)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency

Mortgage Insurance Premiums / Mortgage Insurers	With respect to each Covered Mortgage Loan, one-twelfth of the applicable Mortgage Insurance Premium Rate for that Mortgage Loan multiplied by the Stated Principal Balance of that Mortgage Loan (9)	Expense	Interest collections on the related Mortgage Loan(s)	Monthly

Insurance premiums / Mortgage Insurance Providers	Insurance premium(s) for Mortgage Loan(s) covered by lender-paid mortgage insurance policies (other than the Mortgage Insurance Policies)	Expense	Interest collections on the related Mortgage Loan(s)	Monthly

Insurance expenses / Master Servicer	Expenses incurred by the Master Servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the Mortgage Loan	Time to time

Servicing Advances / Master Servicer	To the extent of funds available, the amount of any Servicing Advances.	Reimbursement of Expenses
With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan (10)
Time to time

Indemnification expenses / the Sellers, the Master Servicer, the NIM Insurer and the Depositor	Amounts for which the Sellers, the Master Servicer, the NIM Insurer and Depositor are entitled to indemnification (11)	Indemnification	Amounts on deposit on the Certificate Account on any Distribution Account Deposit Date, following the transfer to the Distribution Account	Monthly
__________
(1)
If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the Pooling and Servicing Agreement.

(2)
Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer in the case of amounts owed to the Master Servicer) prior to distributions on the Certificates.

(3)
The Servicing Fee Rate for each Mortgage Loan will equal 0.50% per annum. The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under “Servicing of the Mortgage Loans — Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”.

(4)	Prepayment Interest Excess is described above in this free writing prospectus under “Servicing of the Mortgage Loans — Servicing Compensation and Payment of Expenses”.

(5)	Excess Proceeds is described above in this free writing prospectus under “— Glossary of Terms — General Definitions”.

(6)	The Trustee Fee Rate will equal 0.009% per annum.

(7)	The amount of any Net Swap Payment due to the Swap Counterparty with respect to any Distribution Date will be calculated as described under “Description of the Certificates — The Swap Contract”.

(8)	Any Swap Termination Payment due to a Swap Counterparty Trigger Event will only be payable from excess cashflow as described under “Description of the Certificates — Overcollateralization Provisions”.

(9)
The Mortgage Insurance Premium Rate will equal (i) 1.9588% per annum for each Covered Mortgage Loan under the United Guaranty Mortgage Insurance Policy and (ii) 1.3137% per annum for each Covered Mortgage Loan under the MGIC Mortgage Insurance Policy.

(10)
Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(11)	Each of the Sellers, the Master Servicer, the NIM Insurer and the Depositor are entitled to indemnification of certain expenses.

Distributions

General. Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names the Certificates are registered at the close of business on the Record Date.

Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any certificateholder that holds 100% of a class of Certificates or who holds a class of Certificates with an aggregate initial Certificate Principal Balance of $1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the Corporate Trust Office of the Trustee. On each Distribution Date, a holder of a Certificate will receive its Percentage Interest of the amounts required to be distributed with respect to the applicable class of Certificates.

On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P Certificates.

Distributions of Interest. On each Distribution Date, the interest distributable with respect to the interest-bearing certificates is the interest which has accrued on the Certificate Principal Balance thereof immediately prior to that Distribution Date at the Pass-Through Rate during the applicable Accrual Period, and in the case of the Senior Certificates, any Interest Carry Forward Amount. For each class of Subordinate Certificates, any Interest Carry Forward Amount will be payable only from excess cashflow (if any) as and to the extent described under “— Overcollateralization Provisions”.

All calculations of interest on the Adjustable Rate Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period.

The Pass-Through Rates for the Adjustable Rate Certificates are variable rates that may change from Distribution Date to Distribution Date and are subject to increase after the Optional Termination Date. On each Distribution Date, the Pass-Through Rate for each class of Adjustable Rate Certificates will be subject to the applicable Net Rate Cap. See the related definitions in “— Glossary of Terms — Definitions related to Interest Calculations and Distributions” for a more detailed understanding as to how the Net Rate Cap is calculated, and applied to the Pass-Through Rate.

If on any Distribution Date, the Pass-Through Rate for a class of Adjustable Rate Certificates is based on the applicable Net Rate Cap, each holder of the applicable Certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this free writing prospectus under “— Overcollateralization Provisions”, and from payments (if any) allocated to the issuing entity in respect of the Swap Contract that are available for that purpose.

On each Distribution Date, the Interest Funds for that Distribution Date are required to be distributed in the following order of priority, until those Interest Funds have been fully distributed:

(1)           from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Final Maturity Reserve Fund, the Required Final Maturity Deposit,

(2)           from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to such Distribution Date;

(3)           concurrently:

(a)           from the Interest Funds for Loan Group 1, to the Class 1-A Certificates, the Current Interest and Interest Carry Forward Amount for that class,

(b)           from the Interest Funds for Loan Group 2, concurrently to each class of Class 2-A Certificates, the Current Interest and Interest Carry Forward Amount for each such class, pro rata based on their respective entitlements,

(4)           from the remaining Interest Funds for both Loan Groups, concurrently to each class of Class A Certificates, any remaining Current Interest and Interest Carry Forward Amount not paid pursuant to clauses 3(a) and 3(b) above, pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Current Interest and Interest Carry Forward Amount for each such class. Interest Funds remaining after such allocation to pay any Current Interest and Interest Carry Forward Amount based on the Certificate Principal Balances of the Certificates will be distributed to each class of Class A Certificates with respect to which there remains any unpaid Current Interest and Interest Carry Forward Amount (after the distribution based on Certificate Principal Balances), pro rata based on the amount of such remaining unpaid Current Interest and Interest Carry Forward Amount,

(5)           from the remaining Interest Funds for both Loan Groups, sequentially:

(a)            sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the Current Interest for that class, and

(b)           any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

Distributions of Principal. The manner of distributing principal among the classes of Certificates will differ depending upon whether a Distribution Date occurs on or after the Stepdown Date and, on or after that date, whether a Trigger Event is in effect. Prior to the Stepdown Date or if a Trigger Event is in effect, all amounts distributable as principal on a Distribution Date will be allocated first to the related Senior Certificates, until those Senior Certificates are paid in full, before any distributions of principal are made on the Subordinate Certificates.

On any Distribution Date on or after the Stepdown Date and so long as no Trigger Event is in effect, instead of allocating all amounts distributable as principal on the Certificates to the Senior Certificates until those Senior Certificates are paid in full, a portion of those amounts distributable as principal will be allocated to the Subordinate Certificates. The amount allocated to each class of Certificates on or after the Stepdown Date and so long as no Trigger Event is in effect will be based on the targeted level of overcollateralization and subordination for each class of Certificates. After the Stepdown Date, if a Trigger Event is in effect, the priority of principal payments will revert to the distribution priority prior to the Stepdown Date. The amount to be distributed as principal on each Distribution Date are described in more detail under “— Glossary of Terms — Definitions related to Principal Calculations and Distributions” in this free writing prospectus.

On each Distribution Date, the Principal Distribution Amount for each of Loan Group 1 and Loan Group 2 is required to be distributed as follows until such Principal Distribution Amount has been fully distributed (with the Principal Distribution Amount exclusive of the portion thereof consisting of the Extra Principal Distribution Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

(1)           For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, sequentially:

(A)            concurrently:

(i)           from the Principal Distribution Amount for Loan Group 1, sequentially:

(a)           to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and

(b)           to the classes of Class 2-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 2 as provided in clause (1)(A)(ii)(a) below), in the amounts and order of priority set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero,

(ii)           from the Principal Distribution Amount for Loan Group 2, sequentially:

(a)           to the classes of Class 2-A Certificates, in the amounts and order of priority set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero, and

(b)           to the Class 1-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 1 as provided in clause (1)(A)(i)(a) above), until the Certificate Principal Balance thereof is reduced to zero,

(B)            from the remaining Principal Distribution Amounts for both Loan Groups, sequentially:

(i)           sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero, and

(ii)           any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

(2)           For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal Distribution Amounts for both Loan Groups, sequentially:

(A)           in an amount up to the Class A Principal Distribution Target Amount, pro rata based on the related Class A Principal Distribution Allocation Amount for the Class 1-A and Class 2-A Certificates, concurrently:

(i)           to the Class 1-A Certificates, in an amount up to the Class 1-A Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero, and

(ii)           to the classes of Class 2-A Certificates, in an amount up to the Class 2-A Principal Distribution Amount, allocated in the amounts and order of priority set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero, provided, however, that if (a) the Certificate Principal Balance of the Class 1-A Certificates and/or (b) the aggregate Certificate Principal Balance of the Class 2-A Certificates is reduced to zero, then any remaining unpaid Class A Principal Distribution Target Amount will be distributed to the remaining classes of Senior Certificates after distributions from clauses (i) and (ii) above (and, in the case of the Class 2-A Certificates, in the amounts and order of priority described in clause (3) below), until the Certificate Principal Balance(s) thereof is/are reduced to zero,

(B)           sequentially, to the Class M-1, Class M-2 and Class M-3 Certificates, in that order, the Combined Class M-1, M-2 and M-3 Principal Distribution Amount, until the Certificate Principal Balances thereof are reduced to zero,

(C)           sequentially, to the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the Subordinate Class Principal Distribution Amount for that class, in each case until the Certificate Principal Balance thereof is reduced to zero, and

(D)           any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

(3)           On each Distribution Date on which any principal amounts are to be distributed to the Class 2-A Certificates, those amounts will be distributed, sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until the Certificate Principal Balance thereof is reduced to zero.

Residual Certificates. The Class A-R Certificates do not bear interest. The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Certificate Principal Balance will equal zero. The $100 will be withdrawn from a reserve account established by the Trustee and funded by the Depositor on the Closing Date for the purposes of making distributions on the Class A-R and Class P Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity will exist. In addition to the distribution of principal on the first Distribution Date, on each Distribution Date, the holders of the Class A-R Certificates, as provided in the Pooling and Servicing Agreement, will be entitled to receive any available funds remaining after payment of interest and principal on the Senior Certificates and on the Subordinate Certificates (as described above) and payments to the Swap Counterparty (each as described above) and the Class C Certificates (as provided in the Pooling and Servicing Agreement). It is not anticipated that there will be any significant amounts remaining for distribution to the Class A-R Certificates.

Overcollateralization Provisions

On the Closing Date, it is expected that the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount will exceed the initial aggregate Certificate Principal Balance of the Adjustable Rate Certificates by approximately $17,500,000, which is approximately 1.75% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the Pooling and Servicing Agreement. The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Adjustable Rate Certificates. As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the holders of the Adjustable Rate Certificates and the related fees and expenses payable by the issuing entity. Any interest payments received in respect of the Mortgage Loans in a Loan Group or Loan Groups in excess of the amount that is needed to pay interest on the related Certificates and the issuing entity’s expenses related to that Loan Group (including any Net Swap Payments that may be payable to the Swap Counterparty) will be used to reduce the total Certificate Principal Balance of the Certificates, until the required level of overcollateralization has been maintained or restored. The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the related class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described. Thereafter, any remaining excess cashflow will be allocated to pay Net Rate Carryover and Unpaid Realized Loss Amounts and to fund the Final Maturity Reserve Fund in the amounts and the priorities described below.

The “Excess Cashflow” with respect to any Distribution Date is the sum of (i) the amounts remaining as set forth in clause (5)(b) in “—Distributions — Distributions of Interest” and clause (1)(B)(ii) or (2)(D), as applicable, in “— Distributions — Distributions of Principal” and (ii) the Overcollateralization Reduction Amount for that Distribution Date, if any.

With respect to any Distribution Date, any Excess Cashflow and, in the case of clauses 1 and 2 below and in the case of the payment of Unpaid Realized Loss Amounts pursuant to clause 3 below, any amounts in the Credit Comeback Excess Account and available for such Distribution Date (“Credit Comeback Excess Cashflow”), will be paid to the classes of Certificates in the following order of priority, in each case first to the extent of the remaining Credit Comeback Excess Cashflow, if applicable, and second to the extent of the remaining Excess Cashflow:

1.
to the class or classes of Adjustable Rate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Extra Principal Distribution Amount for Loan Group 1 and Loan Group 2, payable to those holders as part of the related Principal Distribution Amount as described under “—Distributions—Distributions of Principal” above;

2.
concurrently, to each class of Class A Certificates, pro rata based on the Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the Unpaid Realized Loss Amount for the class;

3.
sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case, first in an amount equal to any Interest Carry Forward Amount for that class, and second in an amount equal to any Unpaid Realized Loss Amount for that class;

4.
to each class of Adjustable Rate Certificates, pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; provided that any Excess Cashflow remaining after the allocation to pay Net Rate Carryover based on the Certificate Principal Balances of those Certificates will be distributed to each class of Adjustable Rate Certificates with respect to which there remains any unpaid Net Rate Carryover (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of the unpaid Net Rate Carryover;

5.	to the Carryover Reserve Fund, in an amount equal to the Required Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on the Distribution Date);

6.
if the Final Maturity OC Trigger is in effect, sequentially, in the following order of priority: (i) to the classes of Class A Certificates, pro rata, based on the Class 1-A Principal Distribution Amount (in the case of clause (x)) and the Class 2-A Principal Distribution Amount (in the case of clause (y)), concurrently (x) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A Principal Distribution Amount and the Class 2-A Principal Distribution Amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as the case may be; and (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero;

7.	to the Swap Account, in an amount equal to any Swap Termination Payment due to the Swap Counterparty as a result of a Swap Counterparty Trigger Event; and

8.	to the Class C and Class A-R Certificates, in each case in the amounts specified in the Pooling and Servicing Agreement.

Following the distributions pursuant to the preceding paragraph, the Trustee will make certain distributions from the Swap Account, as described in further detail below under “ — The Swap Contract”.

The Swap Contract

Countrywide Home Loans has entered into an interest rate swap transaction with Bear Stearns Financial Products Inc. (the “Swap Counterparty”), as evidenced by a confirmation between Countrywide Home Loans and the Swap Counterparty (the “Swap Contract”). Pursuant to the Swap Contract, the terms of an ISDA Master Agreement were incorporated into the confirmation of the Swap Contract, as if the ISDA Master Agreement had been executed by Countrywide Home Loans and the Swap Counterparty on the date that the Swap Contract was executed. The Swap Contract is subject to certain ISDA definitions. On the Closing Date, pursuant to a “Swap Contract Assignment Agreement,” Countrywide Home Loans will assign its rights under the Swap Contract to The Bank of New York, as swap contract administrator (in such capacity, the “Swap Contract Administrator”), and Countrywide Home Loans, the Swap Contract Administrator and the Trustee (acting as trustee of the swap trust) will enter into a swap contract administration agreement (the “Swap Contract Administration Agreement”) pursuant to which the Swap Contract Administrator will allocate any payments received under the Swap Contract between the Trustee (acting as trustee of the swap trust) and Countrywide Home Loans as described below and pursuant to which the Swap Contract Administrator will remit to the Swap Counterparty any funds received from the Trustee (acting as trustee of the swap trust) for payment to the Swap Counterparty.

With respect to any Distribution Date on or prior to the Swap Contract Termination Date, the amount payable by the Swap Contract Administrator to the Swap Counterparty under the Swap Contract will equal the product of:

(i)           a fixed rate of 5.40% per annum,

(ii)           the lesser of (a) the Swap Contract Notional Balance for the Distribution Date and (b) the aggregate Certificate Principal Balance of the Swap Certificates immediately prior to such Distribution Date, and

(iii)           the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360.

With respect to any Distribution Date on or prior to the Swap Contract Termination Date, the amount payable by the Swap Counterparty to the Swap Contract Administrator under the Swap Contract will equal the product of:

(i)           One-Month LIBOR (as determined by the Swap Counterparty),

(ii)           the lesser of (a) the Swap Contract Notional Balance for the Distribution Date and (b) the aggregate Certificate Principal Balance of the Swap Certificates immediately prior to such Distribution Date, and

(iii)           the actual number of days in the related calculation period, divided by 360.

With respect to any Distribution Date, the Swap Contract Administrator or the Swap Counterparty, as the case may be, will only be required to make a “Net Swap Payment” to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding paragraphs over the payment that it is entitled to receive from that other party as described in the two preceding paragraphs. Any Net Swap Payment owed by the Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding such Distribution Date, while any Net Swap Payment owed to the Swap Counterparty with respect to any Distribution Date will be payable on such Distribution Date.

If a Net Swap Payment and/or a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Interest Funds for Loan Group 1 and Loan Group 2 the amount of such Net Swap Payment or Swap Termination Payment as described under clause (1) under “— Distributions — Distributions of Interest” above (and to the extent that Interest Funds for Loan Group 1 and Loan Group 2 are insufficient, the Trustee will deduct from the Principal Remittance Amount for Loan Group 1 and Loan Group 2, pro rata on the basis of the respective Principal Remittance Amounts, any additional amounts necessary to make such Net Swap Payment and/or Swap Termination Payment due to the Swap Counterparty) and deposit the amount of such Net Swap Payment or Swap Termination Payment in the Swap Account maintained on behalf of the swap trust.

In the event that a Swap Termination Payment due to a Swap Counterparty Trigger Event is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Excess Cashflow the amount of such Swap Termination Payment as described under clause (6) under “— Overcollateralization Provisions — Excess Cashflow” above and remit such amount to the Swap Account maintained on behalf of the swap trust.

In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date, the Swap Contract Administrator will remit to the Trustee on behalf of the swap trust and for deposit into the Swap Account an amount equal to the sum of (a) any Current Interest and Interest Carry Forward Amounts with respect to the Swap Certificates, (b) any Net Rate Carryover with respect to the Swap Certificates and (c) any Unpaid Realized Loss Amounts with respect to the Swap Certificates, in each case that remain unpaid following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow and Credit Comeback Excess Cashflow for the Distribution Date, as well as (d) any remaining Overcollateralization Deficiency Amount that remains following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow and Credit Comeback Excess Cashflow for the Distribution Date. Any portion of any Net Swap Payment not remitted by the Swap Contract Administrator to the Trustee (acting as trustee of the swap trust) with respect to any Distribution Date will be remitted to Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

If the Swap Contract is terminated, Countrywide Home Loans will be required to assist the Swap Contract Administrator in procuring a replacement swap contract with terms approximating those of the original Swap Contract. In the event that a Swap Termination Payment was payable by the Swap Counterparty in connection with the termination of the original Swap Contract, that Swap Termination Payment will be used to pay any upfront amount in connection with the replacement swap contract, and any remaining portion of that Swap Termination Payment will be distributed to Countrywide Home Loans and will not be available for distribution on any class of Certificates. In the event that the swap counterparty in respect of a replacement swap contract pays any upfront amount to the Swap Contract Administrator in connection with entering into the replacement swap contract, if that upfront amount is received prior to the Distribution Date on which the Swap Termination Payment is due to the Swap Counterparty under the original Swap Contract, a portion of that upfront amount equal to the lesser of (x) that upfront amount and (y) the amount of the Swap Termination Payment due to the Swap Counterparty under the original Swap Contract (the “Adjusted Replacement Upfront Amount”) will be included in the Interest Funds for Loan Group 1 and Loan Group 2 on that Distribution Date, to be allocated between Loan Group 1 and Loan Group 2 pro rata based on their respective Interest Funds for that Distribution Date, and any upfront amount paid by the replacement swap counterparty in excess of the Adjusted Replacement Upfront Amount will be distributed to Countrywide Home Loans, Inc. If that upfront amount is received after the Distribution Date on which the Swap Termination Payment was due to the Swap Counterparty under the original Swap Contract, or in the event that the Swap Contract is terminated and no replacement swap contract can be procured on terms approximating those of the original Swap Contract and a Swap Termination Payment was payable by the Swap Counterparty, that upfront amount or Swap Termination Payment payable by the Swap Counterparty, as the case may be, will be retained by the Swap Contract Administrator and remitted to the Trustee on behalf of the swap trust on subsequent Distribution Dates up to and including the Swap Contract Termination Date to cover the amounts described in clauses (a), (b), (c) and (d) of the preceding paragraph. Following the Swap Contract Termination Date, any remainder of an upfront amount paid by a replacement swap counterparty, or of a Swap Termination Payment paid by a Swap Counterparty, will be distributed to Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

Following the distributions of Excess Cashflow and Credit Comeback Excess Cashflow as described under “— Overcollateralization Provisions —Excess Cashflow”, the Trustee, acting on behalf of the swap trust, shall distribute all amounts on deposit in the Swap Account in the following amounts and order of priority:

(1)           to the Swap Contract Administrator for payment to the Swap Counterparty, any Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date;

(2)           to the Swap Contract Administrator for payment to the Swap Counterparty, any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to such Distribution Date;

(3)           concurrently to each class of Class A Certificates, any remaining Current Interest and Interest Carry Forward Amount, pro rata based on their respective entitlements;

(4)           sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry Forward Amount for the class;

(5)           to the class or classes of Adjustable Rate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Overcollateralization Deficiency Amount remaining unpaid following the distribution of Excess Cashflow and Credit Comeback Excess Cashflow as described above under “— Overcollateralization Provisions” payable to such holders of each such class in the same manner in which the Extra Principal Distribution Amount in respect of Loan Group 1 and Loan Group 2 would be distributed to such classes as described under “— Overcollateralization Provisions — Excess Cashflow” above;

(6)           concurrently, to each class of Adjustable Rate Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class, pro rata, based on the amount of such remaining Net Rate Carryover;

(7)           concurrently, to each class of Class A Certificates, pro rata based on the remaining Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class;

(8)           sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class; and

(9)           to the Swap Contract Administrator for payment to the Swap Counterparty, only to the extent necessary to cover any Swap Termination Payment due to a Swap Counterparty Trigger Event payable to the Swap Counterparty with respect to such Distribution Date.

The “Swap Contract Notional Balance” for each Distribution Date is as described in the following table. In addition, the Distribution Date occurring in the latest calendar month listed in the following table is the date through which the Swap Contract is scheduled to remain in effect and is referred to as the “Swap Contract Termination Date” for the Swap Contract.

Month of Distribution Date	Swap Contract Notional Balance ($)
November 2006	291,507,651
December 2006	290,548,607
January 2007	289,019,765
February 2007	287,334,888
March 2007	285,247,235
April 2007	282,255,420
May 2007	278,886,713
June 2007	274,987,908
July 2007	270,741,367
August 2007	265,942,568
September 2007	260,809,155
October 2007	255,462,612
November 2007	249,255,038
December 2007	243,709,111
January 2008	237,855,836
February 2008	233,308,375
March 2008	229,009,810
April 2008	224,086,795
May 2008	219,555,843
June 2008	215,101,782
July 2008	210,909,313
August 2008	206,695,639
September 2008	202,427,025
October 2008	198,339,217
November 2008	194,248,381
December 2008	190,643,763
January 2009	186,968,853
February 2009	184,120,139
March 2009	181,447,904
April 2009	178,388,764
May 2009	175,556,531
June 2009	172,783,298
July 2009	170,135,605
August 2009	167,390,069
September 2009	164,580,049
October 2009	161,761,080
November 2009	158,879,648
December 2009	156,333,882
January 2010	153,677,169
February 2010	151,586,678
March 2010	149,572,517
April 2010	147,173,817
May 2010	144,866,805
June 2010	142,543,897
July 2010	140,310,317
August 2010	138,055,122
September 2010	135,882,345
October 2010	133,910,374
November 2010	131,850,109
December 2010	129,980,851
January 2011	127,984,177
February 2011	126,373,361
March 2011	124,802,199
April 2011	122,957,158
May 2011	121,212,156
June 2011	119,479,222
July 2011	117,791,137
August 2011	116,102,822
September 2011	114,308,043
October 2011	111,972,975
November 2011	109,708,118
December 2011	107,794,665
January 2012	105,904,810
February 2012	104,477,332
March 2012	102,945,440
April 2012	101,226,803
May 2012	99,663,274
June 2012	98,090,656
July 2012	96,574,630
August 2012	95,046,711
September 2012	93,573,716
October 2012	92,216,921

A “Swap Termination Payment” is a termination payment required to be made by either the Swap Contract Administrator or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract.

The Swap Contract will be subject to early termination upon an event of default or an early termination event under the Swap Contract. Events of default under the Swap Contract include, among other things, the following:

•	failure to make a payment due under the Swap Contract, three business days after notice of such failure is received,

•	certain insolvency or bankruptcy events, and

•	a merger by the Swap Counterparty without an assumption of its obligations under the Swap Contract.

Early termination events under the Swap Contract include, among other things:

•
illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the Swap Contract or guaranty, as applicable),

•
a tax event (which generally relates to either party to the Swap Contract receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax), and

•	an amendment to the Pooling and Servicing Agreement that would materially adversely affect the Swap Counterparty is made without the prior written consent of the Swap Counterparty.

In addition to the termination events specified above, it will be a termination event under the Swap Contract in the event that (A) either (i) the unsecured, long-term senior debt obligations of the Swap Counterparty are rated below “A1” by Moody’s or are rated “A1” by Moody’s and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade) or (ii) the unsecured, short-term debt obligations of the Swap Counterparty are rated below “P-1” by Moody’s or are rated “P-1” by Moody’s and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), (B) no short-term rating is available from Moody’s and the unsecured, long-term senior debt obligations of the Swap Counterparty are rated below “Aa3” by Moody’s or are rated “Aa3” by Moody’s and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), or (C) either (i) the unsecured, short-term debt obligations of the Swap Counterparty are rated below “A-1” by S&P or (ii) if the Swap Counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of the Swap Counterparty are rated below “A+” by S&P (such an event a “Collateralization Event”), and the Swap Counterparty does not, within 30 days, (a) cause another entity to replace the Swap Counterparty that meets or exceeds the Swap Counterparty Ratings Requirement and that is approved by the Swap Contract Administrator on terms substantially similar to the Swap Contract; (b) obtain a guaranty of, or a contingent agreement of another person that satisfies the Swap Counterparty Ratings Requirement, to honor the Swap Counterparty’s obligations under the Swap Contract, provided that such other person is approved by the Swap Contract Administrator; (c) post collateral satisfactory to the applicable Rating Agencies; or (d) establish any other arrangement satisfactory to the applicable Rating Agency which will be sufficient to restore the immediately prior ratings of the Swap Certificates.

“Swap Counterparty Ratings Requirement” means (a) either (i) the unsecured, short-term debt obligations of the substitute counterparty (or its credit support provider) are rated at least “A-1” by S&P or (ii) if the substitute counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of the substitute counterparty (or its credit support provider) are rated at least “A+” by S&P, and (b) either (i) the unsecured, long-term senior debt obligations of such substitute counterparty (or its credit support provider) are rated at least “A1” by Moody’s (and if rated “A1” by Moody’s, such rating is not on watch for possible downgrade) and the unsecured, short-term debt obligations of such substitute counterparty (or its credit support provider) are rated at least “P-1” by Moody’s (and if rated “P-1” by Moody’s, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such substitute counterparty (or its credit support provider) does not have a short-term debt rating from Moody’s, the unsecured, long-term senior debt obligations of such substitute counterparty (or its credit support provider) are rated at least “Aa3” by Moody’s (and if rated “Aa3” by Moody’s, such rating is not on watch for possible downgrade).

It will also be a termination event under the Swap Contract in the event that the Swap Counterparty fails to satisfy the following ratings criteria: (A) the unsecured, long-term senior debt obligations of the Swap Counterparty are rated at least “BBB-” by S&P, and (B) either (i) the unsecured, long-term senior debt obligations of the Swap Counterparty are rated at least “A2” by Moody’s (including if such rating is on watch for possible downgrade) and the unsecured, short-term debt obligations of the Swap Counterparty are rated at least “P-1” by Moody’s (including if such rating is on watch for possible downgrade) or (ii) if the Swap Counterparty does not have a short-term rating from Moody’s, the unsecured, long-term senior debt obligations of the Swap Counterparty are rated at least “A1” by Moody’s (including if such rating is on watch for possible downgrade); and the Swap Counterparty does not, within 10 days, after the occurrence of such a downgrade or withdrawal by S&P or Moody’s, as applicable, take the action described in either clause (a), (b) or (d) of the second preceding paragraph.

The rating levels and obligations following a ratings downgrade referred to in this section are determined by the Rating Agencies and may be changed by the Rating Agencies prior to the execution of the Swap Contract. As such, this summary is subject to, and qualified in its entirety by reference to, the provisions of the Swap Contract.

Finally, an additional termination event under the Swap Contract will exist if the Swap Counterparty has failed to deliver any information, report, certification or accountants’ consent when and as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1115(b)(1) or (b)(2) of Regulation AB with respect to certain reporting obligations of the Depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Swap Contract, and the Swap Counterparty fails to transfer the Swap Contract at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants’ consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the Depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Swap Contract, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld and which approval is not needed if such assignment is to a subsidiary of The Bear Stearns Companies, Inc., provided the Depositor is given notice) and any rating agency, if applicable.

“Swap Counterparty Trigger Event” means an event of default under the Swap Contract with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the Swap Contract (other than illegality, a tax event or a tax event upon merger of the Swap Counterparty) with respect to which the Swap Counterparty is the sole affected party or with respect to a termination resulting from a ratings downgrade of the Swap Counterparty (as described above).

The significance percentage for the Swap Contract is less than 10%. The “significance percentage” for the Swap Contract is the percentage that the significance estimate of the Swap Contract represents of the aggregate Certificate Principal Balance of the Swap Certificates. The “significance estimate” of the Swap Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Swap Contract, made in substantially the same manner as that used in Countrywide Home Loans’ internal risk management process in respect of similar instruments.

The Certificates do not represent an obligation of the Swap Counterparty or the Swap Contract Administrator. The holders of the Certificates are not parties to or beneficiaries under the Swap Contract or the Swap Contract Administration Agreement and will not have any right to proceed directly against the Swap Counterparty in respect of its obligations under the Swap Contract or against the Swap Contract Administrator in respect of its obligations under the Swap Contract Administration Agreement.

The Swap Counterparty is an affiliate of Bear, Stearns & Co. Inc., one of the Underwriters.

The Swap Contract, the Swap Contract Assignment Agreement and the Swap Contract Administration Agreement will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

Calculation of One-Month LIBOR

On the second LIBOR Business Day preceding the commencement of each Accrual Period for the Adjustable Rate Certificates (each such date, an “Interest Determination Date”), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits (“One-Month LIBOR”) for the Accrual Period on the basis of such rate as it is quoted on the Bloomberg Terminal for that Interest Determination Date. If such rate is not quoted on the Bloomberg terminal (or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate as defined in this free writing prospectus. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period. The “Reference Bank Rate” with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Adjustable Rate Certificates for the Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Adjustable Rate Certificates for the Accrual Period. As used in this section, “LIBOR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and “Reference Banks” means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

(1)	with an established place of business in London,

(2)	which have been designated as such by the Trustee and

(3)	which are not controlling, controlled by, or under common control with, the Depositor, Countrywide Servicing or any successor Master Servicer.

The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee’s calculation of the rate of interest applicable to the Adjustable Rate Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

Carryover Reserve Fund

The Pooling and Servicing Agreement will require the Trustee to establish an account (the “Carryover Reserve Fund”), which is held in trust by the Trustee on behalf of the holders of the interest-bearing certificates. On the Closing Date, Countrywide Home Loans will deposit $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

On each Distribution Date, to the extent that Excess Cashflow is available as described under “— Overcollateralization Provisions” above, the Trustee will deposit in the Carryover Reserve Fund (x) the amount needed to pay any Net Rate Carryover as described under “— Overcollateralization Provisions” above and (y) an amount equal to the excess, if any, of (i) $1,000 over (ii) the amount of funds on deposit in the Carryover Reserve Fund following all other deposits to, and withdrawals from, the Carryover Reserve Fund on the Distribution Date (the “Required Carryover Reserve Fund Deposit”).

Credit Comeback Excess Account

The Pooling and Servicing Agreement will require the Trustee to establish a reserve account (the “Credit Comeback Excess Account”), which is held in trust by the Trustee on behalf of the holders of the Adjustable Rate Certificates. The Credit Comeback Excess Account will not be an asset of any REMIC.

On each Distribution Date, the Trustee will deposit in the Credit Comeback Excess Account, all Credit Comeback Excess Amounts received during the related Due Period. On each Distribution Date, all such Credit Comeback Excess Amounts received during such period will be distributed to the Adjustable Rate Certificates to restore overcollateralization and to cover any Unpaid Realized Loss Amounts as described under “—Overcollateralization Provisions”. Any Credit Comeback Excess Amounts remaining after the application of such amounts as described under “— Overcollateralization Provisions” will be distributed to the Class C Certificates and will not be available thereafter.

Final Maturity Reserve Fund

The trustee, on behalf of the reserve fund trust, will establish and maintain an account (the “Final Maturity Reserve Fund”), on behalf of the holders of the offered certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Final Maturity Reserve Fund. The Final Maturity Reserve Fund will not be an asset of the issuing entity or of any REMIC.

On each Distribution Date beginning on the Distribution Date in November 2016 up to and including the Final Maturity Reserve Funding Date (defined below), if the aggregate Stated Principal Balance of the Mortgage Loans having an original term to maturity of 40 years as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) is greater than the amount specified in the table entitled “40-Year Target Schedule” for that Distribution Date (the “40-Year Target”), the Trustee will deposit an amount equal to the Final Maturity Reserve Deposit for that Distribution Date into the Final Maturity Reserve Fund, until the amount on deposit in the Final Maturity Reserve Fund is equal to the Final Maturity Funding Cap.

The “Final Maturity Reserve Deposit” for any Distribution Date beginning on the Distribution Date in November 2016 up to and including the Final Maturity Reserve Funding Date will equal the lesser of (a) the product of (i) 0.80% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans having an original term to maturity of 40 years as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) and (b) the excess of (i) the Final Maturity Funding Cap for such Distribution Date over (ii) the amount on deposit in the Final Maturity Reserve Fund immediately prior to such Distribution Date.

40-Year Target Schedule

Month of Distribution Date	40-Year Target ($)
November 2016	32,120,089
December 2016	31,675,924
January 2017	31,237,795
February 2017	30,805,620
March 2017	30,379,320
April 2017	29,958,815
May 2017	29,544,026
June 2017	29,134,876
July 2017	28,731,290
August 2017	28,333,191
September 2017	27,940,506
October 2017	27,553,162
November 2017	27,171,086
December 2017	26,794,208
January 2018	26,422,456
February 2018	26,055,762
March 2018	25,694,057
April 2018	25,337,275
May 2018	24,985,347
June 2018	24,638,210
July 2018	24,295,797
August 2018	23,958,046
September 2018	23,624,893
October 2018	23,296,275
November 2018	22,972,133
December 2018	22,652,404
January 2019	22,337,030
February 2019	22,025,952
March 2019	21,719,111
April 2019	21,416,450
May 2019	21,117,913
June 2019	20,823,444
July 2019	20,532,987
August 2019	20,246,490
September 2019	19,963,897
October 2019	19,685,157
November 2019	19,410,217
December 2019	19,139,026
January 2020	18,871,533
February 2020	18,607,688
March 2020	18,347,441
April 2020	18,090,745
May 2020	17,837,550
June 2020	17,587,811
July 2020	17,341,479
August 2020	17,098,508
September 2020	16,858,855
October 2020	16,622,472
November 2020	16,389,317
December 2020	16,159,345
January 2021	15,932,513
February 2021	15,708,779
March 2021	15,488,101
April 2021	15,270,438
May 2021	15,055,749
June 2021	14,843,993
July 2021	14,635,130
August 2021	14,429,123
September 2021	14,225,931
October 2021	14,025,517
November 2021	13,827,844
December 2021	13,632,873
January 2022	13,440,570
February 2022	13,250,896
March 2022	13,063,817
April 2022	12,879,298
May 2022	12,697,304
June 2022	12,517,801
July 2022	12,340,755
August 2022	12,166,132
September 2022	11,993,901
October 2022	11,824,028
November 2022	11,656,481
December 2022	11,491,230
January 2023	11,328,242
February 2023	11,167,488
March 2023	11,008,937
April 2023	10,852,559
May 2023	10,698,324
June 2023	10,546,205
July 2023	10,396,171
August 2023	10,248,195
September 2023	10,102,249
October 2023	9,958,305
November 2023	9,816,336
December 2023	9,676,315
January 2024	9,538,217
February 2024	9,402,014
March 2024	9,267,682
April 2024	9,135,194
May 2024	9,004,527
June 2024	8,875,654
July 2024	8,748,552
August 2024	8,623,197
September 2024	8,499,565
October 2024	8,377,632
November 2024	8,257,376
December 2024	8,138,774
January 2025	8,021,804
February 2025	7,906,442
March 2025	7,792,668
April 2025	7,680,460
May 2025	7,569,797
June 2025	7,460,657
July 2025	7,353,020
August 2025	7,246,866
September 2025	7,142,175
October 2025	7,038,925
November 2025	6,937,099
December 2025	6,836,677
January 2026	6,737,639
February 2026	6,639,967
March 2026	6,543,642
April 2026	6,448,646
May 2026	6,354,961
June 2026	6,262,569
July 2026	6,171,453
August 2026	6,081,595
September 2026	5,992,978
October 2026	5,905,585
November 2026	5,819,400
December 2026	5,734,406
January 2027	5,650,586
February 2027	5,567,926
March 2027	5,486,409
April 2027	5,406,020
May 2027	5,326,743
June 2027	5,248,564
July 2027	5,171,467
August 2027	5,095,437
September 2027	5,020,460
October 2027	4,946,522
November 2027	4,873,609
December 2027	4,801,707
January 2028	4,730,801
February 2028	4,660,879
March 2028	4,591,926
April 2028	4,523,931
May 2028	4,456,879
June 2028	4,390,758
July 2028	4,325,555
August 2028	4,261,258
September 2028	4,197,854
October 2028	4,135,332
November 2028	4,073,679
December 2028	4,012,883
January 2029	3,952,933
February 2029	3,893,817
March 2029	3,835,523
April 2029	3,778,042
May 2029	3,721,361
June 2029	3,665,469
July 2029	3,610,357
August 2029	3,556,012
September 2029	3,502,426
October 2029	3,449,586
November 2029	3,397,484
December 2029	3,346,110
January 2030	3,295,452
February 2030	3,245,502
March 2030	3,196,250
April 2030	3,147,686
May 2030	3,099,801
June 2030	3,052,585
July 2030	3,006,031
August 2030	2,960,127
September 2030	2,914,866
October 2030	2,870,240
November 2030	2,826,238
December 2030	2,782,853
January 2031	2,740,076
February 2031	2,697,899
March 2031	2,656,313
April 2031	2,615,311
May 2031	2,574,885
June 2031	2,535,027
July 2031	2,495,729
August 2031	2,456,983
September 2031	2,418,781
October 2031	2,381,118
November 2031	2,343,984
December 2031	2,307,373
January 2032	2,271,277
February 2032	2,235,690
March 2032	2,200,605
April 2032	2,166,014
May 2032	2,131,912
June 2032	2,098,290
July 2032	2,065,144
August 2032	2,032,465
September 2032	2,000,248
October 2032	1,968,487
November 2032	1,937,175
December 2032	1,906,306
January 2033	1,875,874

Month of Distribution Date	40-Year Target ($)
February 2033	1,845,873
March 2033	1,816,297
April 2033	1,787,140
May 2033	1,758,397
June 2033	1,730,062
July 2033	1,702,129
August 2033	1,674,592
September 2033	1,647,447
October 2033	1,620,688
November 2033	1,594,309
December 2033	1,568,306
January 2034	1,542,673
February 2034	1,517,405
March 2034	1,492,498
April 2034	1,467,945
May 2034	1,443,743
June 2034	1,419,887
July 2034	1,396,371
August 2034	1,373,191
September 2034	1,350,343
October 2034	1,327,821
November 2034	1,305,622
December 2034	1,283,741
January 2035	1,262,173
February 2035	1,240,915
March 2035	1,219,962
April 2035	1,199,310
May 2035	1,178,954
June 2035	1,158,891
July 2035	1,139,116
August 2035	1,119,626
September 2035	1,100,417
October 2035	1,081,484
November 2035	1,062,825
December 2035	1,044,434
January 2036	1,026,310
February 2036	1,008,447
March 2036	990,842
April 2036	973,492
May 2036	956,393
June 2036	939,542
July 2036	922,935
August 2036	906,569
September 2036	890,440
October 2036	874,546

The “Final Maturity Funding Cap” for any Distribution Date beginning with the Distribution Date in November 2016 will equal the least of (i) the aggregate Certificate Principal Balance of the Adjustable Rate Certificates immediately prior to that Distribution Date, (ii) the aggregate Stated Principal Balance of all outstanding Mortgage Loans with original terms to maturity of 40 years as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period) and (iii) $17,583,460.

The “Final Maturity Reserve Funding Date” is the earlier of (i) the Distribution Date on which the amount on deposit in the Final Maturity Reserve Fund is equal to the Final Maturity Funding Cap and (ii) the Distribution Date in October 2036.

On the Distribution Date in October 2036, all amounts on deposit in the Final Maturity Reserve Fund will be distributed as principal in the following order of priority:

(1)           to the classes of Class A Certificates, pro rata, based on the Class 1-A Principal Distribution Amount (in the case of clause (x)) and the Class 2-A Principal Distribution Amount (in the case of clause (y)) concurrently (x) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until the Certificate Principal Balances thereof are reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A Principal Distribution Amount and the Class 2-A Principal Distribution Amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as the case may be;

(2)           sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero; and

(3)           to the Class C Certificates, all remaining amounts.

If the mortgage loans are purchased in connection with an optional termination of the issuing entity, the funds on deposit in the Final Maturity Reserve Fund will be distributed to the Class C Certificates above after application of the purchase price pursuant to the exercise of the optional termination.

Applied Realized Loss Amounts

If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the Adjustable Rate Certificates exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the amount on deposit in the Pre-Funding Account, the amount of the excess will be applied first to reduce the Certificate Principal Balances of the Class B, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Certificate Principal Balance of the class has been reduced to zero. After the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero, (i) if the Certificate Principal Balance of the Class 1-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1, the amount of such excess will be applied to reduce the Certificate Principal Balance of the Class 1-A Certificates, until the Certificate Principal Balance thereof has been reduced to zero, and (ii) if the aggregate Certificate Principal Balance of the Class 2-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2, the amount of such excess will be applied to reduce the Certificate Principal Balance of each class of Class 2-A Certificates, pro rata, until the Certificate Principal Balances of such classes have been reduced to zero. A reduction described in this paragraph is referred to as an “Applied Realized Loss Amount”.

If the Certificate Principal Balance of a class of Certificates has been reduced through the application of Applied Realized Loss Amounts as described above, interest will accrue on the Certificate Principal Balance as so reduced unless the Certificate Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of the class as described in the definition of “Certificate Principal Balance” described in this free writing prospectus under “— Glossary of Terms — General Definitions”.

ANNEX A

THE STATISTICAL CALCULATION POOL

The following information sets forth in tabular format certain information, as of the Statistical Calculation Date, about the Mortgage Loans included in the Statistical Calculation Pool in respect of Loan Group 1, Loan Group 2 and the Statistical Calculation Pool as a whole. Other than with respect to rates of interest, percentages are approximate. In addition, the percentages in the column entitled “Percent of Aggregate Principal Balance Outstanding” are stated by that portion of the Statistical Calculation Date Pool Principal Balance representing Loan Group 1, Loan Group 2 or the Statistical Calculation Pool as a whole. The sum of the columns below may not equal the total indicated due to rounding. In addition, each weighted average Credit Bureau Risk Score set forth below has been calculated without regard to any Mortgage Loan for which the Credit Bureau Risk Score is unknown.

GROUP 1 MORTGAGE LOANS

Mortgage Loan Programs for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
30-Year 6-month LIBOR	13	$2,715,396	0.78%	$208,877	8.151%	359.64	549	79.8%
2/28 6-month LIBOR	837	131,363,017	37.65	156,945	8.715	359.29	587	79.8
2/38 6-month LIBOR	256	54,082,936	15.50	211,261	8.507	479.83	573	77.3
2/28 6-month LIBOR - 24-month Interest Only	5	942,746	0.27	188,549	7.194	352.23	599	76.3
2/28 6-month LIBOR - 60-month Interest Only	241	51,012,637	14.62	211,671	7.868	359.70	620	81.6
3/27 6-month LIBOR	81	9,914,127	2.84	122,397	8.456	352.84	605	81.2
3/37 6-month LIBOR	10	2,410,550	0.69	241,055	8.068	480.00	580	80.9
3/27 6-month LIBOR - 120-month Interest Only	2	440,320	0.13	220,160	8.407	358.00	728	80.0
3/27 6-month LIBOR - 36-month Interest Only	3	537,577	0.15	179,192	7.184	350.46	584	76.2
3/27 6-month LIBOR - 60-month Interest Only	15	3,732,875	1.07	248,858	7.760	358.98	622	79.9
3/27 6-month LIBOR 40/30 Balloon	2	284,410	0.08	142,205	7.888	358.00	761	80.0
5/25 6-month LIBOR	11	1,721,582	0.49	156,507	8.434	359.67	596	76.4
5/35 6-month LIBOR	8	1,614,237	0.46	201,780	8.233	479.86	585	69.0
5/25 6-month LIBOR - 120 month Interest Only	5	1,008,956	0.29	201,791	7.012	360.00	617	67.0
15-Year Fixed	13	1,156,289	0.33	88,945	9.597	179.65	576	70.5
15-Year Fixed - Credit Comeback	3	277,600	0.08	92,533	9.581	180.00	553	72.0
20-Year Fixed	1	315,000	0.09	315,000	6.950	240.00	577	78.8
25-Year Fixed	3	367,066	0.11	122,355	9.789	300.00	561	80.2
30-Year Fixed	391	62,359,595	17.87	159,487	8.576	359.62	585	75.7
30-Year Fixed - Credit Comeback	46	6,583,981	1.89	143,130	9.341	359.75	564	76.7
40-Year Fixed	45	9,809,152	2.81	217,981	8.150	479.69	583	73.1
40-Year Fixed - Credit Comeback	7	1,013,670	0.29	144,810	9.318	479.62	565	76.0
30-Year Fixed - 60 month Interest Only	21	4,967,603	1.42	236,553	7.295	359.83	646	76.1
40/30-Year Fixed Balloon	1	294,400	0.08	294,400	7.440	360.00	624	80.0
Total/Avg./Wtd. Avg.	2,020	$348,925,724	100.00%

Original Terms to Stated Maturity for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
ARM 360	1,215	$203,673,644	58.37%	$167,633	8.442%	359.02	597	80.2%
ARM 480	274	58,107,724	16.65	212,072	8.481	479.83	574	77.2
Fixed 180	16	1,433,889	0.41	89,618	9.594	179.72	572	70.8
Fixed 240	1	315,000	0.09	315,000	6.950	240.00	577	78.8
Fixed 300	3	367,066	0.11	122,355	9.789	300.00	561	80.2
Fixed 360	459	74,205,579	21.27	161,668	8.553	359.65	587	75.8
Fixed 480	52	10,822,822	3.10	208,131	8.260	479.68	582	73.4
Total/Avg./Wtd. Avg.	2,020	$348,925,724	100.00%

Mortgage Loan Principal Balances for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
$25,000.01- $50,000.00	22	$1,042,414	0.30%	$47,382	10.514%	323.78	588	69.0%
$50,000.01 - $75,000.00	203	12,831,639	3.68	63,210	10.020	359.62	593	83.0
$75,000.01 - $100,000.00	273	24,033,158	6.89	88,034	9.133	368.26	592	80.3
$100,000.01 - $150,000.00	496	60,878,064	17.45	122,738	8.778	372.51	591	79.6
$150,000.01 - $200,000.00	366	63,490,509	18.20	173,471	8.480	383.34	591	77.9
$200,000.01 - $250,000.00	252	56,618,222	16.23	224,675	8.319	385.62	591	78.0
$250,000.01 - $300,000.00	173	47,696,859	13.67	275,704	8.200	383.38	584	76.6
$300,000.01 - $350,000.00	143	46,421,415	13.30	324,625	8.082	389.55	593	79.0
$350,000.01 - $400,000.00	70	26,301,855	7.54	375,741	8.044	392.16	590	79.3
$400,000.01 - $450,000.00	17	7,084,789	2.03	416,752	8.002	409.20	585	77.6
$450,000.01 - $500,000.00	2	959,000	0.27	479,500	7.886	422.57	548	80.3
$500,000.01 - $550,000.00	3	1,567,802	0.45	522,601	6.879	438.35	659	55.6
Total/Avg./Wtd. Avg.	2,020	$348,925,724	100.00%

State Distribution of the Mortgaged Properties for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Alabama	50	$5,742,963	1.65%	$114,859	8.941%	361.51	581	85.4%
Alaska	8	1,218,000	0.35	152,250	8.522	376.75	586	85.3
Arizona	89	16,459,732	4.72	184,941	8.411	386.43	603	78.1
Arkansas	15	1,780,744	0.51	118,716	9.583	376.82	589	86.9
California	186	49,547,407	14.20	266,384	7.811	402.96	587	72.8
Colorado	32	5,185,634	1.49	162,051	8.569	379.55	608	83.5
Connecticut	36	7,237,209	2.07	201,034	8.817	386.32	594	80.3
Delaware	8	1,567,913	0.45	195,989	7.754	381.97	590	84.1
District of Columbia	12	2,999,426	0.86	249,952	8.355	394.23	555	72.3
Florida	234	40,805,442	11.69	174,382	8.490	379.27	585	76.5
Georgia	85	11,211,553	3.21	131,901	8.997	374.51	595	83.0
Hawaii	10	3,530,788	1.01	353,079	7.618	393.82	622	65.4
Idaho	13	1,736,982	0.50	133,614	8.085	366.73	593	79.7
Illinois	88	15,982,524	4.58	181,620	8.857	386.71	596	83.0
Indiana	22	2,012,259	0.58	91,466	8.985	359.04	609	85.1
Iowa	19	1,995,646	0.57	105,034	9.799	372.42	588	88.8
Kansas	10	1,019,067	0.29	101,907	9.202	374.77	594	78.8
Kentucky	5	516,781	0.15	103,356	9.346	358.47	585	83.1
Louisiana	35	3,549,637	1.02	101,418	8.519	356.40	601	89.4
Maine	6	714,470	0.20	119,078	8.067	381.97	590	74.5
Maryland	79	17,151,065	4.92	217,102	8.240	388.65	583	76.7
Massachusetts	61	14,349,085	4.11	235,231	8.178	388.98	585	73.1
Michigan	50	5,657,537	1.62	113,151	9.009	369.98	599	86.4
Minnesota	32	4,262,756	1.22	133,211	8.695	385.95	590	79.1
Mississippi	26	2,069,212	0.59	79,585	8.936	344.54	591	87.3
Missouri	50	5,816,363	1.67	116,327	9.104	371.27	595	82.4
Montana	4	474,396	0.14	118,599	9.278	359.89	574	80.0
Nebraska	2	254,125	0.07	127,063	9.308	360.00	595	87.8
Nevada	28	6,011,708	1.72	214,704	7.998	374.43	616	78.2
New Hampshire	14	2,723,564	0.78	194,540	8.185	389.34	574	80.8
New Jersey	58	12,546,061	3.60	216,311	8.665	384.08	587	77.5
New Mexico	14	2,040,232	0.58	145,731	9.027	398.09	593	79.0
New York	76	18,516,127	5.31	243,633	7.832	374.21	592	74.4
North Carolina	49	6,647,693	1.91	135,667	9.059	375.78	585	82.1
North Dakota	1	105,520	0.03	105,520	7.900	360.00	605	80.0
Ohio	39	3,873,860	1.11	99,330	9.075	372.49	598	83.9
Oklahoma	17	1,367,678	0.39	80,452	10.188	368.70	591	85.7
Oregon	33	6,853,929	1.96	207,695	8.611	395.40	595	80.6
Pennsylvania	54	7,475,868	2.14	138,442	8.914	372.20	589	83.3
Rhode Island	4	788,700	0.23	197,175	9.758	360.00	552	80.2
South Carolina	24	3,213,194	0.92	133,883	9.119	350.92	576	81.2
South Dakota	2	129,768	0.04	64,884	9.775	359.50	593	65.0
Tennessee	47	5,658,647	1.62	120,397	8.780	366.08	592	83.2
Texas	126	14,405,989	4.13	114,333	9.062	352.36	581	79.3
Utah	23	3,903,691	1.12	169,726	8.146	383.77	614	79.3
Vermont	3	442,579	0.13	147,526	7.756	357.13	621	79.1
Virginia	51	9,983,569	2.86	195,756	8.454	397.53	583	78.3
Washington	53	12,813,759	3.67	241,769	8.075	381.92	599	82.3
West Virginia	14	1,682,940	0.48	120,210	9.530	353.22	579	84.3
Wisconsin	21	2,659,012	0.76	126,620	9.652	385.85	574	86.0
Wyoming	2	232,920	0.07	116,460	8.024	360.00	664	85.0
Total/Avg./Wtd. Avg.	2,020	$348,925,724	100.00%

Loan-to-Value Ratios for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	70	$10,460,132	3.00%	$149,430	8.159%	381.09	579	41.5%
50.01 - 55.00	51	10,151,703	2.91	199,053	7.797	388.02	589	52.7
55.01 - 60.00	70	12,448,646	3.57	177,838	8.244	388.88	568	57.9
60.01 - 65.00	78	16,003,976	4.59	205,179	8.181	395.59	574	63.4
65.01 - 70.00	128	24,887,423	7.13	194,433	8.172	390.82	576	68.6
70.01 - 75.00	222	44,322,836	12.70	199,652	8.362	382.56	567	73.8
75.01 - 80.00	578	90,487,127	25.93	156,552	8.371	376.79	602	79.5
80.01 - 85.00	241	45,769,415	13.12	189,915	8.407	385.89	582	84.3
85.01 - 90.00	329	60,311,480	17.28	183,318	8.626	383.94	602	89.4
90.01 - 95.00	171	25,639,760	7.35	149,940	9.254	372.91	603	94.7
95.01 - 100.00	82	8,443,227	2.42	102,966	9.955	364.05	627	99.9
Total/Avg./Wtd. Avg.	2,020	$348,925,724	100.00%

Combined Loan-to-Value Ratios(1) for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	70	$10,460,132	3.00%	$149,430	8.159%	381.09	579	41.5%
50.01 -55.00	50	10,054,703	2.88	201,094	7.778	390.03	589	52.7
55.01 -60.00	70	12,448,646	3.57	177,838	8.244	388.88	568	57.9
60.01 -65.00	77	15,878,269	4.55	206,211	8.181	395.88	574	63.4
65.01 -70.00	126	24,572,624	7.04	195,021	8.173	390.44	576	68.6
70.01 -75.00	199	40,728,629	11.67	204,666	8.406	384.73	563	73.7
75.01 -80.00	293	51,175,977	14.67	174,662	8.462	379.57	580	79.1
80.01 -85.00	242	45,866,415	13.15	189,531	8.410	385.46	582	84.2
85.01 -90.00	331	60,844,478	17.44	183,820	8.614	383.71	603	89.3
90.01 -95.00	182	27,136,512	7.78	149,102	9.199	373.32	604	93.8
95.01 -100.00	380	49,759,338	14.26	130,946	8.521	370.74	629	83.0
Total/Avg./Wtd. Avg.	2,020	$348,925,724	100.00%
____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
5.001 - 5.500	1	$113,381	0.03%	$113,381	5.500%	346.00	631	80.0%
5.501 - 6.000	6	1,569,575	0.45	261,596	5.915	358.96	653	67.7
6.001 - 6.500	29	8,070,558	2.31	278,295	6.387	376.86	604	69.3
6.501 - 7.000	120	28,027,405	8.03	233,562	6.845	379.56	611	74.3
7.001 - 7.500	191	41,770,428	11.97	218,693	7.339	383.28	605	75.6
7.501 - 8.000	286	57,921,493	16.60	202,523	7.818	382.40	604	77.2
8.001 - 8.500	293	52,671,195	15.10	179,765	8.311	387.37	596	78.6
8.501 - 9.000	347	57,325,426	16.43	165,203	8.800	385.27	585	79.3
9.001 - 9.500	238	36,036,262	10.33	151,413	9.301	380.10	574	80.7
9.501 - 10.000	262	39,992,581	11.46	152,643	9.792	379.40	568	81.4
10.001 - 10.500	99	12,593,954	3.61	127,212	10.245	383.31	568	82.4
10.501 - 11.000	63	5,843,693	1.67	92,757	10.792	362.86	569	87.2
11.001 - 11.500	40	3,470,790	0.99	86,770	11.298	371.36	559	86.4
11.501 - 12.000	22	1,878,376	0.54	85,381	11.752	366.30	556	86.6
12.001 - 12.500	15	1,174,753	0.34	78,317	12.295	370.95	573	90.4
12.501 - 13.000	3	178,308	0.05	59,436	12.761	355.04	552	98.5
13.501 - 14.000	4	239,096	0.07	59,774	13.830	359.24	585	98.9
Greater than 14.000	1	48,450	0.01	48,450	14.800	360.00	556	95.0
Total/Avg./Wtd. Avg.	2,020	$348,925,724	100.00%

Types of Mortgaged Properties for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Single Family Residence	1,620	$268,791,864	77.03%	$165,921	8.505%	382.04	588	78.9%
Planned Unit Development	230	44,824,704	12.85	194,890	8.392	378.39	594	78.4
Two Family Home	65	16,490,973	4.73	253,707	8.326	389.98	596	74.5
Low-Rise Condominium	91	14,754,056	4.23	162,132	8.432	379.88	607	79.2
Three Family Home	10	3,113,792	0.89	311,379	7.857	401.08	622	67.2
High-Rise Condominium	3	530,458	0.15	176,819	7.490	359.59	639	92.0
Four Family Home	1	419,878	0.12	419,878	7.950	479.00	599	56.0
Total/Avg./Wtd. Avg.	2,020	$348,925,724	100.00%

Loan Purposes for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Refinance - Cash Out	1,404	$269,552,191	77.25%	$191,989	8.397%	383.31	583	77.0%
Purchase	499	56,981,977	16.33	114,192	8.950	372.26	620	84.8
Refinance - Rate/Term	117	22,391,556	6.42	191,381	8.143	392.69	605	80.7
Total/Avg./Wtd. Avg.	2,020	$348,925,724	100.00%

Occupancy Types for the Group 1 Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Owner Occupied	1,897	$330,668,086	94.77%	$174,311	8.462%	382.84	588	78.4%
Investment Property	103	14,589,576	4.18	141,646	8.561	371.27	637	81.2
Second Home	20	3,668,062	1.05	183,403	8.948	359.50	639	82.4
Total/Avg./Wtd. Avg.	2,020	$348,925,724	100.00%
____________
(1) Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
121 - 180	16	$1,433,889	0.41%	$89,618	9.594%	179.72	572	70.8%
181 - 300	9	960,610	0.28	106,734	9.318	275.47	592	80.4
301 - 360	1,669	277,600,680	79.56	166,328	8.469	359.26	594	79.0
Greater than 360	326	68,930,546	19.76	211,443	8.446	479.81	575	76.6
Total/Avg./Wtd. Avg.	2,020	$348,925,724	100.00%

Loan Documentation Types for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Full Documentation	1,453	$233,370,747	66.88%	$160,613	8.396%	379.91	586	80.2%
Stated Income	567	115,554,978	33.12	203,801	8.624	386.54	600	75.1
Total/Avg./Wtd. Avg.	2,020	$348,925,724	100.00%

Credit Bureau Risk Scores(1) for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
801 - 820	1	$540,000	0.15%	$540,000	7.250%	360.00	811	56.0%
781 - 800	2	331,902	0.10	165,951	8.125	358.94	786	80.0
761 - 780	4	528,859	0.15	132,215	8.291	417.62	768	88.2
741 - 760	8	1,522,322	0.44	190,290	7.519	358.79	752	71.6
721 - 740	8	1,405,523	0.40	175,690	7.478	359.33	729	82.9
701 - 720	18	3,325,769	0.95	184,765	7.794	395.32	711	82.1
681 - 700	34	5,986,331	1.72	176,069	8.023	370.36	687	81.7
661 - 680	82	13,948,242	4.00	170,101	7.858	377.17	669	81.5
641 - 660	147	25,886,114	7.42	176,096	8.027	375.98	649	79.7
621 - 640	195	34,145,682	9.79	175,106	8.225	370.64	629	81.2
601 - 620	342	54,954,629	15.75	160,686	8.326	374.56	610	81.1
581 - 600	314	54,667,489	15.67	174,100	8.322	375.05	590	80.3
561 - 580	299	50,963,807	14.61	170,448	8.553	385.22	570	79.3
541 - 560	245	43,201,424	12.38	176,332	8.882	396.60	550	76.6
521 - 540	190	33,709,754	9.66	177,420	8.879	395.62	530	72.7
501 - 520	126	23,127,333	6.63	183,550	9.180	393.80	511	70.5
500 or Less	5	680,544	0.20	136,109	10.276	388.79	500	73.9
Total/Avg./Wtd. Avg.	2,020	$348,925,724	100.00%
____________
(1)
The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 1 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

Credit Grade Categories for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
A	1,593	$271,040,955	77.68%	$170,145	8.414%	381.59	597	79.9%
A-	105	19,457,906	5.58	185,313	8.600	380.54	567	77.1
B	168	31,480,700	9.02	187,385	8.574	388.94	565	73.5
C	105	19,469,914	5.58	185,428	8.710	385.14	567	70.5
C-	36	5,033,161	1.44	139,810	9.249	370.48	569	77.7
D	13	2,443,088	0.70	187,930	9.004	363.57	553	63.2
Total/Avg./Wtd. Avg.	2,020	$348,925,724	100.00%

Prepayment Penalty Periods for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	686	$115,103,881	32.99%	$167,790	8.777%	377.12	587	79.0%
12	88	19,590,078	5.61	222,615	8.149	372.07	593	77.3
24	960	167,340,288	47.96	174,313	8.372	386.72	591	78.9
30	2	459,435	0.13	229,718	7.800	428.69	550	72.1
36	284	46,432,042	13.31	163,493	8.211	381.64	595	76.8
Total/Avg./Wtd. Avg.	2,020	$348,925,724	100.00%

Months to Next Adjustment Date for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0 - 6	6	18	$2,993,940	1.14%	$166,330	8.451%	352.53	558	80.1%
7 - 12	10	18	1,737,157	0.66	96,509	8.370	345.78	600	87.6
13 - 18	17	42	6,836,413	2.61	162,772	8.252	352.61	583	78.2
19 - 24	24	1,304	231,600,312	88.47	177,608	8.482	387.66	591	79.7
25 - 31	28	19	2,654,010	1.01	139,685	7.998	352.00	606	73.6
32 - 37	36	64	11,614,760	4.44	181,481	8.214	384.42	616	80.3
38 or greater	60	24	4,344,776	1.66	181,032	8.029	404.40	597	71.5
Total/Avg./Wtd. Avg.	1,489	$261,781,368	100.00%

Gross Margins for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
2.001 - 3.000	2	$665,250	0.25%	$332,625	7.253%	440.50	611	82.8%
3.001 - 4.000	9	1,733,285	0.66	192,587	7.691	367.05	677	78.7
4.001 - 5.000	53	11,449,398	4.37	216,026	7.702	382.85	615	79.1
5.001 - 6.000	268	49,934,165	19.07	186,322	7.909	383.08	601	77.2
6.001 - 7.000	712	129,407,602	49.43	181,752	8.300	388.12	591	79.2
7.001 - 8.000	344	56,151,909	21.45	163,232	9.224	386.33	580	81.1
8.001 - 9.000	73	10,138,157	3.87	138,879	9.280	377.64	586	84.9
9.001 - 10.000	15	1,426,162	0.54	95,077	10.054	354.14	581	89.2
10.001 - 11.000	7	516,957	0.20	73,851	11.355	354.47	587	96.5
11.001 - 12.000	4	259,512	0.10	64,878	12.240	357.72	601	98.6
12.001 - 13.000	2	98,971	0.04	49,485	14.381	359.49	557	95.0
Total/Avg./Wtd. Avg.	1,489	$261,781,368	100.00%
____________
(1)	The weighted average Gross Margin for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 6.590%.

Maximum Mortgage Rates for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
9.001 - 10.000	1	$250,000	0.10%	$250,000	7.700%	480.00	624	63.3%
11.501 - 12.000	1	348,000	0.13	348,000	6.000	360.00	703	69.6
12.001 - 12.500	3	891,216	0.34	297,072	6.297	355.64	622	67.0
12.501 - 13.000	19	4,441,037	1.70	233,739	6.615	367.34	645	72.3
13.001 - 13.500	41	9,117,246	3.48	222,372	6.838	374.62	617	74.8
13.501 - 14.000	117	26,951,305	10.30	230,353	7.170	383.88	602	76.4
14.001 - 14.500	167	34,567,976	13.20	206,994	7.645	393.87	600	78.1
14.501 - 15.000	246	47,871,473	18.29	194,599	8.083	387.25	598	78.2
15.001 - 15.500	206	35,964,810	13.74	174,586	8.478	387.41	592	79.2
15.501 - 16.000	255	43,294,961	16.54	169,784	9.047	386.50	583	80.8
16.001 - 16.500	154	23,441,471	8.95	152,217	9.368	386.40	573	82.1
16.501 - 17.000	155	22,685,952	8.67	146,361	9.772	380.62	574	83.1
17.001 - 17.500	60	6,727,111	2.57	112,119	10.227	391.28	572	83.0
17.501 - 18.000	25	2,462,386	0.94	98,495	10.839	363.26	595	92.6
18.001 - 18.500	16	1,129,636	0.43	70,602	11.321	364.04	593	96.5
18.501 - 19.000	9	786,364	0.30	87,374	11.749	375.44	562	95.3
19.001 - 19.500	7	438,682	0.17	62,669	12.295	358.38	592	97.8
Greater than 19.500	7	411,742	0.16	58,820	13.623	357.67	570	98.8
Total/Avg./Wtd. Avg.	1,489	$261,781,368	100.00%
____________
(1)	The weighted average Maximum Mortgage Rate for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 15.213%.

Initial Periodic Rate Caps for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	17	$3,349,316	1.28%	$197,019	8.094%	375.11	564	79.4%
1.500	1,080	185,454,526	70.84	171,717	8.410	384.52	592	80.6
2.000	4	992,830	0.38	248,207	7.873	359.13	656	74.8
3.000	379	70,319,430	26.86	185,539	8.583	390.85	591	76.9
4.000	2	316,711	0.12	158,355	8.782	359.26	550	74.4
6.000	7	1,348,555	0.52	192,651	8.275	358.74	695	78.2
Total/Avg./Wtd. Avg.	1,489	$261,781,368	100.00%
____________
(1)	The weighted average Initial Periodic Rate Cap for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.925%.

Subsequent Periodic Rate Caps for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0.500	1	$108,800	0.04%	$108,800	9.150%	480.00	585	80.0%
1.000	348	65,373,425	24.97	187,855	8.575	389.75	589	77.0
1.500	1,131	194,551,177	74.32	172,017	8.413	384.72	592	80.4
2.000	7	1,431,255	0.55	204,465	7.722	358.41	714	74.3
2.500	2	316,711	0.12	158,355	8.782	359.26	550	74.4
Total/Avg./Wtd. Avg.	1,489	$261,781,368	100.00%
____________
(1)	The weighted average Subsequent Periodic Rate Cap for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.379%.

Minimum Mortgage Rates for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
3.001 - 4.000	5	$848,555	0.32%	$169,711	8.137%	358.00	734	79.8%
4.001 - 5.000	2	329,495	0.13	164,748	6.739	355.46	745	54.8
5.001 - 6.000	14	3,317,177	1.27	236,941	6.892	379.61	633	74.3
6.001 - 7.000	129	30,426,872	11.62	235,867	7.004	384.92	602	75.2
7.001 - 8.000	358	73,890,147	28.23	206,397	7.700	386.11	601	78.2
8.001 - 9.000	466	81,291,871	31.05	174,446	8.572	389.00	592	79.7
9.001 - 10.000	377	57,629,108	22.01	152,862	9.569	383.40	573	81.8
Greater than 10.000	138	14,048,142	5.37	101,798	10.662	381.98	576	87.7
Total/Avg./Wtd. Avg.	1,489	$261,781,368	100.00%
____________
(1)	The weighted average Minimum Mortgage Rate for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 8.361%.

Next Adjustment Dates for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
December 2006	3	$203,785	0.08%	$67,928	11.559%	284.17	637	85.8%
February 2007	1	174,764	0.07	174,764	8.000	358.00	529	44.3
March 2007	1	91,514	0.03	91,514	8.375	353.00	570	87.6
April 2007	13	2,523,877	0.96	194,144	8.235	357.65	553	81.8
June 2007	2	121,411	0.05	60,705	9.557	345.00	561	87.0
July 2007	7	815,160	0.31	116,451	8.758	345.00	594	90.0
August 2007	4	333,391	0.13	83,348	8.001	346.00	586	87.3
September 2007	4	383,747	0.15	95,937	7.311	347.00	632	86.8
October 2007	1	83,449	0.03	83,449	9.200	348.00	633	70.0
December 2007	2	225,645	0.09	112,823	8.939	350.00	548	85.0
January 2008	2	172,580	0.07	86,290	8.809	351.00	604	85.1
February 2008	17	2,798,138	1.07	164,596	8.175	352.00	574	77.3
March 2008	14	2,476,649	0.95	176,903	7.987	353.00	597	80.7
April 2008	7	1,163,401	0.44	166,200	8.788	354.00	575	72.6
June 2008	8	1,711,018	0.65	213,877	7.540	367.26	584	79.2
July 2008	17	2,166,731	0.83	127,455	8.297	384.26	587	78.4
August 2008	38	5,251,294	2.01	138,192	8.935	371.86	583	81.5
September 2008	175	28,150,943	10.75	160,863	8.857	387.04	591	78.1
October 2008	1,012	184,225,539	70.37	182,041	8.409	388.31	592	79.8
November 2008	54	10,094,787	3.86	186,941	8.732	389.97	582	81.9
December 2008	1	71,550	0.03	71,550	8.500	350.00	590	80.0
January 2009	6	822,721	0.31	137,120	7.976	351.00	605	73.8
February 2009	9	1,334,051	0.51	148,228	8.034	352.00	593	75.6
March 2009	1	64,360	0.02	64,360	9.250	353.00	592	95.0
April 2009	1	182,131	0.07	182,131	8.550	354.00	585	79.5
May 2009	1	179,197	0.07	179,197	6.625	355.00	750	42.0
June 2009	1	189,777	0.07	189,777	7.950	356.00	537	74.5
July 2009	1	94,780	0.04	94,780	7.700	357.00	670	95.0
August 2009	5	848,555	0.32	169,711	8.137	358.00	734	79.8
September 2009	18	3,163,423	1.21	175,746	8.494	359.08	629	80.5
October 2009	36	6,598,725	2.52	183,298	8.216	403.84	596	80.5
November 2009	3	719,500	0.27	239,833	7.182	360.00	610	77.9
May 2011	1	99,606	0.04	99,606	7.250	355.00	626	64.1
September 2011	2	296,914	0.11	148,457	8.888	449.91	549	65.3
October 2011	21	3,948,256	1.51	188,012	7.984	402.23	600	72.1
Total/Avg./Wtd. Avg.	1,489	$261,781,368	100.00%
____________
(1)	The weighted average Next Adjustment Date for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date is October 2008.

Interest Only Periods for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	1,728	$286,283,011	82.05%	$165,673	8.620%	387.06	583	78.0%
24	5	942,746	0.27	188,549	7.194	352.23	599	76.3
36	3	537,577	0.15	179,192	7.184	350.46	584	76.2
60	277	59,713,115	17.11	215,571	7.814	359.66	622	81.0
120	7	1,449,276	0.42	207,039	7.436	359.39	651	71.0
Total/Avg./Wtd. Avg.	2,020	$348,925,724	100.00%

GROUP 2 MORTGAGE LOANS

Mortgage Loan Programs for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
30-Year 6-month LIBOR	6	$2,443,038	0.76%	$407,173	7.876%	359.18	590	83.2%
15-Year CMT 1-Year	1	13,689	(1)	13,689	12.750	102.00	539	45.0
2/28 6-month LIBOR	521	101,418,595	31.49	194,661	9.147	359.02	606	83.1
2/38 6-month LIBOR	115	31,332,110	9.73	272,453	8.714	479.67	599	82.3
2/28 6-month LIBOR - 24-month Interest Only	2	467,800	0.15	233,900	9.651	352.60	647	86.0
2/28 6-month LIBOR - 60 month Interest Only	205	57,998,518	18.01	282,920	8.036	359.61	640	81.9
2/38 6-month LIBOR - 60-month Interest Only	1	464,000	0.14	464,000	7.800	480.00	701	80.0
3/27 6-month LIBOR	38	5,878,436	1.82	154,696	9.331	351.57	593	84.9
3/37 6-month LIBOR	2	511,912	0.16	255,956	7.839	480.00	686	80.0
3/27 6-month LIBOR - 120-month Interest Only	2	558,800	0.17	279,400	7.287	358.00	699	80.0
3/27 6-month LIBOR - 36-month Interest Only	2	250,590	0.08	125,295	7.377	346.98	600	80.0
3/27 6-month LIBOR - 60-month Interest Only	8	1,769,567	0.55	221,196	7.460	357.49	652	81.6
5/25 6-month LIBOR	8	1,313,075	0.41	164,134	8.957	359.79	601	79.9
5/35 6-month LIBOR	2	633,700	0.20	316,850	7.743	480.00	608	82.2
5/25 6-month LIBOR - 120-month Interest Only	10	3,648,780	1.13	364,878	6.842	360.00	638	74.1
5/25 6-month LIBOR - 60-month Interest Only	2	949,000	0.29	474,500	8.003	357.62	658	76.3
15-Year Fixed	14	2,381,727	0.74	170,123	8.090	179.43	603	78.9
15-Year Fixed Credit Comeback	4	424,000	0.13	106,000	9.190	180.00	550	78.6
20-Year Fixed	4	598,000	0.19	149,500	7.460	240.00	617	83.1
25-Year Fixed	4	385,200	0.12	96,300	9.266	300.00	553	80.8
30-Year Fixed	337	63,266,683	19.64	187,735	7.935	359.62	593	76.4
30-Year Fixed - Credit Comeback	73	12,124,244	3.76	166,086	8.825	359.71	583	77.1
40-Year Fixed	76	15,659,725	4.86	206,049	7.974	479.42	586	77.1
40-Year Fixed - Credit Comeback	4	575,125	0.18	143,781	8.955	480.00	542	78.3
30-Year Fixed - 60-month Interest Only	53	17,045,656	5.29	321,616	7.084	359.94	623	78.3
Total/Avg./Wtd. Avg.	1,494	$322,111,969	100.00%
____________
(1)	Less than 0.01%.

Original Terms to Stated Maturity for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
ARM 180	1	$13,689	(1)	$13,689	12.750%	102.00	539	45.0%
ARM 360	804	176,696,199	54.86%	219,771	8.692	358.93	618	82.5
ARM 480	120	32,941,722	10.23	274,514	8.669	479.69	602	82.2
Fixed 180	18	2,805,727	0.87	155,874	8.257	179.52	595	78.8
Fixed 240	4	598,000	0.19	149,500	7.460	240.00	617	83.1
Fixed 300	4	385,200	0.12	96,300	9.266	300.00	553	80.8
Fixed 360	463	92,436,583	28.70	199,647	7.895	359.69	597	76.8
Fixed 480	80	16,234,850	5.04	202,936	8.008	479.44	584	77.1
Total/Avg./Wtd. Avg.	1,494	$322,111,969	100.00%
___________
(1)	Less than 0.01%.

Mortgage Loan Principal Balances for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
$0.01 - $25,000.00	2	$38,689	0.01%	$19,344	11.215%	268.71	589	36.4%
$25,000.01 - $50,000.00	14	645,087	0.20	46,078	11.312	340.53	573	74.8
$50,000.01 - $75,000.00	124	7,910,221	2.46	63,792	10.356	358.19	589	83.5
$75,000.01 - $100,000.00	141	12,438,298	3.86	88,215	9.347	367.06	593	81.6
$100,000.01 - $150,000.00	353	44,269,015	13.74	125,408	9.005	368.09	595	81.1
$150,000.01 - $200,000.00	260	45,021,082	13.98	173,158	8.789	374.83	605	81.2
$200,000.01 - $250,000.00	172	38,457,670	11.94	223,591	8.317	380.04	615	80.5
$250,000.01 - $300,000.00	109	29,941,860	9.30	274,696	8.203	374.92	606	80.5
$300,000.01 - $350,000.00	79	25,598,973	7.95	324,038	8.210	380.90	612	80.3
$350,000.01 - $400,000.00	48	18,079,695	5.61	376,660	8.315	380.10	616	84.1
$400,000.01 - $450,000.00	55	23,674,966	7.35	430,454	7.777	394.59	607	78.4
$450,000.01 - $500,000.00	67	32,159,935	9.98	479,999	8.048	383.55	613	81.1
$500,000.01 - $550,000.00	16	8,410,287	2.61	525,643	7.653	359.50	639	79.9
$550,000.01 - $600,000.00	22	12,789,041	3.97	581,320	7.515	359.69	623	79.5
$600,000.01 - $650,000.00	11	6,808,782	2.11	618,980	7.721	381.36	595	78.2
$650,000.01 - $700,000.00	9	6,069,867	1.88	674,430	8.248	372.79	618	82.5
$700,000.01 - $750,000.00	3	2,189,668	0.68	729,889	8.796	399.12	617	70.0
$750,000.01 - $800,000.00	5	3,904,028	1.21	780,806	7.524	358.43	623	75.1
$800,000.01 - $850,000.00	1	850,000	0.26	850,000	8.875	360.00	634	54.8
$850,000.01 - $900,000.00	1	880,000	0.27	880,000	8.700	360.00	647	80.0
Greater than $900,000.00	2	1,974,807	0.61	987,403	8.318	355.54	652	73.9
Total/Avg./Wtd. Avg.	1,494	$322,111,969	100.00%

State Distribution of the Mortgaged Properties for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Alabama	46	$5,846,652	1.82%	$127,101	9.118%	358.02	600	83.5%
Alaska	2	380,000	0.12	190,000	9.773	410.53	560	80.0
Arizona	50	9,601,678	2.98	192,034	8.365	386.76	604	80.7
Arkansas	3	214,965	0.07	71,655	9.245	359.49	615	89.0
California	236	83,103,878	25.80	352,135	7.618	387.26	611	76.7
Colorado	13	2,825,546	0.88	217,350	8.684	371.48	594	85.8
Connecticut	15	3,818,634	1.19	254,576	8.442	361.18	604	80.5
Delaware	5	1,097,940	0.34	219,588	7.974	359.73	600	79.7
District of Columbia	2	926,700	0.29	463,350	9.125	422.12	682	75.5
Florida	232	45,742,313	14.20	197,165	8.485	383.67	609	79.5
Georgia	47	8,683,873	2.70	184,763	9.471	364.59	597	84.7
Hawaii	5	1,830,900	0.57	366,180	8.222	429.40	631	86.3
Idaho	13	1,903,910	0.59	146,455	8.646	375.44	586	79.2
Illinois	53	10,903,819	3.39	205,732	9.118	379.08	624	83.5
Indiana	19	1,772,357	0.55	93,282	9.991	359.50	591	86.2
Iowa	3	1,197,032	0.37	399,011	9.234	353.48	614	68.9
Kansas	3	379,720	0.12	126,573	9.464	359.60	576	78.3
Kentucky	9	993,399	0.31	110,378	9.055	357.03	603	88.0
Louisiana	30	3,949,172	1.23	131,639	8.590	348.06	592	82.9
Maine	7	1,091,886	0.34	155,984	8.579	398.16	569	79.6
Maryland	23	7,213,446	2.24	313,628	8.614	385.86	628	82.3
Massachusetts	15	4,680,701	1.45	312,047	8.564	375.68	595	83.9
Michigan	43	4,887,725	1.52	113,668	9.680	372.39	586	86.1
Minnesota	5	1,905,203	0.59	381,041	8.438	355.41	658	86.3
Mississippi	23	3,066,144	0.95	133,311	9.039	358.38	601	87.4
Missouri	26	3,998,593	1.24	153,792	9.008	366.64	607	85.8
Montana	3	503,600	0.16	167,867	8.280	360.00	650	80.0
Nevada	33	8,860,597	2.75	268,503	7.957	383.56	620	82.9
New Hampshire	6	1,149,203	0.36	191,534	7.776	365.42	579	81.4
New Jersey	33	10,789,175	3.35	326,945	9.096	374.67	614	81.9
New Mexico	4	520,700	0.16	130,175	9.411	378.10	635	73.4
New York	36	12,392,308	3.85	344,231	8.436	363.08	632	77.8
North Carolina	23	2,727,006	0.85	118,565	9.369	363.74	605	82.4
North Dakota	1	101,250	0.03	101,250	8.250	360.00	584	75.0
Ohio	33	4,243,329	1.32	128,586	8.985	352.61	608	82.8
Oklahoma	15	1,391,098	0.43	92,740	9.510	334.88	597	80.9
Oregon	9	2,093,303	0.65	232,589	8.452	365.46	615	84.2
Pennsylvania	47	6,620,635	2.06	140,865	9.410	363.70	602	84.8
Rhode Island	3	556,981	0.17	185,660	10.694	392.47	622	82.4
South Carolina	10	2,439,447	0.76	243,945	8.975	359.78	584	80.1
South Dakota	2	337,550	0.10	168,775	9.253	360.00	528	86.3
Tennessee	37	5,225,880	1.62	141,240	8.899	357.94	595	85.6
Texas	145	19,482,356	6.05	134,361	8.836	357.89	600	83.4
Utah	15	4,189,064	1.30	279,271	8.139	367.92	623	84.1
Virginia	41	10,631,072	3.30	259,294	7.849	365.42	594	79.1
Washington	39	10,937,553	3.40	280,450	7.989	366.64	614	82.4
West Virginia	3	520,377	0.16	173,459	11.335	359.74	532	85.2
Wisconsin	16	1,988,411	0.62	124,276	10.575	383.85	582	83.0
Wyoming	12	2,394,889	0.74	199,574	8.522	383.59	588	75.4
Total/Avg./Wtd. Avg.	1,494	$322,111,969	100.00%

Loan-to-Value Ratios for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	39	$6,594,076	2.05%	$169,079	7.864%	365.56	570	43.2%
50.01 - 55.00	25	7,164,468	2.22	286,579	7.860	369.55	593	52.8
55.01 - 60.00	30	7,912,089	2.46	263,736	7.552	384.24	587	57.5
60.01 - 65.00	39	7,984,025	2.48	204,719	7.749	376.58	579	63.8
65.01 - 70.00	59	14,027,348	4.35	237,752	8.049	380.67	582	68.4
70.01 - 75.00	83	19,952,303	6.19	240,389	7.873	372.30	598	73.6
75.01 - 80.00	648	137,187,789	42.59	211,710	8.182	377.05	628	79.8
80.01 - 85.00	131	32,933,306	10.22	251,399	8.252	371.34	590	84.2
85.01 - 90.00	215	49,252,898	15.29	229,083	8.917	377.27	601	89.6
90.01 - 95.00	164	28,681,864	8.90	174,889	9.815	375.52	590	94.8
95.01 - 100.00	61	10,421,803	3.24	170,849	9.384	368.36	629	99.9
Total/Avg./Wtd. Avg.	1,494	$322,111,969	100.00%

Combined Loan-to-Value Ratios(1) for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	38	$6,096,695	1.89%	$160,439	7.954%	366.51	565	43.2%
50.01 -55.00	24	6,861,468	2.13	285,894	7.825	369.97	594	52.9
55.01 -60.00	28	6,937,595	2.15	247,771	7.632	387.72	583	57.6
60.01 -65.00	37	7,535,025	2.34	203,649	7.785	377.57	576	63.8
65.01 -70.00	59	14,027,348	4.35	237,752	8.049	380.67	582	68.4
70.01 -75.00	61	15,712,069	4.88	257,575	7.846	374.54	589	73.5
75.01 -80.00	168	40,369,671	12.53	240,296	8.274	378.97	585	78.8
80.01 -85.00	132	33,278,306	10.33	252,108	8.238	371.23	590	84.0
85.01 -90.00	217	50,235,898	15.60	231,502	8.906	376.93	602	89.1
90.01 -95.00	174	31,644,361	9.82	181,864	9.653	374.29	598	93.4
95.01 -100.00	556	109,413,534	33.97	196,787	8.240	375.24	642	81.5
Total/Avg./Wtd. Avg.	1,494	$322,111,969	100.00%
____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
5.501 - 6.000	6	$2,114,319	0.66%	$352,386	5.886%	359.67	616	62.2%
6.001 - 6.500	47	16,251,473	5.05	345,776	6.369	372.26	622	74.2
6.501 - 7.000	129	37,918,338	11.77	293,941	6.816	380.55	620	74.5
7.001 - 7.500	142	38,661,156	12.00	272,262	7.300	372.37	618	78.7
7.501 - 8.000	183	45,142,776	14.01	246,682	7.790	374.65	623	79.5
8.001 - 8.500	196	44,162,899	13.71	225,321	8.302	373.86	615	80.3
8.501 - 9.000	224	48,206,142	14.97	215,206	8.784	377.21	616	81.6
9.001 - 9.500	134	24,619,464	7.64	183,727	9.289	377.47	600	85.8
9.501 - 10.000	132	23,344,739	7.25	176,854	9.785	376.15	589	85.5
10.001 - 10.500	100	14,993,377	4.65	149,934	10.362	373.10	576	84.6
10.501 - 11.000	95	13,752,648	4.27	144,765	10.758	377.83	569	85.6
11.001 - 11.500	34	5,160,799	1.60	151,788	11.295	387.70	555	83.1
11.501 - 12.000	34	3,855,826	1.20	113,407	11.795	380.53	567	89.4
12.001 - 12.500	17	1,934,256	0.60	113,780	12.250	393.51	565	89.7
12.501 - 13.000	10	1,028,423	0.32	102,842	12.765	335.10	570	84.2
13.001 - 13.500	7	633,961	0.20	90,566	13.212	347.23	566	90.2
13.501 - 14.000	1	58,500	0.02	58,500	14.000	360.00	524	90.0
Greater than 14.000	3	272,872	0.08	90,957	14.188	358.40	544	96.8
Total/Avg./Wtd. Avg.	1,494	$322,111,969	100.00%
Types of Mortgaged Properties for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Single Family Residence	1,090	$229,198,333	71.15%	$210,274	8.404%	375.47	605	80.0%
Planned Unit Development	264	65,166,639	20.23	246,843	8.200	375.25	615	82.2
Low-Rise Condominium	80	15,918,837	4.94	198,985	9.050	380.11	626	84.1
Two Family Home	35	7,037,631	2.18	201,075	9.453	366.16	609	80.3
High-Rise Condominium	10	2,343,055	0.73	234,306	8.813	398.91	632	80.6
Manufactured Housing(1)	12	1,867,606	0.58	155,634	8.523	395.97	616	66.8
Three Family Home	3	579,867	0.18	193,289	8.258	359.71	634	71.9
Total/Avg./Wtd. Avg.	1,494	$322,111,969	100.00%
____________
(1)	Treated as real property.

Loan Purposes for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Purchase	848	$167,071,537	51.87%	$197,018	8.636%	376.12	624	84.1%
Refinance - Cash Out	593	146,263,519	45.41	246,650	8.178	375.15	592	76.6
Refinance - Rate/Term	53	8,776,913	2.72	165,602	8.371	377.35	589	78.9
Total/Avg./Wtd. Avg.	1,494	$322,111,969	100.00%

Occupancy Types for the Group 2 Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Owner Occupied	1,448	$311,716,794	96.77%	$215,274	8.390%	375.76	607	80.7%
Investment Property	40	9,363,397	2.91	234,085	9.284	373.74	645	75.2
Second Home	6	1,031,778	0.32	171,963	10.028	378.31	639	88.7
Total/Avg./Wtd. Avg.	1,494	$322,111,969	100.00%
____________
(1)	Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1 - 120	1	$13,689	(1)	$13,689	12.750%	102.00	539	45.0%
121 - 180	18	2,805,727	0.87%	155,874	8.257	179.52	595	78.8
181 - 300	15	1,392,762	0.43	92,851	9.494	269.29	583	80.6
301 - 360	1,260	268,723,220	83.43	213,272	8.412	359.31	611	80.6
Greater than 360	200	49,176,572	15.27	245,883	8.451	479.61	596	80.5
Total/Avg./Wtd. Avg.	1,494	$322,111,969	100.00%
____________
(1)	Less than 0.01%.

Loan Documentation Types for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Full Documentation	982	$191,640,288	59.49%	$195,153	8.246%	375.65	598	81.4%
Stated Income	512	130,471,681	40.51	254,828	8.678	375.79	624	79.4
Total/Avg./Wtd. Avg.	1,494	$322,111,969	100.00%

Credit Bureau Risk Scores(1) for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
781 - 800	5	$1,424,712	0.44%	$284,942	7.986%	359.01	791	80.0%
761 - 780	2	207,120	0.06	103,560	8.455	360.00	767	80.0
741 - 760	5	1,830,150	0.57	366,030	8.182	360.00	748	85.2
721 - 740	16	4,207,356	1.31	262,960	8.035	388.63	726	81.5
701 - 720	20	5,293,854	1.64	264,693	7.873	378.90	710	77.6
681 - 700	59	16,533,082	5.13	280,222	7.798	378.19	689	80.1
661 - 680	98	24,509,523	7.61	250,097	7.875	371.62	669	81.8
641 - 660	148	34,124,054	10.59	230,568	8.099	366.88	650	81.1
621 - 640	163	37,765,296	11.72	231,689	8.182	372.92	630	79.1
601 - 620	241	50,956,809	15.82	211,439	8.242	369.76	610	82.6
581 - 600	231	48,661,441	15.11	210,656	8.359	379.21	590	82.3
561 - 580	192	37,388,671	11.61	194,733	8.680	377.83	570	81.0
541 - 560	133	25,758,637	8.00	193,674	9.162	377.41	550	80.6
521 - 540	103	18,898,685	5.87	183,482	9.400	401.14	531	75.9
501 - 520	77	14,454,454	4.49	187,720	9.382	374.43	511	73.7
500 or Less	1	98,127	0.03	98,127	10.300	357.00	500	75.0
Total/Avg./Wtd. Avg.	1,494	$322,111,969	100.00%
____________
(1)
The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 2 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

Credit Grade Categories for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
A	1,252	$264,811,016	82.21%	$211,510	8.404%	374.52	616	81.6%
A-	57	17,104,412	5.31	300,077	8.043	381.28	587	78.1
B	84	19,243,545	5.97	229,090	8.679	387.47	565	73.7
C	64	14,936,402	4.64	233,381	8.536	376.13	570	75.1
C-	25	4,109,220	1.28	164,369	8.941	375.83	576	77.0
D	12	1,907,374	0.59	158,948	9.490	369.01	574	80.5
Total/Avg./Wtd. Avg.	1,494	$322,111,969	100.00%

Prepayment Penalty Periods for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	307	$71,309,493	22.14%	$232,278	9.225%	373.09	614	81.3%
12	58	18,969,732	5.89	327,064	8.537	370.02	624	80.7
13	1	449,819	0.14	449,819	10.450	359.00	510	75.0
24	556	123,493,032	38.34	222,110	8.359	380.51	615	82.8
36	61	12,230,269	3.80	200,496	8.195	368.53	616	80.8
42	1	450,000	0.14	450,000	7.875	360.00	572	90.0
60	510	95,209,624	29.56	186,686	7.898	373.66	593	76.9
Total/Avg./Wtd. Avg.	1,494	$322,111,969	100.00%

Months to Next Adjustment Date for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0 - 6	5	14	$2,866,288	1.37%	$204,735	8.585%	347.09	586	82.1%
7 - 12	10	11	1,962,319	0.94	178,393	8.132	346.08	583	85.2
13 - 18	17	25	7,270,644	3.47	290,826	8.363	352.38	632	73.7
19 - 24	24	820	184,277,228	87.90	224,728	8.754	380.36	615	83.0
25 - 31	29	6	1,444,924	0.69	240,821	8.710	353.15	594	79.4
32 - 37	35	27	5,285,652	2.52	195,765	8.545	370.51	635	84.5
38 or Greater	60	22	6,544,555	3.12	297,480	7.522	371.23	631	76.4
Total/Avg./Wtd. Avg.		925	$209,651,609	100.00%

Gross Margins for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.001 - 2.000	1	$72,200	0.03%	$72,200	12.000%	360.00	579	95.0%
2.001 - 3.000	1	565,000	0.27	565,000	7.750	356.00	683	73.9
3.001 - 4.000	1	128,073	0.06	128,073	7.875	358.00	699	95.0
4.001 - 5.000	45	10,588,280	5.05	235,295	7.272	382.74	658	81.3
5.001 - 6.000	128	30,277,183	14.44	236,540	7.732	378.78	633	78.5
6.001 - 7.000	425	93,293,205	44.50	219,513	8.477	377.04	610	82.2
7.001 - 8.000	236	57,369,326	27.36	243,090	9.396	377.92	612	83.7
8.001 - 9.000	68	14,145,559	6.75	208,023	9.791	374.04	606	86.7
9.001 - 10.000	15	2,448,342	1.17	163,223	10.810	390.47	568	90.5
10.001 - 11.000	2	120,731	0.06	60,365	11.190	358.54	583	91.8
11.001 - 12.000	3	643,710	0.31	214,570	12.304	443.36	537	91.5
Total/Avg./Wtd. Avg.	925	$209,651,609	100.00%
____________
(1)	The weighted average Gross Margin for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 6.748%.

Maximum Mortgage Rates for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
12.001 - 12.500	5	$1,444,200	0.69%	$288,840	6.344%	387.47	684	78.9%
12.501 - 13.000	11	3,173,434	1.51	288,494	6.603	384.33	652	74.3
13.001 - 13.500	27	9,112,483	4.35	337,499	6.586	375.32	639	78.5
13.501 - 14.000	70	21,824,758	10.41	311,782	7.181	381.28	632	78.6
14.001 - 14.500	88	23,800,208	11.35	270,457	7.589	376.99	634	81.2
14.501 - 15.000	110	27,632,753	13.18	251,207	8.013	373.04	623	81.7
15.001 - 15.500	110	26,062,239	12.43	236,929	8.486	385.16	622	81.5
15.501 - 16.000	128	33,114,822	15.80	258,710	8.899	376.32	626	82.4
16.001 - 16.500	87	17,402,217	8.30	200,025	9.469	369.59	603	85.8
16.501 - 17.000	81	15,174,379	7.24	187,338	9.893	381.34	597	86.5
17.001 - 17.500	58	9,337,247	4.45	160,987	10.425	381.86	575	83.9
17.501 - 18.000	69	10,725,142	5.12	155,437	10.766	374.01	572	86.6
18.001 - 18.500	24	4,056,507	1.93	169,021	11.316	382.22	552	83.4
18.501 - 19.000	27	3,313,533	1.58	122,723	11.793	385.94	567	89.7
19.001 - 19.500	13	1,693,097	0.81	130,238	12.250	399.09	566	90.3
Greater than 19.500	17	1,784,590	0.85	104,976	13.085	349.84	568	88.7
Total/Avg./Wtd. Avg.	925	$209,651,609	100.00%
____________
(1)	The weighted average Maximum Mortgage Rate for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 15.489%.

Initial Periodic Rate Caps for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	8	$2,710,766	1.29%	$338,846	8.173%	359.08	585	83.6%
1.500	701	154,988,761	73.93	221,097	8.748	378.54	613	82.8
2.000	6	1,801,469	0.86	300,245	7.439	352.51	660	84.2
3.000	206	49,017,935	23.38	237,951	8.586	378.28	623	81.3
3.500	1	365,864	0.17	365,864	8.600	358.00	601	90.0
6.000	3	766,816	0.37	255,605	8.050	356.53	686	77.8
Total/Avg./Wtd. Avg.	925	$209,651,609	100.00%
____________
(1)	The weighted average Initial Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.868%.

Subsequent Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	183	$44,713,395	21.33%	$244,335	8.678%	376.48	621	82.3%
1.500	736	163,428,452	77.95	222,050	8.705	378.50	614	82.5
2.000	6	1,509,762	0.72	251,627	7.146	353.60	667	78.6
Total/Avg./Wtd. Avg.	925	$209,651,609	100.00%
____________
(1)	The weighted average Subsequent Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.397%.

Minimum Mortgage Rates for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
2.001 - 3.000	1	$565,000	0.27%	$565,000	7.750%	356.00	683	73.9%
3.001 - 4.000	1	128,073	0.06	128,073	7.875	358.00	699	95.0
4.001 - 5.000	2	393,600	0.19	196,800	6.864	410.85	688	80.0
5.001 - 6.000	5	1,704,204	0.81	340,841	6.659	410.01	616	69.1
6.001 - 7.000	88	27,548,490	13.14	313,051	6.901	380.90	628	78.8
7.001 - 8.000	187	50,146,300	23.92	268,162	7.703	375.19	632	81.2
8.001 - 9.000	242	59,599,243	28.43	246,278	8.574	379.58	629	81.7
9.001 - 10.000	168	34,253,536	16.34	203,890	9.545	375.23	603	86.0
Greater than 10.000	231	35,313,163	16.84	152,871	10.981	377.61	570	85.6
Total/Avg./Wtd. Avg.	925	$209,651,609	100.00%
____________
(1)	The weighted average Minimum Mortgage Rate for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 8.595%.

Next Adjustment Dates for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
November 2006	1	$104,304	0.05%	$104,304	13.000%	272.00	511	67.8%
February 2007	2	358,556	0.17	179,278	7.803	352.21	684	88.7
March 2007	3	746,717	0.36	248,906	7.735	353.61	573	79.5
April 2007	7	1,111,112	0.53	158,730	9.834	341.77	580	84.2
May 2007	1	545,600	0.26	545,600	6.875	360.00	565	80.0
July 2007	2	579,828	0.28	289,914	8.754	345.00	537	81.6
August 2007	5	652,431	0.31	130,486	7.664	346.00	607	87.8
September 2007	4	730,060	0.35	182,515	8.055	347.00	598	85.7
January 2008	5	1,364,453	0.65	272,891	8.155	351.00	623	84.0
February 2008	6	2,408,533	1.15	401,422	8.368	352.00	655	74.7
March 2008	6	1,296,775	0.62	216,129	9.156	353.00	596	77.7
April 2008	8	2,200,883	1.05	275,110	8.020	353.27	633	63.8
May 2008	2	450,278	0.21	225,139	9.433	399.74	572	83.1
June 2008	4	600,200	0.29	150,050	8.336	353.48	572	82.1
July 2008	3	739,288	0.35	246,429	6.950	457.89	674	82.3
August 2008	28	4,981,831	2.38	177,923	9.114	376.73	617	85.5
September 2008	116	24,865,298	11.86	214,356	9.316	388.78	606	82.9
October 2008	638	146,405,242	69.83	229,475	8.666	379.04	616	82.9
November 2008	29	6,235,091	2.97	215,003	8.505	372.60	624	83.3
January 2009	2	432,285	0.21	216,143	9.837	351.00	549	79.6
February 2009	1	160,853	0.08	160,853	9.550	352.00	582	95.0
April 2009	2	467,785	0.22	233,893	9.297	354.00	601	73.2
May 2009	1	384,000	0.18	384,000	6.375	355.00	642	80.0
July 2009	1	98,127	0.05	98,127	10.300	357.00	500	75.0
August 2009	9	2,311,217	1.10	256,802	7.971	358.06	657	83.6
September 2009	6	1,093,726	0.52	182,288	8.653	359.00	625	90.0
October 2009	10	1,590,208	0.76	159,021	9.163	398.63	617	81.3
November 2009	1	192,375	0.09	192,375	8.830	360.00	658	95.0
June 2011	1	565,000	0.27	565,000	7.750	356.00	683	73.9
September 2011	1	275,841	0.13	275,841	8.750	359.00	656	80.0
October 2011	20	5,703,714	2.72	285,186	7.440	373.33	624	76.4
Total/Avg./Wtd. Avg.	925	$209,651,609	100.00%
____________
(1)	The weighted average Next Adjustment Date for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date is October 2008.

Interest Only Periods for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	1,209	$238,959,258	74.19%	$197,650	8.645%	381.10	599	80.5%
24	2	467,800	0.15	233,900	9.651	352.60	647	86.0
36	2	250,590	0.08	125,295	7.377	346.98	600	80.0
60	269	78,226,741	24.29	290,806	7.814	360.32	637	81.0
120	12	4,207,580	1.31	350,632	6.901	359.73	646	74.9
Total/Avg./Wtd. Avg.	1,494	$322,111,969	100.00%

THE MORTGAGE LOANS

Mortgage Loan Programs for the Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
30-Year 6-month LIBOR	19	$5,158,434	0.77%	$271,497	8.021%	359.42	568	81.5%
15-Year CMT 1 Year	1	13,689	(1)	13,689	12.750	102.00	539	45.0
2/28 6-month LIBOR	1,358	232,781,612	34.69	171,415	8.903	359.17	595	81.2
2/38 6-month LIBOR	371	85,415,046	12.73	230,229	8.583	479.77	583	79.1
2/28-month LIBOR - 24 month Interest Only	7	1,410,546	0.21	201,507	8.009	352.35	615	79.5
2/28 6-month LIBOR - 60-month Interest Only	446	109,011,155	16.25	244,420	7.957	359.65	630	81.7
2/38 6-month LIBOR - 60-month Interest Only	1	464,000	0.07	464,000	7.800	480.00	701	80.0
3/27 6-month LIBOR	119	15,792,563	2.35	132,711	8.782	352.37	601	82.6
3/37 6-month LIBOR	12	2,922,462	0.44	243,539	8.028	480.00	599	80.7
3/27 6-month LIBOR - 120-month Interest Only	4	999,120	0.15	249,780	7.780	358.00	712	80.0
3/27 6-month LIBOR - 36-month Interest Only	5	788,167	0.12	157,633	7.246	349.35	589	77.4
3/27 6-month LIBOR - 60-month Interest Only	23	5,502,442	0.82	239,237	7.663	358.50	632	80.5
3/27 6-month LIBOR - 40/30 Balloon	2	284,410	0.04	142,205	7.888	358.00	761	80.0
5/25 6-month LIBOR	19	3,034,658	0.45	159,719	8.660	359.72	598	77.9
5/35 6-month LIBOR	10	2,247,937	0.33	224,794	8.095	479.90	592	72.7
5/25 6-month LIBOR - 120-month Interest Only	15	4,657,736	0.69	310,516	6.879	360.00	634	72.6
5/25 6-month LIBOR - 60-month Interest Only	2	949,000	0.14	474,500	8.003	357.62	658	76.3
15-Year Fixed	27	3,538,016	0.53	131,038	8.583	179.50	594	76.2
15-Year Fixed - Credit Comeback	7	701,600	0.10	100,229	9.345	180.00	551	76.0
20-Year Fixed	5	913,000	0.14	182,600	7.284	240.00	603	81.6
25-Year Fixed	7	752,266	0.11	107,467	9.521	300.00	557	80.5
30-Year Fixed	728	125,626,277	18.72	172,564	8.253	359.62	589	76.0
30-Year Fixed - Credit Comeback	119	18,708,226	2.79	157,212	9.007	359.72	576	77.0
40-Year Fixed	121	25,468,877	3.80	210,487	8.042	479.52	585	75.6
40-Year Fixed - Credit Comeback	11	1,588,795	0.24	144,436	9.186	479.76	557	76.8
30-Year Fixed - 60-month Interest Only	74	22,013,259	3.28	297,476	7.132	359.92	628	77.8
40/30-Year Fixed Balloon	1	294,400	0.04	294,400	7.440	360.00	624	80.0
Total/Avg./Wtd. Avg.	3,514	$671,037,693	100.00%
____________
(1)	Less than 0.01%.

Original Terms to Stated Maturity for the Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
ARM 180	1	$13,689	(1)	$13,689	12.750%	102.00	539	45.0%
ARM 360	2,019	380,369,843	56.68%	188,395	8.558	358.98	607	81.3
ARM 480	394	91,049,445	13.57	231,090	8.549	479.78	584	79.0
Fixed 180	34	4,239,616	0.63	124,695	8.709	179.59	587	76.1
Fixed 240	5	913,000	0.14	182,600	7.284	240.00	603	81.6
Fixed 300	7	752,266	0.11	107,467	9.521	300.00	557	80.5
Fixed 360	922	166,642,162	24.83	180,740	8.188	359.67	593	76.4
Fixed 480	132	27,057,672	4.03	204,982	8.109	479.54	583	75.6
Total/Avg./Wtd. Avg.	3,514	$671,037,693	100.00%
____________
(1)	Less than 0.01%.

Mortgage Loan Principal Balances for the Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
$0.01 - $25,000.00	2	$38,689	0.01%	$19,344	11.215%	268.71	589	36.4%
$25,000.01 - $50,000.00	36	1,687,501	0.25	46,875	10.819	330.19	582	71.2
$50,000.01 - $75,000.00	327	20,741,860	3.09	63,431	10.148	359.08	592	83.2
$75,000.01 - $100,000.00	414	36,471,456	5.44	88,095	9.206	367.85	592	80.8
$100,000.01 - $150,000.00	849	105,147,078	15.67	123,848	8.874	370.65	593	80.2
$150,000.01 - $200,000.00	626	108,511,591	16.17	173,341	8.608	379.81	596	79.3
$200,000.01 - $250,000.00	424	95,075,892	14.17	224,236	8.318	383.36	601	79.0
$250,000.01 - $300,000.00	282	77,638,719	11.57	275,315	8.201	380.12	593	78.1
$300,000.01 - $350,000.00	222	72,020,388	10.73	324,416	8.128	386.48	600	79.5
$350,000.01 - $400,000.00	118	44,381,549	6.61	376,115	8.154	387.25	601	81.2
$400,000.01 - $450,000.00	72	30,759,755	4.58	427,219	7.829	397.95	602	78.2
$450,000.01 - $500,000.00	69	33,118,935	4.94	479,985	8.043	384.68	611	81.0
$500,000.01 - $550,000.00	19	9,978,088	1.49	525,163	7.531	371.88	642	76.1
$550,000.01 - $600,000.00	22	12,789,041	1.91	581,320	7.515	359.69	623	79.5
$600,000.01 - $650,000.00	11	6,808,782	1.01	618,980	7.721	381.36	595	78.2
$650,000.01 - $700,000.00	9	6,069,867	0.90	674,430	8.248	372.79	618	82.5
$700,000.01 - $750,000.00	3	2,189,668	0.33	729,889	8.796	399.12	617	70.0
$750,000.01 - $800,000.00	5	3,904,028	0.58	780,806	7.524	358.43	623	75.1
$800,000.01 - $850,000.00	1	850,000	0.13	850,000	8.875	360.00	634	54.8
$850,000.01 - $900,000.00	1	880,000	0.13	880,000	8.700	360.00	647	80.0
Greater than $900,000.00	2	1,974,807	0.29	987,403	8.318	355.54	652	73.9
Total/Avg./Wtd. Avg.	3,514	$671,037,693	100.00%

State Distribution of the Mortgaged Properties for the Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Alabama	96	$11,589,615	1.73%	$120,725	9.031%	359.75	591	84.4%
Alaska	10	1,598,000	0.24	159,800	8.819	384.78	580	84.0
Arizona	139	26,061,410	3.88	187,492	8.394	386.55	604	79.1
Arkansas	18	1,995,708	0.30	110,873	9.546	374.96	592	87.1
California	422	132,651,285	19.77	314,340	7.690	393.12	602	75.2
Colorado	45	8,011,180	1.19	178,026	8.610	376.70	603	84.3
Connecticut	51	11,055,843	1.65	216,781	8.688	377.64	597	80.4
Delaware	13	2,665,853	0.40	205,066	7.844	372.81	594	82.3
District of Columbia	14	3,926,126	0.59	280,438	8.537	400.81	585	73.1
Florida	466	86,547,755	12.90	185,725	8.488	381.59	598	78.1
Georgia	132	19,895,425	2.96	150,723	9.204	370.18	596	83.8
Hawaii	15	5,361,688	0.80	357,446	7.824	405.97	625	72.6
Idaho	26	3,640,892	0.54	140,034	8.379	371.28	589	79.5
Illinois	141	26,886,342	4.01	190,683	8.963	383.62	607	83.2
Indiana	41	3,784,616	0.56	92,308	9.456	359.25	601	85.6
Iowa	22	3,192,678	0.48	145,122	9.587	365.32	598	81.3
Kansas	13	1,398,787	0.21	107,599	9.273	370.65	589	78.7
Kentucky	14	1,510,180	0.23	107,870	9.154	357.52	597	86.3
Louisiana	65	7,498,809	1.12	115,366	8.557	352.01	596	86.0
Maine	13	1,806,356	0.27	138,950	8.376	391.76	578	77.6
Maryland	102	24,364,511	3.63	238,868	8.350	387.82	596	78.4
Massachusetts	76	19,029,785	2.84	250,392	8.273	385.71	588	75.8
Michigan	93	10,545,262	1.57	113,390	9.320	371.10	593	86.3
Minnesota	37	6,167,959	0.92	166,702	8.616	376.52	611	81.3
Mississippi	49	5,135,356	0.77	104,803	8.997	352.80	597	87.4
Missouri	76	9,814,957	1.46	129,144	9.065	369.38	600	83.8
Montana	7	977,996	0.15	139,714	8.764	359.95	613	80.0
Nebraska	2	254,125	0.04	127,063	9.308	360.00	595	87.8
Nevada	61	14,872,305	2.22	243,808	7.974	379.87	618	81.0
New Hampshire	20	3,872,767	0.58	193,638	8.064	382.24	575	81.0
New Jersey	91	23,335,236	3.48	256,431	8.864	379.73	599	79.5
New Mexico	18	2,560,932	0.38	142,274	9.106	394.03	602	77.8
New York	112	30,908,434	4.61	275,968	8.074	369.75	608	75.8
North Carolina	72	9,374,699	1.40	130,204	9.149	372.28	591	82.2
North Dakota	2	206,770	0.03	103,385	8.071	360.00	595	77.6
Ohio	72	8,117,189	1.21	112,739	9.028	362.09	603	83.3
Oklahoma	32	2,758,776	0.41	86,212	9.847	351.65	594	83.3
Oregon	42	8,947,232	1.33	213,029	8.574	388.39	600	81.4
Pennsylvania	101	14,096,503	2.10	139,569	9.147	368.21	595	84.0
Rhode Island	7	1,345,681	0.20	192,240	10.145	373.44	581	81.1
South Carolina	34	5,652,641	0.84	166,254	9.057	354.74	580	80.7
South Dakota	4	467,318	0.07	116,830	9.398	359.86	546	80.4
Tennessee	84	10,884,526	1.62	129,578	8.837	362.18	593	84.3
Texas	271	33,888,345	5.05	125,049	8.932	355.54	592	81.7
Utah	38	8,092,755	1.21	212,967	8.142	375.57	619	81.8
Vermont	3	442,579	0.07	147,526	7.756	357.13	621	79.1
Virginia	92	20,614,641	3.07	224,072	8.142	380.97	589	78.7
Washington	92	23,751,313	3.54	258,166	8.036	374.88	606	82.3
West Virginia	17	2,203,317	0.33	129,607	9.956	354.76	568	84.5
Wisconsin	37	4,647,423	0.69	125,606	10.047	385.00	577	84.7
Wyoming	14	2,627,809	0.39	187,701	8.478	381.50	595	76.2
Total/Avg./Wtd. Avg.	3,514	$671,037,693	100.00%

Loan-to-Value Ratios for the Mortgage Loans
in the Statistical Calculation Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	109	$17,054,208	2.54%	$156,461	8.045%	375.08	575	42.1%
50.01 - 55.00	76	17,316,171	2.58	227,844	7.823	380.38	590	52.8
55.01 - 60.00	100	20,360,735	3.03	203,607	7.975	387.08	575	57.7
60.01 - 65.00	117	23,988,001	3.57	205,026	8.037	389.26	576	63.5
65.01 - 70.00	187	38,914,770	5.80	208,100	8.128	387.16	579	68.5
70.01 - 75.00	305	64,275,139	9.58	210,738	8.210	379.38	577	73.8
75.01 - 80.00	1,226	227,674,915	33.93	185,705	8.257	376.95	618	79.6
80.01 - 85.00	372	78,702,721	11.73	211,566	8.342	379.80	585	84.2
85.01 - 90.00	544	109,564,378	16.33	201,405	8.756	380.94	602	89.5
90.01 - 95.00	335	54,321,624	8.10	162,154	9.550	374.29	596	94.8
95.01 - 100.00	143	18,865,030	2.81	131,923	9.639	366.43	628	99.9
Total/Avg./Wtd. Avg.	3,514	$671,037,693	100.00%

Combined Loan-to-Value Ratios(1) for the Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	109	$16,556,828	2.47%	$153,304	8.084%	375.72	574	42.1%
50.01 -55.00	74	16,916,171	2.52	228,597	7.797	381.89	591	52.8
55.01 -60.00	98	19,386,241	2.89	197,819	8.025	388.46	573	57.8
60.01 -65.00	114	23,413,294	3.49	205,380	8.054	389.99	574	63.5
65.01 -70.00	185	38,599,972	5.75	208,648	8.128	386.89	578	68.5
70.01 -75.00	260	56,440,698	8.41	217,080	8.250	381.89	571	73.7
75.01 -80.00	461	91,545,648	13.64	198,581	8.379	379.30	583	78.9
80.01 -85.00	374	79,144,721	11.79	211,617	8.338	379.47	586	84.1
85.01 -90.00	548	111,080,376	16.55	202,701	8.746	380.65	602	89.2
90.01 -95.00	356	58,780,872	8.76	165,115	9.443	373.84	601	93.6
95.01 -100.00	936	159,172,872	23.72	170,056	8.328	373.83	638	82.0
Total/Avg./Wtd. Avg.	3,514	$671,037,693	100.00%
____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
5.001 - 5.500	1	$113,381	0.02%	$113,381	5.500%	346.00	631	80.0%
5.501 - 6.000	12	3,683,894	0.55	306,991	5.898	359.37	632	64.5
6.001 - 6.500	76	24,322,031	3.62	320,027	6.375	373.79	616	72.6
6.501 - 7.000	249	65,945,742	9.83	264,842	6.828	380.13	616	74.5
7.001 - 7.500	333	80,431,584	11.99	241,536	7.320	378.03	611	77.1
7.501 - 8.000	469	103,064,269	15.36	219,753	7.806	379.00	612	78.2
8.001 - 8.500	489	96,834,094	14.43	198,025	8.307	381.21	605	79.3
8.501 - 9.000	571	105,531,568	15.73	184,819	8.793	381.59	599	80.4
9.001 - 9.500	372	60,655,726	9.04	163,053	9.296	379.03	584	82.7
9.501 - 10.000	394	63,337,321	9.44	160,755	9.789	378.20	576	82.9
10.001 - 10.500	199	27,587,331	4.11	138,630	10.309	377.76	572	83.6
10.501 - 11.000	158	19,596,341	2.92	124,027	10.769	373.37	569	86.1
11.001 - 11.500	74	8,631,589	1.29	116,643	11.296	381.13	556	84.4
11.501 - 12.000	56	5,734,202	0.85	102,396	11.781	375.87	563	88.5
12.001 - 12.500	32	3,109,010	0.46	97,157	12.267	384.99	568	90.0
12.501 - 13.000	13	1,206,730	0.18	92,825	12.764	338.05	567	86.3
13.001 - 13.500	7	633,961	0.09	90,566	13.212	347.23	566	90.2
13.501 - 14.000	5	297,596	0.04	59,519	13.863	359.39	573	97.2
Greater than 14.000	4	321,322	0.05	80,331	14.280	358.64	546	96.5
Total/Avg./Wtd. Avg.	3,514	$671,037,693	100.00%

Types of Mortgaged Properties for the Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Single Family Residence	2,710	$497,990,197	74.21%	$183,760	8.459%	379.02	596	79.4%
Planned Unit Development	494	109,991,343	16.39	222,655	8.278	376.53	606	80.7
Low-Rise Condominium	171	30,672,893	4.57	179,374	8.753	380.00	617	81.7
Two Family Home	100	23,528,603	3.51	235,286	8.663	382.85	600	76.2
Three Family Home	13	3,693,659	0.55	284,128	7.920	394.58	624	68.0
High-Rise Condominium	13	2,873,514	0.43	221,040	8.569	391.65	633	82.7
Manufactured Housing (1)	12	1,867,606	0.28	155,634	8.523	395.97	616	66.8
Four Family Home	1	419,878	0.06	419,878	7.950	479.00	599	56.0
Total/Avg./Wtd. Avg.	3,514	$671,037,693	100.00%
____________
(1)	Treated as real property.

Loan Purposes for the Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Refinance - Cash Out	1,997	$415,815,710	61.97%	$208,220	8.320%	380.44	586	76.9%
Purchase	1,347	224,053,514	33.39	166,335	8.716	375.14	623	84.2
Refinance - Rate/Term	170	31,168,469	4.64	183,344	8.207	388.37	600	80.2
Total/Avg./Wtd. Avg.	3,514	$671,037,693	100.00%

Occupancy Types for the Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Owner Occupied	3,345	$642,384,880	95.73%	$192,043	8.427%	379.40	597	79.5%
Investment Property	143	23,952,973	3.57	167,503	8.844	372.24	640	78.8
Second Home	26	4,699,841	0.70	180,763	9.185	363.63	639	83.7
Total/Avg./Wtd. Avg.	3,514	$671,037,693	100.00%
____________
(1)	Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1 - 120	1	$13,689	(1)	$13,689	12.750%	102.00	539	45.0%
121 - 180	34	4,239,616	0.63%	124,695	8.709	179.59	587	76.1
181 - 300	24	2,353,372	0.35	98,057	9.422	271.81	587	80.5
301 - 360	2,929	546,323,899	81.41	186,522	8.441	359.29	603	79.8
Greater than 360	526	118,107,118	17.60	224,538	8.448	479.73	584	78.3
Total/Avg./Wtd. Avg.	3,514	$671,037,693	100.00%
____________
(1)	Less than 0.01%.

Loan Documentation Types for the Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Full Documentation	2,435	$425,011,034	63.34%	$174,543	8.328%	377.99	591	80.7%
Stated Income	1,079	246,026,659	36.66	228,014	8.652	380.84	613	77.4
Total/Avg./Wtd. Avg.	3,514	$671,037,693	100.00%

Credit Bureau Risk Scores(1) for the Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
801 - 820	1	$540,000	0.08%	$540,000	7.250%	360.00	811	56.0%
781 - 800	7	1,756,614	0.26	250,945	8.012	358.99	790	80.0
761 - 780	6	735,979	0.11	122,663	8.337	401.40	768	85.9
741 - 760	13	3,352,472	0.50	257,882	7.881	359.45	750	79.0
721 - 740	24	5,612,879	0.84	233,870	7.896	381.29	727	81.9
701 - 720	38	8,619,622	1.28	226,832	7.843	385.23	710	79.4
681 - 700	93	22,519,413	3.36	242,144	7.858	376.11	689	80.5
661 - 680	180	38,457,765	5.73	213,654	7.869	373.63	669	81.7
641 - 660	295	60,010,167	8.94	203,424	8.068	370.81	650	80.5
621 - 640	358	71,910,978	10.72	200,869	8.203	371.84	630	80.1
601 - 620	583	105,911,438	15.78	181,666	8.286	372.25	610	81.8
581 - 600	545	103,328,930	15.40	189,594	8.339	377.01	590	81.3
561 - 580	491	88,352,478	13.17	179,944	8.607	382.09	570	80.0
541 - 560	378	68,960,061	10.28	182,434	8.986	389.43	550	78.1
521 - 540	293	52,608,440	7.84	179,551	9.066	397.60	530	73.9
501 - 520	203	37,581,786	5.60	185,132	9.257	386.35	511	71.7
500 or Less	6	778,670	0.12	129,778	10.279	384.78	500	74.0
Total/Avg./Wtd. Avg.	3,514	$671,037,693	100.00%
____________
(1)
The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

Credit Grade Categories for the Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
A	2,845	$535,851,971	79.85%	$188,349	8.409%	378.10	607	80.7%
A-	162	36,562,318	5.45	225,693	8.339	380.89	577	77.6
B	252	50,724,245	7.56	201,287	8.614	388.39	565	73.6
C	169	34,406,316	5.13	203,588	8.634	381.23	568	72.5
C-	61	9,142,381	1.36	149,875	9.110	372.89	572	77.4
D	25	4,350,462	0.65	174,018	9.217	365.96	562	70.8
Total/Avg./Wtd. Avg.	3,514	$671,037,693	100.00%

Prepayment Penalty Periods for the Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	993	$186,413,374	27.78%	$187,727	8.949%	375.58	597	79.9%
12	146	38,559,809	5.75	264,108	8.340	371.06	609	79.0
13	1	449,819	0.07	449,819	10.450	359.00	510	75.0
24	1,516	290,833,320	43.34	191,843	8.367	384.08	601	80.5
30	2	459,435	0.07	229,718	7.800	428.69	550	72.1
36	345	58,662,312	8.74	170,036	8.207	378.91	599	77.6
42	1	450,000	0.07	450,000	7.875	360.00	572	90.0
60	510	95,209,624	14.19	186,686	7.898	373.66	593	76.9
Total/Avg./Wtd. Avg.	3,514	$671,037,693	100.00%

Months to Next Adjustment Date for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0 - 6	5	32	$5,860,228	1.24%	$183,132	8.517%	349.87	572	81.1%
7 - 12	10	29	3,699,476	0.78	127,568	8.244	345.94	591	86.3
13 - 18	17	67	14,107,057	2.99	210,553	8.310	352.49	608	75.9
19 - 24	24	2,124	415,877,540	88.22	195,799	8.602	384.42	602	81.1
25 - 31	28	25	4,098,933	0.87	163,957	8.249	352.40	602	75.7
32 - 37	35	91	16,900,411	3.58	185,719	8.317	380.07	622	81.6
38 or Greater	60	46	10,889,331	2.31	236,725	7.724	384.47	617	74.4
Total/Avg./Wtd. Avg.		2,414	$471,432,977	100.00%

Gross Margins for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)
Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.001 - 2.000	1	$72,200	0.02%	$72,200	12.000%	360.00	579	95.0%
2.001 - 3.000	3	1,230,250	0.26	410,083	7.481	401.69	644	78.7
3.001 - 4.000	10	1,861,358	0.39	186,136	7.703	366.43	679	79.8
4.001 - 5.000	98	22,037,678	4.67	224,874	7.495	382.80	636	80.1
5.001 - 6.000	396	80,211,348	17.01	202,554	7.842	381.45	613	77.7
6.001 - 7.000	1,137	222,700,807	47.24	195,867	8.374	383.48	599	80.4
7.001 - 8.000	580	113,521,236	24.08	195,726	9.311	382.08	596	82.4
8.001 - 9.000	141	24,283,716	5.15	172,225	9.578	375.54	598	86.0
9.001 - 10.000	30	3,874,504	0.82	129,150	10.532	377.10	573	90.0
10.001 - 11.000	9	637,688	0.14	70,854	11.324	355.24	587	95.6
11.001 - 12.000	7	903,223	0.19	129,032	12.286	418.76	555	93.6
12.001 - 13.000	2	98,971	0.02	49,485	14.381	359.49	557	95.0
Total/Avg./Wtd. Avg.	2,414	$471,432,977	100.00%
____________
(1)	The weighted average Gross Margin for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 6.660%.

Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
9.001 - 10.000	1	$250,000	0.05%	$250,000	7.700%	480.00	624	63.3%
11.501 - 12.000	1	348,000	0.07	348,000	6.000	360.00	703	69.6
12.000 - 12.500	8	2,335,416	0.50	291,927	6.326	375.33	660	74.4
12.501 - 13.000	30	7,614,471	1.62	253,816	6.610	374.42	648	73.2
13.001 - 13.500	68	18,229,729	3.87	268,084	6.712	374.97	628	76.7
13.501 - 14.000	187	48,776,064	10.35	260,835	7.175	382.71	615	77.4
14.001 - 14.500	255	58,368,183	12.38	228,895	7.622	386.99	614	79.4
14.501 - 15.000	356	75,504,226	16.02	212,091	8.057	382.05	607	79.5
15.001 - 15.500	316	62,027,049	13.16	196,288	8.481	386.46	604	80.2
15.501 - 16.000	383	76,409,783	16.21	199,503	8.983	382.09	602	81.5
16.001 - 16.500	241	40,843,689	8.66	169,476	9.411	379.24	586	83.7
16.501 - 17.000	236	37,860,331	8.03	160,425	9.820	380.91	583	84.5
17.001 - 17.500	118	16,064,358	3.41	136,139	10.342	385.81	574	83.5
17.501 - 18.000	94	13,187,528	2.80	140,293	10.780	372.01	576	87.8
18.001 - 18.500	40	5,186,143	1.10	129,654	11.317	378.26	561	86.3
18.501 - 19.000	36	4,099,896	0.87	113,886	11.785	383.92	566	90.8
19.001 - 19.500	20	2,131,779	0.45	106,589	12.259	390.71	572	91.8
Greater than 19.500	24	2,196,332	0.47	91,514	13.186	351.31	568	90.6
Total/Avg./Wtd. Avg.	2,414	$471,432,977	100.00%
____________
(1)	The weighted average Maximum Mortgage Rate for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 15.335%.

Initial Periodic Rate Caps for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	25	$6,060,082	1.29%	$242,403	8.130%	367.94	574	81.3%
1.500	1,781	340,443,286	72.21	191,153	8.564	381.80	601	81.6
2.000	10	2,794,298	0.59	279,430	7.593	354.86	658	80.9
3.000	585	119,337,365	25.31	203,995	8.584	385.69	604	78.7
3.500	1	365,864	0.08	365,864	8.600	358.00	601	90.0
4.000	2	316,711	0.07	158,355	8.782	359.26	550	74.4
6.000	10	2,115,371	0.45	211,537	8.194	357.94	692	78.0
Total/Avg./Wtd. Avg.	2,414	$471,432,977	100.00%
____________
(1)	The weighted average Initial Periodic Rate Cap for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.900%.

Subsequent Periodic Rate Caps for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0.500	1	$108,800	0.02%	$108,800	9.150%	480.00	585	80.0%
1.000	531	110,086,820	23.35	207,320	8.617	384.36	602	79.1
1.500	1,867	357,979,629	75.93	191,741	8.546	381.88	602	81.4
2.000	13	2,941,017	0.62	226,232	7.426	355.94	690	76.5
2.500	2	316,711	0.07	158,355	8.782	359.26	550	74.4
Total/Avg./Wtd. Avg.	2,414	$471,432,977	100.00%
____________
(1)	The weighted average Subsequent Periodic Rate Cap for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.387%.

Minimum Mortgage Rates for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
2.001 - 3.000	1	$565,000	0.12%	$565,000	7.750%	356.00	683	73.9%
3.001 - 4.000	6	976,628	0.21	162,771	8.103	358.00	729	81.8
4.001 - 5.000	4	723,095	0.15	180,774	6.807	385.61	714	68.5
5.001 - 6.000	19	5,021,381	1.07	264,283	6.813	389.93	627	72.6
6.001 - 7.000	217	57,975,362	12.30	267,168	6.955	383.01	615	76.9
7.001 - 8.000	545	124,036,448	26.31	227,590	7.701	381.69	614	79.4
8.001 - 9.000	708	140,891,115	29.89	198,999	8.573	385.02	608	80.5
9.001 - 10.000	545	91,882,644	19.49	168,592	9.560	380.35	584	83.4
Greater than 10.000	369	49,361,305	10.47	133,770	10.890	378.85	572	86.2
Total/Avg./Wtd. Avg.	2,414	$471,432,977	100.00%
____________
(1)	The weighted average Minimum Mortgage Rate for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 8.465%.

Next Adjustment Dates for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
November 2006	1	$104,304	0.02%	$104,304	13.000%	272.00	511	67.8%
December 2006	3	203,785	0.04	67,928	11.559	284.17	637	85.8
February 2007	3	533,320	0.11	177,773	7.867	354.11	633	74.1
March 2007	4	838,230	0.18	209,558	7.804	353.54	573	80.4
April 2007	20	3,634,989	0.77	181,749	8.724	352.80	561	82.5
May 2007	1	545,600	0.12	545,600	6.875	360.00	565	80.0
June 2007	2	121,411	0.03	60,705	9.557	345.00	561	87.0
July 2007	9	1,394,987	0.30	154,999	8.756	345.00	570	86.5
August 2007	9	985,822	0.21	109,536	7.778	346.00	600	87.6
September 2007	8	1,113,807	0.24	139,226	7.799	347.00	610	86.1
October 2007	1	83,449	0.02	83,449	9.200	348.00	633	70.0
December 2007	2	225,645	0.05	112,823	8.939	350.00	548	85.0
January 2008	7	1,537,033	0.33	219,576	8.228	351.00	621	84.1
February 2008	23	5,206,671	1.10	226,377	8.264	352.00	611	76.1
March 2008	20	3,773,423	0.80	188,671	8.389	353.00	597	79.7
April 2008	15	3,364,285	0.71	224,286	8.286	353.52	613	66.9
May 2008	2	450,278	0.10	225,139	9.433	399.74	572	83.1
June 2008	12	2,311,218	0.49	192,601	7.746	363.68	581	79.9
July 2008	20	2,906,019	0.62	145,301	7.955	402.99	609	79.4
August 2008	66	10,233,125	2.17	155,047	9.022	374.23	600	83.5
September 2008	291	53,016,241	11.25	182,186	9.072	387.86	598	80.3
October 2008	1,650	330,630,781	70.13	200,382	8.522	384.20	603	81.2
November 2008	83	16,329,878	3.46	196,746	8.645	383.34	598	82.4
December 2008	1	71,550	0.02	71,550	8.500	350.00	590	80.0
January 2009	8	1,255,007	0.27	156,876	8.617	351.00	586	75.8
February 2009	10	1,494,904	0.32	149,490	8.197	352.00	591	77.7
March 2009	1	64,360	0.01	64,360	9.250	353.00	592	95.0
April 2009	3	649,916	0.14	216,639	9.088	354.00	597	75.0
May 2009	2	563,197	0.12	281,599	6.455	355.00	676	67.9
June 2009	1	189,777	0.04	189,777	7.950	356.00	537	74.5
July 2009	2	192,907	0.04	96,454	9.023	357.00	584	84.8
August 2009	14	3,159,771	0.67	225,698	8.016	358.04	677	82.6
September 2009	24	4,257,148	0.90	177,381	8.535	359.06	628	83.0
October 2009	46	8,188,933	1.74	178,020	8.400	402.83	600	80.7
November 2009	4	911,875	0.19	227,969	7.530	360.00	620	81.5
May 2011	1	99,606	0.02	99,606	7.250	355.00	626	64.1
June 2011	1	565,000	0.12	565,000	7.750	356.00	683	73.9
September 2011	3	572,755	0.12	190,918	8.821	406.13	601	72.4
October 2011	41	9,651,970	2.05	235,414	7.663	385.15	614	74.7
Total/Avg./Wtd. Avg.	2,414	$471,432,977	100.00%
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(1)	The weighted average Next Adjustment Date for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date is October 2008.

Interest Only Periods for the Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	2,937	$525,242,269	78.27%	$178,836	8.632%	384.35	590	79.2%
24	7	1,410,546	0.21	201,507	8.009	352.35	615	79.5
36	5	788,167	0.12	157,633	7.246	349.35	589	77.4
60	546	137,939,856	20.56	252,637	7.814	360.04	631	81.0
120	19	5,656,856	0.84	297,729	7.038	359.65	647	73.9
Total/Avg./Wtd. Avg.	3,514	$671,037,693	100.00%